   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                       REGISTRATION NO. 333-8134
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ZINDART LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            HONG KONG                       3944                     NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         INDUSTRIAL              IDENTIFICATION NUMBER)
                                     CLASSIFICATION CODE
                                           NUMBER)

               FLAT C&D, 25/F BLOCK 1, TAI PING INDUSTRIAL CENTRE
                   57 TING KOK ROAD, TAI PO, N.T., HONG KONG
                           GENERAL: 011-852-2665-6992
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             CT CORPORATION SYSTEM
                    1633 BROADWAY, NEW YORK, NEW YORK 10019
                                 (212) 246-5070
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

              GREGORY C. SMITH, ESQ.                              AUGUST J. MORETTI, ESQ.
              JODIE M. BOURDET, ESQ.                               TIMOTHY G. HOXIE, ESQ.
               JOHN S. WILLS, ESQ.                                    SIMON LUK, ESQ.
                COOLEY GODWARD LLP                                 MAJDA BARAZZUTTI, ESQ.
                ONE MARITIME PLAZA                            HELLER EHRMAN WHITE & MCAULIFFE
                    20TH FLOOR                                     525 UNIVERSITY AVENUE
             SAN FRANCISCO, CA 94111                                PALO ALTO, CA 94301
                  (415) 693-2000                                       (650) 324-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998
                      3,000,000 AMERICAN DEPOSITARY SHARES

                     REPRESENTING 3,000,000 ORDINARY SHARES

                                      LOGO

     Of the 3,000,000 American Depositary Shares ("ADSs") offered hereby, 1,000,000 ADSs are being sold by Zindart Limited (the "Company") and 2,000,000 are being sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of ADSs by the Selling Shareholders. Each ADS offered hereby represents one Ordinary Share, par value $0.065 per share (a "Share"), of the Company. The ADSs are evidenced by American Depositary Receipts ("ADRs"), and are initially being offered hereby for sale by Van Kasper & Company and Gerard Klauer Mattison & Co., Inc. (the "Representatives") and the several underwriters named herein (together with the Representatives, the "Underwriters") (the "Offering"). The ADSs are quoted on the Nasdaq National Market under the symbol ZNDTY. On February 12, 1998, the last reported sale price of the ADSs was $14.25 per ADS. See "Price Range of ADSs" and "Principal and Selling Shareholders."

     Upon completion of the Offering, funds under the management of the ChinaVest IV Funds Group ("ChinaVest") will own or control 28.5% of the Company's Shares. Two directors of the Company are partners of ChinaVest, and may be deemed to beneficially own such Shares. See "Principal and Selling Shareholders."

           THE ADSS OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE
            "RISK FACTORS," COMMENCING ON PAGE 9 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

=================================================================================================
                                              UNDERWRITING
                                                DISCOUNTS                          PROCEEDS TO
                              PRICE TO             AND           PROCEEDS TO         SELLING
                               PUBLIC        COMMISSIONS(1)      COMPANY(2)       SHAREHOLDERS
-------------------------------------------------------------------------------------------------
Per ADS..................         $                 $                 $                 $
-------------------------------------------------------------------------------------------------
Total(3).................         $                 $                 $                 $
=================================================================================================

(1) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities. See "Underwriting."

(2) Before deducting expenses payable by the Company, estimated at $1,226,000.

(3) The Company and the Selling Shareholders have granted to the Underwriters 30-day options to purchase up to a total of 450,000 additional ADSs representing 450,000 additional Shares on the same terms as set forth above, solely for the purpose of covering over-allotments, if any (the "Over-allotment Option"). If the Over-allotment Option is exercised in full, the Price to Public, Underwriting Discounts and Commissions, Proceeds to
    Company and Proceeds to Selling Shareholders will be $          ,
    $          , $          and $          , respectively. See "Principal and
    Selling Shareholders" and "Underwriting."

     The ADSs offered by the several Underwriters named herein are subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the ADSs will be made against payment therefor at the office of Van Kasper & Company, San Francisco,
California on or about             , 1998.

VAN KASPER & COMPANY
                                              GERARD KLAUER MATTISON & CO., INC.
                                          , 1998

                            REPORTS TO SHAREHOLDERS

     The Company is subject to certain periodic reporting and informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). As a foreign private issuer, the Company is exempt from the rules and regulations under the Exchange Act requiring the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company is not required to publish financial statements as frequently, as promptly or containing the same information as United States ("U.S.") companies. The Company intends to provide its securities holders with annual reports in English containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law. The Company intends to publish its consolidated financial statements in U.S. Dollars prepared in conformity with generally accepted accounting principles in the U.S. ("U.S. GAAP"). The Company intends to make publicly available certain summary financial information with respect to the results of operations of the Company for each quarter of each fiscal year. The Company has agreed to provide the Depositary referred to under "Description of American Depositary Receipts" with annual reports of the Company, including a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP. Upon receipt thereof, the Depositary will promptly mail such reports to all holders of ADSs. The Depositary will also mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a shareholders' meeting received by the Depositary and make available to all holders of ADSs such notices and all other reports and other communications received by the Depositary from the Company.
                            ------------------------

     THIS PROSPECTUS DOES NOT COMPRISE AN OFFER TO SELL SHARES OR ADSs, DIRECTLY OR INDIRECTLY, TO ANY MEMBER OF THE PUBLIC IN HONG KONG, OR ANY SECTION OF THE PUBLIC IN HONG KONG. THIS PROSPECTUS HAS NOT BEEN APPROVED BY OR REGISTERED WITH ANY REGULATORY AUTHORITY IN HONG KONG. NO SHARES OF THE COMPANY ARE TRADED ON ANY STOCK EXCHANGE AND THERE IS NO INTENTION TO LIST SHARES OR ADSs ON ANY STOCK EXCHANGE OTHER THAN THE LISTING OF ADSs AS CONTEMPLATED IN THIS PROSPECTUS.
                            ------------------------

     THE ADSs MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT HAVE NOT RESULTED AND WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 OF THE UNITED KINGDOM, AND THIS PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON IN THE UNITED KINGDOM TO A PERSON WHO IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENT) (EXEMPTIONS) ORDER 1996 OR IS A PERSON TO WHOM SUCH A DOCUMENT MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON.
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE ADSs OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE ADSs ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                              CURRENCY CONVERSIONS

     All references in this Prospectus to "U.S. Dollars," "Dollars," "US$" or "$" alone are to United States dollars; all references to "HK Dollars" or "HK$" are to Hong Kong dollars; and all references to "Renminbi" or "Rmb" are to Renminbi, which is the currency of the People's Republic of China (the "PRC"). This Prospectus contains translations of certain HK Dollar amounts into U.S. Dollar amounts at specified rates. These translations should not be construed as representations that the HK Dollar amounts actually represent or represented such U.S. Dollar amounts or could be or could have been converted into U.S. Dollars at the rates indicated. Unless otherwise stated, the translations of HK Dollars into U.S. Dollars have been made at the rate of US$1.00 = HK$7.73.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     The Company is organized under the laws of Hong Kong and all or a substantial portion of its assets are located outside the U.S. In addition, certain of the directors and officers of the Company and certain of the experts named herein are nationals or residents of Hong Kong or the PRC, and all or a substantial portion of the assets of such persons are or may be located outside the U.S. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the laws of the U.S. or any state, or any action brought against it in the Supreme Court of the State of New York in the County of New York under the laws of the State of New York. However, it may be difficult for investors to enforce outside the U.S. judgments against the Company or any of its officers and directors or the experts named herein obtained in the U.S. in any such actions, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult for investors to effect service of process within the U.S. upon such persons. The Company has been advised by its PRC counsel, Guangzhou Law Office, and its Hong Kong counsel, Robert W.H. Wang & Co., that there is uncertainty as to whether the courts of the PRC or Hong Kong would enforce (i) judgments of U.S. federal or state courts obtained against the Company or such persons predicated upon the civil liability provisions of U.S. federal or state laws or
(ii) claims against the Company or such persons predicated upon U.S. federal or state laws in original actions brought in the PRC or Hong Kong.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Except as otherwise noted, the term the "Company" refers to Zindart Limited and its subsidiaries (including Hua Yang), the term "Zindart" refers to Zindart Limited and its subsidiaries (excluding Hua Yang) and the term "Hua Yang" refers to Hua Yang Holdings Co., Ltd., its main operating subsidiary, Hua Yang Printing Holdings Co., Limited, and its other subsidiaries. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  THE COMPANY

     The Company is a turnkey manufacturer of high-quality die-cast, injection-molded and paper products that require a significant degree of engineering and hand-assembly expertise to produce. The Company manufactures die-cast collectibles, collectible holiday ornaments and toys and, through its acquisition of Hua Yang, hand-made books, specialty packaging and other paper products. The Company is headquartered in Hong Kong and its manufacturing operations are located in the neighboring Guangdong Province of the People's Republic of China (the "PRC").

     The Company addresses the market need for vendors that can manufacture high-quality products in the required volumes and in a timely and cost-effective manner. The Company provides a turnkey manufacturing service that enables it to satisfy customers' requirements at every stage in the production process, including component sourcing, product engineering and model making, computer-aided mold design and production, and manufacturing and packaging of the finished product. This coordinated, one-stop production process provides the Company's customers with (i) shortened lead times from design to production,
(ii) a single participant in the manufacturing process instead of multiple participants and (iii) increased efficiency, resulting in lower per-unit costs.

     The Company's customers include many well-known marketers of die-cast and injection-molded giftware and collectibles, as well as packagers and publishers of books. Customers for die-cast and injection-molded products include Hallmark Cards, Inc. ("Hallmark"), The Ertl Company ("Ertl"), Mattel(R) Toys ("Mattel(R)") and Hasbro, Inc. Customers for books, paper and packaging products include Mattel(R), Disney Publishing, Inc., Intervisual Books, Inc., Reader's Digest, Inc., The Metropolitan Museum of Art and Golden Books, Inc.

     The Company has successfully developed long-term relationships with many of its principal customers. The Company has been a leading supplier of die-cast collectibles to Ertl since 1978. Furthermore, an Ertl affiliated company owns a significant equity interest in the Company. The Company has also been a leading supplier of collectible holiday ornaments to Hallmark since 1982. Most recently, the Company expanded its business relationship with Mattel(R) to include die-cast collectibles, substantially increasing its sales to this key customer.

     In February 1998, Zindart acquired Hua Yang, a leading printer and manufacturer of hand-made books, specialty packaging and other paper products. The acquisition provides Zindart with its own packaging operation, which is an integral part of providing its customers with a fully-integrated turnkey manufacturing service. The Hua Yang Acquisition broadens Zindart's product lines and customer base, and is consistent with its goal of becoming the leading producer of high-quality hand-assembled consumer products in the PRC. Additionally, management believes that the acquisition will yield economies of scale through the consolidation of financial and administrative functions.

     The Company's manufacturing operations are strategically located within approximately 60 miles from Hong Kong. The PRC provides the Company with access to a large pool of engineers and technically-trained craftsmen, as well as an inexpensive labor force. In September 1997, the Company completed the construction of a large, modern facility for its die-cast and injection-molded products located on a 20-acre site in Dongguan, Guangdong Province (the "Dongguan Facility"). This new location encompasses 895,000 square feet of production and production support space as well as 385,000 square feet of dormitory space that can accommodate up to 10,000 employees. The Dongguan Facility enables the Company to provide dedicated production space for selected customers. The Company's hand-made book, specialty packaging and paper product manufacturing facilities are located between Dongguan and Hong Kong in Shenzhen (the "Shenzhen Facility").

     The Company's net sales on a pro forma basis giving effect to the acquisition of Hua Yang increased 14.7% to $95.6 million in fiscal 1997 from $83.3 million in fiscal 1996. For the nine months ended December 31, 1997, net sales on a pro forma basis increased 17.8% to $88.8 million from $75.3 million in the nine months ended December 31, 1996.

     Zindart's principal executive offices are located at Flat C&D, 25/F Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, N.T., Hong Kong, its telephone number is 011-852-2665-6992 and its fax number is 011-852-2664-7066.
The Company's e-mail address is investor@zindart.com.

                                  THE OFFERING

Securities offered by the
  Company..................  1,000,000 ADSs, each representing one Share.

Securities offered by the
Selling Shareholders.......  2,000,000 ADSs, each representing one Share.

Shares to be outstanding
after the Offering.........  8,399,667 Shares, of which 4,733,000 are represented by ADSs.(1)

Use of proceeds............  For repayment of a portion of the indebtedness incurred in connection with the Hua Yang
                             Acquisition and for general working capital purposes. The Company will not receive any of the net proceeds from the sale of ADSs by the Selling Shareholders. See "The Hua Yang Acquisition," "Use of Proceeds" and "Description of Senior Credit Facility."

Over-allotment Option......  The Company and the Selling Shareholders have granted the Underwriters options to purchase up to a total of 450,000 additional ADSs solely for the purpose of covering over-allotments, if any. See "Underwriting."

Nasdaq National Market
  symbol...................  ZNDTY.
---------------

(1) Based on the number of Shares and ADSs outstanding at January 31, 1998. Includes 666,667 Shares issued to the shareholders of Hua Yang at the closing of the Hua Yang Acquisition, but excludes 333,333 Shares potentially issuable to such shareholders in 1999. See "The Hua Yang Acquisition." Also excludes 188,000 Shares reserved for issuance upon the exercise of outstanding options at an exercise price of $9.13 per Share and 476,500 Shares reserved for future grant under the Company's equity incentive plan.

     Except as otherwise noted herein, all information contained in this Prospectus assumes that (i) the Hua Yang Acquisition is completed, (ii) the distribution of all Shares by Zindart Pte Limited, a holding company that owns a majority of the Company's outstanding Shares, to its shareholders is completed and (iii) the Over-allotment Option will not be exercised. See "The Hua Yang Acquisition" and "Underwriting."

     This Prospectus includes trademarks of companies other than the Company.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following summary consolidated financial data are of Zindart alone, without giving any retroactive effect to the Hua Yang Acquisition. See "The Hua Yang Acquisition." The following summary consolidated statement of operations data for the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the following summary consolidated balance sheet data as of March 31, 1997 were derived from the audited financial statements of Zindart alone that are not included elsewhere in this Prospectus. The following summary consolidated statement of operations data for the nine months ended December 31, 1996 and 1997 and the following summary balance sheet data as of December 31, 1997 are derived from the unaudited financial statements of Zindart alone, which are not included elsewhere in this Prospectus and which, in the opinion of management, contain all adjustments necessary for a fair presentation of such data. The following summary consolidated financial data have been prepared in accordance with U.S. GAAP, except that they have not been restated to give effect to the Hua Yang Acquisition as a reorganization of companies under common control.

     The summary unaudited pro forma consolidated statement of operations data of the Company give effect to the Hua Yang Acquisition as if it had occurred (i) on April 1, 1996 for the year ended March 31, 1997 and (ii) on April 1, 1997 for the nine months ended December 31, 1997, with the expenses relating to the Hua Yang Acquisition recorded in the nine months ended December 31, 1997. The summary unaudited pro forma consolidated balance sheet data give effect to the Hua Yang Acquisition as if it had occurred on December 31, 1997. The summary pro forma financial data set forth below reflect pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial data are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future. The following summary consolidated financial data should be read in conjunction with "The Hua Yang Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Senior Credit Facility," "Pro Forma Financial Data" and the Consolidated Financial Statements of the Company and Hua Yang and the notes thereto contained elsewhere in this Prospectus.

                                                                                                                PRO FORMA
                                                                                                         ------------------------
                                                                                     NINE MONTHS ENDED               NINE MONTHS
                                            YEARS ENDED MARCH 31,                      DECEMBER 31,      YEAR ENDED     ENDED
                             ----------------------------------------------------   -------------------  MARCH 31,   DECEMBER 31,
                               1993       1994       1995       1996       1997       1996       1997       1997         1997
                             --------   --------   --------   --------   --------   --------   --------  ----------  ------------
                                                                                        (UNAUDITED)            (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Net sales..................  $ 35,603   $ 35,583   $ 36,879   $ 46,930   $ 62,207   $ 48,670   $ 55,960  $   95,616   $   88,773
Cost of goods sold.........   (27,309)   (25,037)   (25,644)   (34,116)   (45,732)   (36,280)   (39,216)    (69,388)     (61,393)
                              -------    -------    -------    -------    -------    -------    -------     -------      -------
  Gross profit.............     8,294     10,546     11,235     12,814     16,475     12,390     16,744      26,228       27,380
Selling, general and
  administrative
  expenses.................    (5,080)    (6,351)    (6,806)    (6,498)    (8,945)    (6,560)    (9,002)    (15,136)     (14,919)
Interest income (expense),
  net......................        (1)       (21)        91       (194)      (723)      (572)       291      (3,560)      (1,555)
Other income (expense),
  net......................       122         80        502       (406)       400        175        160         340         (349)
Amortization of goodwill...        --         --        (10)       (10)       (10)        (7)        (7)       (615)        (464)
                              -------    -------    -------    -------    -------    -------    -------     -------      -------
  Income before income
    taxes..................     3,335      4,254      5,012      5,706      7,197      5,426      8,186       7,257       10,093
Provision for income
  taxes....................      (302)      (436)      (483)      (488)      (635)      (464)      (701)       (781)      (1,221)
                              -------    -------    -------    -------    -------    -------    -------     -------      -------
  Income before minority
    interests..............     3,033      3,818      4,529      5,218      6,562      4,962      7,485       6,476        8,872
Minority interests.........        --        (83)      (337)      (622)      (887)      (734)      (606)       (887)        (606)
                              -------    -------    -------    -------    -------    -------    -------     -------      -------
  Net income...............  $  3,033   $  3,735   $  4,192   $  4,596   $  5,675   $  4,228   $  6,879  $    5,589   $    8,266
                              =======    =======    =======    =======    =======    =======    =======     =======      =======
Earnings per common
  share....................
  Basic....................  $   0.61   $   0.75   $   0.84   $   0.92   $   1.11   $   0.85   $   1.02  $     0.97   $     1.12
                              =======    =======    =======    =======    =======    =======    =======     =======      =======
  Diluted(1)...............                                                                    $   1.02               $     1.11
                                                                                                =======                  =======
Weighted average number of
  common shares
  outstanding(2)
  Basic....................     5,000      5,000      5,000      5,000      5,103      5,000      6,719       5,769        7,386
                              =======    =======    =======    =======    =======    =======    =======     =======      =======
  Diluted..................                                                                       6,760                    7,426
                                                                                                =======                  =======

                                                                                             DECEMBER 31, 1997
                                                                        MARCH 31,   -----------------------------------
                                                                          1997                               PRO FORMA
                                                                        ---------                               AS
                                                                         ACTUAL     ACTUAL                  ADJUSTED(3)
                                                                        ---------   -------       PRO       -----------
                                                                                                 FORMA
                                                                                              -----------
                                                                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash and bank deposits................................................   $12,531    $13,194    $   8,802     $  10,971
Working capital.......................................................    18,207     21,084       30,195        32,364
Property, machinery, equipment and capital leases, net................    11,746     19,831       29,310        29,310
Total assets..........................................................    45,611     59,030       97,136        99,305
Short-term debt(4)....................................................     2,361        646        1,284         1,284
Long-term debt and capital lease obligations, non-current portion.....     1,402      1,005       31,772        21,772
Shareholders' equity..................................................    29,484     38,379       38,392        50,561

------------------------------

(1) Diluted earnings per common share reflects the dilution that would have resulted from the exercise of stock options. Pro forma diluted earnings per common share is computed by dividing net income for the period by the weighted average number of common shares outstanding and all dilutive securities outstanding during the period and is adjusted for the issuance of 666,667 Shares, which represents the number of Shares issued at the closing of the Hua Yang Acquisition. See "The Hua Yang Acquisition."

(2) The pro forma weighted average number of common shares outstanding is adjusted for the issuance of 666,667 Shares, which represents the number of Shares issued at the closing of the Hua Yang Acquisition. See "The Hua Yang Acquisition."

(3) As adjusted to reflect the sale of 1,000,000 ADSs by the Company at an assumed public offering price of $14.25 per ADS and the application of the net proceeds therefrom. See "Use of Proceeds" and "Description of Senior Credit Facility."

(4) Includes current portions of long-term debt and capital lease obligations.

                                  RISK FACTORS

     An investment in the ADSs offered hereby involves a high degree of risk. Prior to making an investment decision, prospective purchasers of the ADSs offered hereby should consider carefully, together with the other information contained in this Prospectus, the matters set forth below.

LIMITED PRECEDENT

     Prospective investors should be aware of and take into consideration the limited precedent with which to evaluate the potential risks and rewards related to the development, financing, ownership and operation of a light manufacturing company in the PRC.

LIMITED REPORTING REQUIREMENTS

     As a foreign private issuer, the Company is exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company is not required to publish financial statements as frequently, as promptly or containing the same information as U.S. companies. See "Reports to Securities Holders."

RISKS RELATING TO THE COMPANY

     Dependence on Major Customers. Sales to three customers -- Hallmark, Ertl and Mattel(R) -- account for a majority of the Company's total pro forma net sales. Sales to Hallmark, Ertl and Mattel(R) as a percentage of the Company's total pro forma net sales during fiscal 1997 and the nine months ended December 31, 1997 were approximately 45.4% and 55.3%, respectively. Sales to Mattel(R) include sales by both Zindart and Hua Yang. Zindart began a business relationship with Mattel(R) in February 1997. As a result, the Company may be more susceptible to a loss of business from Mattel(R) than it would be from its other customers with longer-term relationships. In this regard, Mattel(R) manufactures a number of its products internally and could elect in the future to do so with respect to the products currently manufactured by the Company. Sales to the seven next largest customers as a percentage of the Company's total pro forma net sales during fiscal 1997 and the nine months ended December 31, 1997 were approximately 24.1% and 21.2%, respectively. The Company's dependence on these customers is expected to continue in the foreseeable future. Although management believes that any one of its customers could be replaced eventually, the loss of any one of its major customers, particularly Mattel(R), Hallmark or Ertl, would have a material adverse effect on the Company's business, financial condition and results of operations. The Company's sales transactions with all of its customers are based on purchase orders received by the Company from time to time that are subject to cancellation.

     Introduction of New Products by Customers; Market Acceptance; Economic Factors. The Company's long-term operating results depend substantially upon its customers' ability to continue to conceive of, design and market new products and upon continuing market acceptance of its customers' existing and future products. In the ordinary course of their businesses, the Company's customers continuously develop new products and create additions to their existing product lines. Significant delays by the Company's customers in the introduction of, or their failure to introduce or market, new products or additions to their respective product lines would impair the Company's results of operations. The die-cast collectible, collectible holiday ornament, toy and hand-made book markets are affected by changing consumer tastes and interests, which are difficult to predict and over which the Company's customers have little, if any, control. These products in any event have limited life cycles and may be discontinued by the customer at any time. Accordingly, there can be no assurance that existing or future products of the Company's customers will maintain or receive substantial market acceptance. In addition, since most of the products manufactured by the Company are sold in the U.S., the Company's profitability will also depend on the strength of the U.S. economy, which can affect U.S. consumers' spending habits on such items as die-cast collectibles, collectible holiday ornaments, toys and books. Any downturn in the U.S. economy could have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks Associated with the Hua Yang Acquisition. The Hua Yang Acquisition is Zindart's first major acquisition. The Company is in the process of integrating Hua Yang's business with that of Zindart. Such integration will require significant management resources and attention that could otherwise be devoted to the management of the Company's business. In addition, the integration will require consolidating the management and financial control systems historically used by the two business units while preserving and melding the corporate cultures that have been instrumental in the success of each unit. The manufacturing facilities of Hua Yang, which are much older than those of Zindart and located about 30 miles from the Dongguan Facility, are expected to continue to be operated separately from Zindart's Dongguan Facility. There can be no assurance that management's efforts to integrate the operations of the companies will be successful or that the anticipated benefits of the business combination will be realized. The dedication of management resources to such efforts may detract attention from the day-to-day business of Zindart or Hua Yang. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "The Hua Yang Acquisition" and "Business."

     Leverage. The cash portion of the purchase price of Hua Yang was financed with $5.0 million from the Company's working capital and a $30.0 million line of credit, a portion of which will be repaid with the proceeds from this Offering, leaving the Company with substantial outstanding indebtedness. The Company's ability to meet its debt service obligations will be dependent upon the Company's future performance, which is subject to numerous factors beyond the Company's control. There can be no assurance that the Company will generate sufficient cash flow to cover its debt service obligations and working capital requirements. In addition, the Company's indebtedness may make it more vulnerable to general economic and industry conditions and restrict its ability to obtain financing to fund future capital requirements, including for the expansion of its manufacturing facilities expected to be required by the end of calendar 1999. Any failure or delay in meeting its debt service obligations would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Competition. The Company faces significant competition in each of its product segments. In die-cast collectibles and collectible holiday ornaments, the Company competes with several companies located primarily in the PRC. In toys, the Company competes with numerous companies located all over the world. In "pop-up" books, the Company competes with several companies located in Southeast Asia and South America. In novelty and board books as well as packaging, the Company competes with several companies located in Hong Kong. The Company believes that the basis of competition in the manufacturing of all of its products is price, quality, technical capabilities and the ability to produce in required volumes and to timely meet delivery schedules. The Company expects increased competition from other industry participants that may seek to enter one or more of the Company's high margin product segments. Many of the existing and potential competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company.

     The Company does not believe that there are any significant barriers to entry into the manufacture of its products, although the Company believes that it currently holds certain competitive advantages. The Company does not characterize its business as proprietary and does not own any patents or copyrights or possess any material trade secrets. Accordingly, additional participants may enter the market at any time. No assurance can be given as to the ability of the Company to compete successfully with its current or future competitors, and the inability to do so would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, certain of the Company's customers, including Mattel(R), manufacture a substantial portion of their products internally. Any determination by a principal customer to manufacture its products internally or to move manufacturing from the Company to another third party would have a material adverse effect on the Company's business, financial condition and results of operations.

     Ability to Manage Growth and Fluctuations. Zindart has experienced significant growth over the past few years and is expanding its manufacturing operations. Hua Yang's operations have fluctuated significantly over the same periods. The management of the Company's growth or fluctuations in levels of operations, as appropriate, will require continued improvement and refinement of the Company's operating, management and financial control systems, as well as a significant increase in the Company's manufacturing, quality control, marketing, logistics and service capabilities, any of which could place a significant strain on the Company's resources. If the Company's management is unable to manage its operations effectively, the quality of the Company's products, its ability to retain key customers and its business, financial condition and results of operations could be adversely affected. As part of its expansion, the Company will have to hire additional management personnel and other employees. The expenses associated with hiring, training and integrating such employees may be incurred prior to the generation of any associated revenues, with a corresponding adverse effect on the Company's business, financial condition and results of operations. In addition, the failure to integrate new personnel on a timely basis could have an adverse effect on the Company's business, financial condition and results of operations.

     Production Facilities; Capacity Limitations. The existing facilities of Hua Yang are older than those of Zindart; Hua Yang will likely need upgraded and expanded facilities by the end of calendar 1999 in order to handle projected business. Hua Yang intends to either secure additional space in close proximity to its existing facilities or move its operations to a new location closer to Zindart's Dongguan Facility. In either case, Hua Yang will be required to incur substantial additional costs in connection with upgrading or moving its manufacturing facilities. Hua Yang leases its current facilities. In the event that Hua Yang elects to relocate its facility prior to the expiration of its lease in 2000, Hua Yang would be required to renegotiate the term of the lease because it does not have an ownership interest in the facilities or such facilities' leasehold improvements, and upon termination of its lease such improvements would revert to the owner of the facilities. No assurance can be given as to the ability of Hua Yang to renew or relocate its existing facilities on acceptable terms and at an acceptable cost, and the inability of Hua Yang to do so would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's manufacturing operations are conducted in the Dongguan Facility and the Shenzhen Facility. The Company currently estimates that it may exceed its manufacturing capacity in both of its manufacturing facilities by the end of calendar 1999. As a result, the Company will need to build or acquire additional manufacturing capacity in the near future. The inability of the Company to obtain such capacity on a timely basis and on commercially reasonable terms would have a material adverse effect on the Company's business, financial condition and results of operations.

     In order to increase manufacturing capacity, in December 1995 Hua Yang entered into a three-year agreement to lease additional facilities and a dormitory located adjacent to its existing factory. There currently is a dispute between the local government and the purported lessor with respect to the ownership of the land on which the additional facilities are located. Hua Yang continues to occupy and operate from such premises and does not anticipate being required to vacate prior to expiration of the lease in December 1998. Hua Yang could be required to vacate the premises with little or no notice if Hua Yang's leasehold interest were successfully challenged, which could result in production delays and have an adverse effect on Hua Yang's business, financial condition and results of operations.

     If a natural disaster, such as a typhoon, fire or flood, were to destroy or significantly damage any of the Company's facilities or if any such facility were to otherwise become unavailable or inoperable, the Company would need to obtain alternative facilities from which to conduct its operations, which would result in significantly increased operating costs and significant delays in the fulfillment of customer orders. No assurance can be given that alternative facilities could be obtained at an affordable price or at all. Such increased costs or delays, or inability to obtain alternative facilities, would have a material adverse effect on the Company's business, financial condition and results of operations.

     Dependence on PRC Parties. The Dongguan Facility is owned by a Sino-foreign contractual joint venture in which the Company has a majority interest. The other party to this contractual joint venture is an entity that is controlled by PRC governmental bodies. Upon moving to the Dongguan Facility, the Company also entered into a subcontract processing agreement with a local industrial development authority, which provides the Company with a labor pool for certain production needs. Hua Yang operates its facility through a similar contractual joint venture. The joint ventures for Zindart's and Hua Yang's facilities differ in that the land use rights related to the Dongguan Facility, which are for a term of 50 years, are in the name of Zindart while the land use rights and leasehold improvements related to Hua Yang's facility are owned by Hua Yang's PRC joint venture partners.

     The efficient and cost-effective operation of these facilities depends upon the cooperation and support of the development authorities and the joint venture partners (collectively, the "PRC Parties"). Should a dispute develop between the Company and any of the PRC Parties, there can be no assurance that the Company would be able to enforce its understanding of its agreements or interests with any of such PRC Parties, which could result in a significant loss of, or depreciation in the value of, the Company's property and facilities. In any event, ownership interests of land and improvements are considerably more attenuated in the PRC. The Company's investment in property, facilities and improvements, particularly at the Dongguan Facility, are significant and could not be replaced without a considerable new investment, if at all. The lack of cooperation by any of the PRC Parties could subject the Company to additional risks and costs, including the interruption or cessation of its present operations in the PRC, all of which would have a material adverse effect on the Company's business, financial condition and results of operations. In this regard, Hua Yang occupies its manufacturing facilities pursuant to a joint venture agreement with a third party located in the PRC. Pursuant to that agreement, the PRC party is obligated to contribute the land upon which the facilities are built to the joint venture. Instead, the PRC party has leased the land to the joint venture. This is a breach by the PRC party of the terms of the joint venture, and the Company is currently seeking to rectify the situation. No assurance can be given as to the ability of the Company to cause the PRC party to cure the breach. The Company is unable to assess the effect, if any, if the Company were unable to do so.

     Capital Needs; Uncertainty of Additional Financing. Zindart currently estimates that it may exceed its manufacturing capacity in calendar 1999 and Hua Yang is evaluating the possibility of moving its facilities to a new location. In the event that the Company elects or is required to build new facilities at the Company's expense, the cost of building such facilities would be substantial. Upon completion of the Offering, the Company will have approximately $10.0 million in borrowing availability under the Credit Facility (as defined in "Description of Senior Credit Facility") and approximately $10.4 million under its other existing credit facilities, which may be used for general purposes or for the construction or relocation of facilities. No assurance can be given as to the availability or adequacy of these borrowings for these or other needs. In the event that the Company requires additional capital, it may be required to issue additional equity securities, which could result in additional dilution to existing stockholders, or to borrow such funds, which could adversely affect operating results. However, there can be no assurance that the Company will be able to obtain additional financing, whether in the form of debt or equity. Should the Company be unable to obtain additional financing on acceptable terms, it may be required to limit development of new or additional manufacturing facilities, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Dependence on Raw Materials. The Company uses zinc alloy, various plastic resins and paper in its manufacturing operations. The Company's financial performance is dependent to a substantial extent on the cost of such raw materials. The supply and demand for paper, zinc alloy and for both plastic resins and the petrochemical intermediates from which plastic resins are produced are subject to cyclical and other market factors and may fluctuate significantly. As a result, the cost of raw materials to the Company is subject to substantial increases and decreases over which the Company has no control except by seeking to time its purchases in order to take advantage of favorable market conditions. In the past, the Company has experienced significant increases in the price of certain raw materials, which increases the Company was not able to pass on fully to its customers. To the extent that future increases in the cost of raw materials cannot be passed on to customers, such increases could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company purchases its raw materials from a limited number of suppliers. The Company has no formal written agreements with any of its suppliers. The Company is not dependent upon any single supplier for key materials. The Company has not experienced any difficulty in obtaining needed materials and thus believes that the lack of written agreements with its suppliers does not present a risk to its business, but no assurance can be given that the Company will be able to obtain sufficient quantities of such raw materials to meet its needs. Any lack of sufficient raw materials for its needs would have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that it could continue to obtain needed raw materials in the event that it experiences significant rapid growth, in light of the current availability of such raw materials on the world markets. However, to the extent the Company is unable to obtain needed raw materials in such circumstances in sufficient quantities or at affordable prices, such inability would have a material adverse effect on the Company's business, financial condition and results of operations.

     Reliance on Key Personnel. The success of the Company is substantially dependent upon its executive management, as well as upon its ability to attract and retain additional qualified design, manufacturing and marketing personnel. Mr. George Sun, the Company's Chief Executive Officer, continues to be responsible for providing leadership to and engaging in strategic planning for the Company. He has transferred responsibility for managing all of Zindart's day-to-day operations to the other management of Zindart. In addition, ChinaVest actively assists the Company with respect to, among other things, executive recruitment and financial management. The Company will be required to augment its management team when ChinaVest ceases to provide such assistance. The loss of the services of any of the Company's current executive management for any reason could have a material adverse effect on the business, financial condition and results of operations of the Company. The Company is not the beneficiary of any "key person" life insurance policy on any such person. Successful expansion of the Company's business will require additional management resources and may require the hiring of additional senior management personnel. See "Management."

     Possible Fluctuation in Operating Results; Reduced Revenue in the Fourth Fiscal Quarter. The Company's operating results in the past have fluctuated and those results may fluctuate in the future. The Company ceases production for a two-week period during January or February of each year due to the Chinese New Year holiday, which has caused revenues during the fourth quarter of each year to be lower than revenues during the other three quarters. The Company may also experience fluctuations in quarterly sales and related net income compared with other quarters due to the timing of receipt of orders from customers and the shipment of products. Sales of books are weighted toward the Christmas season; as a result, book sales in the first half of the fiscal year are generally higher than the second half. During the summer of 1997, Hua Yang experienced a labor shortage due to celebrations of the return of Hong Kong to the PRC. As a result, Hua Yang was not able to meet delivery schedules between June and October 1997. Hua Yang expects that billing disputes and collection periods may increase due to the delays. The Company may experience annual and quarterly variations in operating results and, accordingly, the trading price of the ADSs may be subject to fluctuations in response to such variations. In any event, it is likely that the Company's operating results from time to time will not meet the expectations of the Company's public market analysts, which will have an adverse effect on the trading price of the ADSs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Potential Product Liability. The Company is engaged in businesses that could result in possible claims for injury or damage resulting from its products. The Company is not currently, nor has it been in the past, a defendant in any product liability lawsuit. The Company does not maintain product liability insurance. A successful claim brought against the Company by a customer of the Company or a consumer and the adverse publicity that could accompany any harm caused to a consumer by a product manufactured by the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

     Government Regulations. U.S. customers of the Company are subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Product Safety Act. These laws empower the Consumer Product Safety Commission (the "CPSC") to protect consumers from hazardous toys and other articles. The CPSC has the authority to exclude from the market articles that are found to be unsafe or hazardous, and can require a recall of such products under certain circumstances. Similar laws exist in some states and cities in the U.S., as well as in Canada and Europe. The Company relies on its customers to design products that comply with such safety standards and to test the products to ensure compliance with applicable regulatory safety standards. While the Company believes that its customers design and test the products the Company manufactures for compliance with regulatory standards, and the Company itself maintains quality assurance, there can be no assurance that the Company's products will not be found to violate applicable laws, rules and regulations, which could have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future, or that the Company's products will not be marketed in the future in countries with more restrictive laws, rules and regulations, either of which could make compliance more difficult or expensive, and which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Effect of Principal Shareholders. ChinaVest currently beneficially owns or controls 56.4% of the outstanding Shares and, upon completion of the Hua Yang Acquisition, will own or control 55.1% of the outstanding Shares. Following this Offering, ChinaVest will own or control approximately 28.5% of the outstanding Shares (approximately 25.0% if the Over-allotment Option is exercised in full and the options are allocated on a pro rata basis). As a principal shareholder, ChinaVest has the ability to significantly influence, if not control, the election of the Company's directors and most corporate actions of the Company. Robert A. Theleen, Chairman of the Board of the Company, and Alexander M.K. Ngan, a director of the Company, are partners in ChinaVest. Subject to an agreement with Van Kasper & Company not to sell or dispose of any Shares of the Company for a lock-up period of 90 days following the date of this Prospectus, ChinaVest has the right to sell or dispose of such Shares. See "Principal and Selling Shareholders" and "Shares Eligible for Future Sale."

     Taxation. The Hong Kong statutory income tax rate is currently 16.5%, and the PRC income tax rate on the Company's Sino-foreign joint ventures is currently a maximum of 27.0%. The Company presently is exempt from PRC income tax pursuant to tax holidays that decrease to partial exemptions in March 1997 and terminate as early as March 2001. The Company will be required to pay taxes in the PRC based on the income, if any, of its subsidiaries as this tax holiday expires. In fiscal 1997, the Company's effective tax rate on a pro forma basis was 10.9%. The amount of income realized is based in a large measure on the transfer prices the Company pays for the products manufactured in its joint ventures located in the PRC. In the event that the PRC were to successfully challenge the transfer prices established by the Company, the Company would become subject to increased taxation in that jurisdiction. As a result, the effective tax rate of the Company would increase, which in turn could have a material adverse effect on the Company's business, financial condition and results of operations. Under interpretations relating to allocation of income under Hong Kong tax law, Zindart recognizes one-half of the gross profit of Zindart as taxable income in Hong Kong, regardless of the amount of gross profit realized in the PRC. In the event that these interpretations change or are held invalid, the Company could be required to recognize more taxable income in Hong Kong. As a result, the effective tax rate of the Company would increase, which would in turn have a material adverse effect on the Company's business, financial condition and results of operations. See Note 17 of the Notes to Consolidated Financial Statements of Zindart and Note 13 to the Consolidated Financial Statements of Hua Yang.

     Year 2000 Compliance. The Company is currently in the process of updating its internal management information systems so that they will have the capability to manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results relating to such dates. The Company is updating its current systems to be Year 2000 compliant, but expects to replace its management information systems before 2000. Any new systems implemented by the Company would be Year 2000 compliant.

     Tariffs and Quotas. Most of the Company's products are shipped to customers in the U.S. The U.S. may, from time to time, impose new quotas, duties, tariffs, or other charges or restrictions, or adjust presently prevailing quota, duty or tariff levels, which could adversely affect the Company's ability to continue to export products to the U.S. at current or increased levels. The Company cannot predict what regulatory changes may occur, if any, or the type or extent of any financial impact on the Company that such changes may have in the future. In addition, various forms of protectionist trade legislation have been proposed in the U.S. Adverse changes in tariff structures or other trade policies could have a material adverse effect on the Company's business, financial condition and results of operations.

     Environmental Matters. The Company's operations involve the use of certain toxic substances, including plastic resins, oil-based paints and cleaning solvents. The Company is, and is likely to continue to be, subject to PRC national, provincial and local environmental protection laws and regulations. Such laws and regulations currently impose a uniform fee on industrial wastewater discharges and a graduated schedule of pollution fees for the discharge into the environment of waste substances in excess of applicable standards, require the payment of fines for violations of laws, regulations or decrees, and provide for possible closure by the central, provincial or local government of any facility which fails to comply with orders requiring it to cease or cure certain activities deemed by such authorities to be causing environmental damage. The Company currently disposes of its waste substances in a manner it believes is consistent with similarly-situated companies operating in the PRC. Such disposal practices may not be consistent with those of companies operating in the U.S. There can be no assurance that the Company will be in compliance with applicable laws and regulations and will avoid incurring the consequences of non-compliance, or that PRC authorities will not impose additional regulatory requirements that would necessitate additional expenditures for environmental compliance. Any such occurrence could have a material adverse effect on the Company's business, financial condition and results of operations.

     Employees. Substantially all of the Company's manufacturing and assembly workers are young women who come from various rural provinces in the PRC for the purpose of working for wages higher than are available in such rural regions. These employees typically work for the Company for two to five years and then return to their communities. In addition, approximately 20% of the factory employees do not return to the Company each year after the Chinese New Year holiday, and the Company must hire replacements. If these employees were able to earn similar wages in their home provinces or higher wages in other industries, the Company could experience labor shortages or could be required to increase salaries to meet its labor needs, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's employees are not unionized, and the Company has not experienced any labor strike. Union organizing and worker unrest are not common in the PRC. No assurance can be given that labor conflicts will not develop. Any labor conflicts could have a material adverse effect on the Company's business, financial condition and results of operations. According to certain PRC labor laws, all enterprises operating within the PRC are required to sign a formal labor contract with their employees. Hua Yang and its joint ventures have only recently required their affected employees to sign such agreements. As a result, Hua Yang or its joint venturers may be liable for damages to the employees and related fines or penalties to applicable government authorities. The Company intends to undertake a review of employment policies at Hua Yang with the objective of ensuring compliance with applicable law. While the Company does not believe that this review will require material changes in Hua Yang's employment policies adversely affecting Hua Yang's business, financial condition or results of operations, there can be no assurance that this will be the case.

     Limited Public Market; Possible Volatility of Market Price of ADSs. Prior to this Offering, the public trading volume of the ADSs at times has been relatively limited. There can be no assurance that a more active trading market for the ADSs will develop after this Offering or that, if developed, it will be sustained. Further, there is no public market for the Ordinary Shares underlying the ADSs. In the past several years, many foreign issuers with market capitalizations similar to that of the Company have been unable to sustain an active trading market for their securities. The market price for the ADSs following this Offering may be highly volatile, as has been the case with the ADSs and the securities of other companies located in emerging market countries. The market price of the ADSs may fluctuate substantially in response to numerous factors, many of which are beyond the Company's control.

     Shares Eligible for Future Sale. Sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the ADSs or the ability of the Company to raise capital through a sale of its equity securities. The Company's officers and directors, the Selling Shareholders and certain principal shareholders have agreed not to sell, offer to sell, contract to sell or otherwise dispose of any Shares or ADSs or securities exercisable for Shares or ADSs for a period of 90 days after the date of this Prospectus without the prior written consent of Van Kasper & Company. Van Kasper & Company in its sole discretion may release such securities for sale into the public market at any time without public announcement. In addition, the Company has agreed that for a period of 90 days after the date of the closing of this Offering, it will not issue, offer, sell, grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities, without the prior written consent of Van Kasper & Company, except for (i) ADSs offered hereby, (ii) Shares issued pursuant to the exercise of outstanding options and
(iii) options granted to its associates, officers, directors and consultants so long as none of such options become exercisable during said 90-day period. Certain shareholders of the Company have agreed with Van Kasper & Company to further limitations on resales through March 4, 1999, and the Company has agreed to certain limitations on its ability to sell in a public distribution other than through a registered offering of ADSs in the U.S. or a private placement for the same period. Van Kasper & Company in its sole discretion may release such securities for sale into the public market at any time without public announcement. The Company has agreed to register for resale under the Securities Act all of the Shares issued or issuable in connection with the Hua Yang Acquisition. Of such Shares, 666,667 Shares will be eligible for resale upon release from escrow in August 1998 and 333,333 Shares will be eligible for resale in the event that the Earn-Out requirements for fiscal 1999 are satisfied. See "The Hua Yang Acquisition" and "Shares Eligible For Future Sale."

COUNTRY RISKS

     General. The Company conducts all of its product engineering, model-making, mold-making and manufacturing operations in the PRC. In addition, some of the Company's administrative, finance and accounting, marketing, and MIS activities are located in Hong Kong. As a result, the Company's business, financial condition and results of operations may be influenced by the general political, social and economic situation in Hong Kong and the PRC. Accordingly, the Company may be subject to political and economic risks, including political instability, currency controls and exchange rate fluctuations, and changes in import/ export regulations, tariffs, duties and quotas.

     Market Decline in Southeast Asia. Several countries in Southeast Asia, including Korea, Thailand and Indonesia, have experienced a significant devaluation of their currencies and a decline in the value of their capital markets. In addition, these countries have experienced a number of bank failures and consolidations. Because virtually all of the Company's products are sold into developed countries not experiencing these declines, the Company does not believe that the declines in Southeast Asia will affect the demand for the Company's products. Furthermore, because most of the Company's products are, or at the Company's request may be, paid for in U.S. dollars, the Company believes that it is less susceptible to the effects of a devaluation, if subsequently experienced, in the Hong Kong dollar or the PRC Renminbi. The decline in the currencies of these countries may, however, render the Company's products less competitive if competitors in Southeast Asia are able to manufacture competitive products at a lower effective cost. No assurance can be given as to the ability of the Company's products to continue to compete with the products of competitors from these countries or that currency or other effects of the decline in Southeast Asia will not have a material adverse effect on the Company's business, financial condition and results of operations.

     Exchange Rate Risk. All of the Company's sales are denominated either in U.S. Dollars or Hong Kong Dollars. The largest portion of the Company's expenses are denominated in Hong Kong Dollars, followed by Renminbi and U.S. Dollars. The Company is subject to a variety of risks associated with changes among the relative values of the U.S. Dollar, the Hong Kong Dollar and Renminbi. The Company does not currently hedge its foreign exchange positions. Any material increase in the value of the Hong Kong Dollar or Renminbi relative to the U.S. Dollar would increase the Company's expenses and therefore would have a material adverse effect on the Company's business, financial condition and results of operations.

     Since 1983, the Hong Kong government has maintained a policy of linking the U.S. Dollar and the Hong Kong dollar at an exchange rate of approximately HK$7.80 to US$1.00. There can be no assurance that this link will be continued, although the Company is not aware of any intention of the Hong Kong government or the PRC to abandon the link. There has been significant volatility in the exchange rates of Renminbi to U.S. Dollars in recent years. Over the last five years, the Renminbi has experienced significant devaluation against most major currencies. The January 1, 1994 establishment of the current floating exchange rate system produced a significant devaluation of the Renminbi from $1.00 to Rmb
5.7 to approximately $1.00 to Rmb 8.3 as of December 31, 1997. The rates at which exchanges of Renminbi into U.S. Dollars may take place in the future may vary.

     Inflation Risk. The annual inflation rate in Hong Kong was approximately 8.1%, 8.8% and 8.2% in 1994, 1995 and 1996, respectively. The annual inflation rate in the PRC was approximately 21.7%, 14.8% and 8.3% in 1994, 1995 and 1996, respectively. The Company does not consider that inflation in Hong Kong or the PRC has had a material impact on its results of operations in recent years. No assurance can be given that inflation in Hong Kong or the PRC will not have a material adverse effect on the business, financial condition and results of operations of the Company in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATING TO HONG KONG

     The Company's business, financial condition and results of operations may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region ("SAR") of the PRC. As provided in the Sino-British Joint Declaration on the Question of Hong Kong and the Basic Law of the Hong Kong SAR of the PRC (the "Basic Law"), the Hong Kong SAR has a high degree of autonomy except in foreign affairs and defense. Under the Basic Law, the Hong Kong SAR has its own legislature, legal and judicial system and economic autonomy for 50 years. Based on the current political conditions and the Company's understanding of the Basic Law, the Company does not believe that the transfer of sovereignty over Hong Kong has had or will have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance, however, that changes in political, legal or other conditions will not result in such an adverse effect.

RISKS RELATING TO THE PRC

     Investment in the Company may be adversely affected by the political, social and economic environment in the PRC. The PRC is controlled by the Communist Party of China. Under its current leadership, the PRC has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the PRC government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation or reform moneylosing state-owned enterprises, the inadequate development or maintenance of infrastructure or the unavailability of adequate power and water supplies, transportation, raw materials and parts, or a deterioration of the general political, economic or social environment in the PRC, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than others, and the continuation or increase of such disparities could affect the political or social stability of the PRC.

     MFN Status. The PRC currently enjoys Most-Favored-Nation ("MFN") status granted by the U.S., pursuant to which the U.S. imposes the lowest applicable tariffs on PRC exports to the U.S. The U.S. annually reconsiders the renewal of MFN trading status for the PRC. No assurance can be given that the PRC's MFN status will be renewed in future years. The PRC's loss of MFN status could adversely affect the Company's business by raising prices for its products in the U.S., which could result in a reduction in demand for the Company's products by its U.S. customers. Furthermore, trade friction between the PRC and the U.S. may have an influence on after-market prices of the ADSs offered hereby.

     Loss of PRC Facilities; Nationalization; Expropriation. If for any reason the Company were required to move its manufacturing operations outside of the PRC, the Company's profitability, competitiveness and market position could be materially jeopardized, and there could be no assurance that the Company could continue its manufacturing operations. The Company's business and prospects are dependent upon agreements with various entities controlled by PRC governmental instrumentalities. Not only would the Company's operations and prospects be materially and adversely affected by the failure of such entities to honor these contracts, but it might be difficult to enforce these contracts in the PRC. The Company's investment in property, facilities and improvements in the PRC, particularly at the Dongguan Facility, are significant and comprise substantially all the Company's assets. There can be no assurance that assets and business operations in the PRC will not be nationalized, which could result in the total loss of the Company's investments in that country, or that the Company's ownership interest in its properties and facilities will not otherwise be impaired, which could result in a significant loss of, or depreciation in the value of, such assets. Following the formation of the PRC in 1949, the PRC government renounced various debt obligations incurred by predecessor governments, which obligations remain in default, and expropriated assets without compensation. Accordingly, an investment in the Company involves a risk of total loss.

     Government Control Over Economy. The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The PRC central government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy. Accordingly, PRC government actions in the future, including any decision not to continue to support current economic reform programs and to return to a more centrally planned economy, or regional or local variations in the implementation of economic reform policies, could have a significant effect on economic conditions in the PRC or particular regions thereof. Any such developments could affect current operations of and property ownership by foreign investors.

     PRC Law; Evolving Regulations and Policies. The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system in the U.S. The PRC does not have a well-developed, consolidated body of law governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation. In addition, the legal system of the PRC relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to these new types of enterprises, foreign investors may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and the preemption of provincial or local laws by national laws. In circumstances where adequate laws exist, it may not be possible to obtain timely and equitable enforcement thereof. The Company's activities in the PRC are by law subject, in some circumstances, to administrative review and approval by various national and local agencies of the PRC government. Although the Company believes that the present level of support from local, provincial and national governmental entities enjoyed by the Company benefits the Company's operations in connection with administrative review and the receipt of approvals, there is no assurance that such approvals, when necessary or advisable in the future, will be forthcoming. The inability to obtain such approvals could have a material adverse effect on the Company's business, financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the "safe harbor" created by those sections. The forward-looking statements may be found in "Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements not specifically set forth above may also be found in these and other sections of this Prospectus. The Company's actual future results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus. The Company disclaims any obligation to update these forward-looking statements as a result of subsequent events.

                            THE HUA YANG ACQUISITION

OVERVIEW

     In February 1998, Zindart acquired 100% of the outstanding capital stock of Hua Yang. Hua Yang is a leading printer and manufacturer of hand-made books, specialty packaging and other paper products located in the PRC. The acquisition was effected pursuant to an Exchange Agreement (the "Exchange Agreement"), a copy of which is as an exhibit to the registration statement of which this Prospectus is a part.

     The Hua Yang Acquisition provides Zindart with its own packaging operation, which is an integral part of providing its customers with a fully-integrated turnkey manufacturing service. The acquisition broadens Zindart's product lines and customer base, and is consistent with Zindart's goal of becoming the leading producer of high-quality, hand-assembled consumer products in the PRC. Additionally, management believes that the acquisition will yield economies of scale through the consolidation of financial and administrative functions.

     Hua Yang's net sales for the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997 were $32.8 million and $33.4 million, respectively. As of December 31, 1997, Hua Yang had a backlog of approximately $5.2 million, compared to $9.6 million at December 31, 1996. Hua Yang's net income for the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997 was $3.8 million and $2.3 million, respectively. See the Consolidated Financial Statements of Hua Yang and notes thereto included elsewhere in this Prospectus.

TERMS OF TRANSACTION

     In February 1998, Zindart entered into the Exchange Agreement with Hua Yang Holdings Co., Ltd. ("Parent"), Hua Yang Printing Holdings Co., Limited ("Subsidiary"), HYP Holdings Limited ("HYP"), Karl Chan (BVI) Holdings Limited ("Chan Holdings"), Karl Chan ("Chan") (HYP, Chan Holdings and Chan are sometimes hereinafter collectively referred to as the "Hua Yang Shareholders"), certain investment funds operated by ChinaVest and Advent that are shareholders of HYP (the "Principal HYP Shareholders") and ChinaVest Management Limited, as the Agent on behalf of the Hua Yang Shareholders and the Principal HYP Shareholders. Pursuant to the Exchange Agreement, the Hua Yang Shareholders exchanged all of Parent's outstanding ordinary shares and preferred shares for $35.0 million in cash and up to 1,000,000 Shares (collectively, the "Acquisition Consideration"). Of the 1,000,000 Shares, 666,667 were issued at the closing of the Hua Yang Acquisition and placed in escrow for a period of six months to secure the indemnification obligations of Hua Yang, the Hua Yang Shareholders, ChinaVest and certain funds managed by Advent under the Exchange Agreement. The remaining 333,333 Shares will remain unissued until completion of an independent audit of Hua Yang's financial results for the two-year period ending March 31, 1999. Upon completion of the audit, a portion of such Shares will be issued to the extent that Hua Yang's earnings before interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization ("EBITDA") for such two-year period exceed $12.48 million. All of such Shares will be issued if Hua Yang's EBITDA for such two-year period equals or exceeds $15.6 million (the "Earn-Out").

     The Exchange Agreement contains detailed representations, warranties and covenants by each of Subsidiary, Parent, the Hua Yang Shareholders and the Principal HYP Shareholders relating to the business, assets and financial condition of Subsidiary and Parent, including the joint ventures Shenzhen Huaxuan Printing Product Co., Ltd. and Guangzhou Jin Yi Advertising Company Ltd. The representations and warranties terminate on the second anniversary of the closing date. Each of the Hua Yang Shareholders and the Principal HYP Shareholders is jointly and severally liable for the accuracy of such representations and warranties up to a maximum amount equal to the pro rata portion of the Acquisition Consideration received by such Hua Yang Shareholder (plus its portion of certain permitted redemptions of Parent preferred shares prior to the closing) or Principal HYP Shareholder. Generally, no claim may be made against any of the Hua Yang Shareholders and Principal HYP Shareholders in respect of a breach of a representation or warranty until the aggregate amount of all claims exceed $2.0 million. Certain representations and warranties, including those involving due organization and valid existence, capitalization, Parent's financial statements, bank accounts, real property, tax matters, employee benefit plans and related party transactions, are not subject to this deductible threshold.

     The Hua Yang Acquisition, which was approved by a committee of independent members of Zindart's board of directors, closed in February 1998. As a condition to the closing, Zindart received: (i) a legal opinion relating to Subsidiary, Parent and the joint ventures; (ii) an opinion from Van Kasper & Company as to the fairness of the transaction from a financial point of view to Zindart's shareholders; and (iii) a release executed by each of the Hua Yang Shareholders and the Principal HYP Shareholders in favor of Zindart, Parent and Subsidiary of all claims arising prior to the closing date in their capacities as a shareholder, officer or director of Parent or Subsidiary.

     Pursuant to the Exchange Agreement, each of the Hua Yang Shareholders agreed that for a period of two years from the closing date, it will not directly or indirectly engage in the business of manufacturing or selling die-cast, injection-molded products, hand-made books, specialty packaging and other paper products or any similar business in Hong Kong, the PRC and other countries. Zindart also granted certain demand registration rights in connection with the Shares (or ADSs issuable upon exchange thereof) issued or to be issued as part of the Acquisition Consideration. Such Shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Regulation S and Regulation D thereunder.

     Zindart financed $30.0 million of the cash portion of Acquisition Consideration and related fees and expenses from a credit facility syndicated by Credit Suisse First Boston, Hong Kong Branch. See "Description of Senior Credit Facility." The remaining cash was provided from Zindart's working capital.

ACCOUNTING TREATMENT

     The Company's majority shareholder is ZIC Holdings Limited, a Cayman Islands corporation ("ZICHL"), which is in turn controlled by ChinaVest. Prior to the acquisition, Hua Yang's majority shareholder was HYP Holdings Limited, a Cayman Islands corporation, which is also controlled by ChinaVest. See "Principal and Selling Shareholders." As a result, the Hua Yang Acquisition is accounted for (i) as to the interest in Hua Yang beneficially owned by ChinaVest, as a reorganization of companies under common control (similar to a pooling of interests), and (ii) as to the remaining beneficial interest in Hua Yang, as an acquisition.

     Accordingly, unless otherwise noted herein, the Consolidated Financial Statements of the Company and the other financial data of Zindart contained in this Prospectus reflect the combined results of Zindart and approximately 42% of the results of Hua Yang after giving retroactive effect on January 1, 1995 to the acquisition of the interest in Hua Yang beneficially owned by ChinaVest. In addition, the pro forma consolidated statement of operations data of the Company give effect to the Hua Yang Acquisition as if it had occurred (i) on April 1, 1996 for the year ended March 31, 1997 and (ii) on April 1, 1997 for the nine months ended December 31, 1997, with the expenses relating to the acquisition recorded in the nine months ended December 31, 1997. The pro forma consolidated balance sheet data give effect to the Hua Yang Acquisition as if it had occurred on December 31, 1997.

     The Hua Yang Acquisition will result in approximately $504,000 of estimated transaction costs being expensed in the quarter ended March 31, 1998. The remaining estimated transaction costs of $696,000 are included in the estimated goodwill of $12.2 million associated with the acquisition, which will be capitalized and amortized over 20 years. The Company estimates that the amortization of goodwill will be approximately $83,000 in the quarter ended March 31, 1998 and $152,000 per quarter in future quarters.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the ADSs offered hereby are estimated to be approximately $12,169,000 at an assumed public offering price of $14.25 per ADS, after deducting offering expenses and underwriting discounts and commissions. The net proceeds will be used for the repayment of $10.0 million of indebtedness incurred in the Hua Yang Acquisition, as permitted by the Credit Facility, and for general working capital purposes. The terms of the indebtedness to be repaid are described in "Description of Senior Credit Facility." The Company will not receive any of the proceeds of the sale of ADSs by the Selling Shareholders. Pending application of the net proceeds of this Offering as described above, the Company intends to invest the net proceeds of the Offering in bank time deposits or other short-term investment-grade, interest-bearing instruments. For a description of the Company's capital needs, see "Risk Factors -- Risks Relating to the Company -- Capital Needs; Uncertainty of Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                              PRICE RANGE OF ADSS

     The ADSs are traded on the Nasdaq National Market under the symbol ZNDTY. The following table sets forth for the periods indicated the high and low sale price for the ADSs.

                               FISCAL YEAR                          HIGH         LOW
        ---------------------------------------------------------  -------     -------
        1997
          Fourth Quarter (beginning March 4, 1997)...............  $10.250     $ 9.000

        1998
          First Quarter..........................................  $12.625     $ 8.750
          Second Quarter.........................................  $14.000     $ 9.500
          Third Quarter..........................................  $16.500     $11.625
          Fourth Quarter (through February 12, 1998).............  $14.500     $12.000

     As of January 31, 1998, there were two holders of record of Shares (including the Depositary on behalf of the holders of ADSs) and 15 holders of record of ADSs. See "Risk Factors -- Risks Relating to the Company -- Limited Public Markets; Possible Volatility of Market Price of ADSs" and "-- Shares Eligible for Future Sale."

                         DIVIDENDS AND DIVIDEND POLICY

     While the Company may pay dividends in the future, the Company intends to retain substantially all of its earnings for expansion of its operations in accordance with its business strategy. The terms of the Company's credit facilities limit the payment of dividends. See "Description of Senior Credit Facility," "Description of Shares -- Dividends" and "Description of American Depositary Receipts -- Dividends, Other Distributions and Rights."

     In fiscal 1992 through fiscal 1995, Zindart declared and paid dividends per Share in the amount of $0.44, $0.29, $0.39, and $0.21, respectively. The aggregate amount of dividends paid in these fiscal years was $2,222,000, $1,473,000, $1,959,000, and $1,073,000, respectively. In fiscal 1996, Zindart distributed a dividend in kind of approximately $0.60 per Share consisting of $2,994,000 of a loan receivable and amounts due from a debtor of Zindart. Zindart did not declare a cash dividend in fiscal 1997 or in the nine months ended December 31, 1997. Hua Yang has never declared any dividends.

     Hua Yang redeemed outstanding preferred stock for $5.0 million upon completion of the acquisition.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization as of December 31, 1997 of (i) Zindart on a historical basis, without giving retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control, (ii) the Company on a pro forma basis giving retroactive effect to the Hua Yang Acquisition as if it had occurred on December 31, 1997 and (iii) the Company on a pro forma basis as adjusted to give effect to the sale by the Company of 1,000,000 ADSs offered hereby and the application of the estimated net proceeds to be received by the Company therefrom, at an assumed public offering price of $14.25 per ADS and after deducting the estimated underwriting discounts and offering expenses payable by the Company. The capitalization information set forth in the table below is unaudited and should be read in conjunction with "The Hua Yang Acquisition" and "Pro Forma Financial Data."

                                                                         DECEMBER 31, 1997
                                                                 ---------------------------------
                                                                                        PRO FORMA
                                                                                           AS
                                                                 ACTUAL    PRO FORMA   ADJUSTED(1)
                                                                 -------   ---------   -----------
                                                                      (DOLLARS IN THOUSANDS)
Short-term debt:
  Capital lease obligations, current portion...................  $   646    $ 1,284      $ 1,284
                                                                 =======    =======      =======
Long-term debt:
  Long-term bank loans.........................................  $    --    $30,000      $20,000
  Capital lease obligations, non-current portion...............    1,005      1,772        1,772
                                                                 -------    -------      -------
          Total long-term debt.................................    1,005     31,772       21,772
                                                                 -------    -------      -------
Minority interests.............................................    1,650      1,650        1,650
                                                                 -------    -------      -------
Shareholders' equity:
  Ordinary Shares; 6,733,000 shares issued and outstanding;
     7,399,667 shares issued and outstanding, pro forma;
     8,399,667 shares issued and outstanding, as adjusted(2)...      436        479          544
  Additional paid-in capital...................................   14,104     22,894       34,998
  Reorganization adjustment(3).................................       --     (8,316)      (8,316)
  Retained earnings............................................   23,839     23,335       23,335
                                                                 -------    -------      -------
          Total shareholders' equity...........................   38,379     38,392       50,561
                                                                 -------    -------      -------
          Total capitalization.................................  $41,034    $71,814      $73,983
                                                                 =======    =======      =======

---------------

(1) As adjusted to reflect the sale of 1,000,000 ADSs by the Company at an assumed public offering price of $14.25 per ADS and the application of the net proceeds therefrom. See "Use of Proceeds" and "Description of Senior Credit Facility."

(2) Excludes 188,000 Shares reserved for issuance upon the exercise of outstanding options at an exercise price of $9.13 per Share and 476,500 Shares reserved for future grants under the Company's equity incentive plan.

(3) The reorganization adjustment represents approximately 42% of the excess of the purchase consideration paid in the Hua Yang Acquisition (includes $35.0 million in cash and 666,667 Shares issued at a price, assumed for the purposes of the acquisition, of $13.25 per Share) over the net tangible assets of Hua Yang (after adjustment for the redemption of $5.0 million of outstanding preferred stock of Hua Yang), and relates to the portion of the acquisition that has been accounted for as a reorganization of companies under common control.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL ZINDART

     The following selected consolidated financial data are of Zindart alone, without giving retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control. See "The Hua Yang Acquisition." The following selected consolidated statement of operations data for the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the following selected consolidated balance sheet data as of March 31, 1993, 1994, 1995, 1996 and 1997 were derived from the audited financial statements of Zindart alone, which are not included elsewhere in this Prospectus. The following selected consolidated statement of operations data for the nine months ended December 31, 1996 and 1997 and the following selected balance sheet data as of December 31, 1997 are derived from the unaudited financial statements of Zindart alone, which are not included elsewhere in this Prospectus and which, in the opinion of management, contain all adjustments necessary for a fair presentation of such data. The following selected consolidated financial data have been prepared in accordance with U.S. GAAP, except that they have not been restated to give effect to the Hua Yang Acquisition as a reorganization of companies under common control.

                                                                                                           NINE MONTHS ENDED
                                                                      YEARS ENDED MARCH 31,                  DECEMBER 31,
                                                         -----------------------------------------------   -----------------
                                                          1993      1994      1995      1996      1997      1996      1997
                                                         -------   -------   -------   -------   -------   -------   -------
                                                                                                              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales..............................................  $35,603   $35,583   $36,879   $46,930   $62,207   $48,670   $55,960
Cost of goods sold.....................................  (27,309)  (25,037)  (25,644)  (34,116)  (45,732)  (36,280)  (39,216)
                                                         -------   -------   -------   -------   -------   -------   --------
  Gross profit.........................................    8,294    10,546    11,235    12,814    16,475    12,390    16,744
Selling, general and administrative expenses...........   (5,080)   (6,351)   (6,806)   (6,498)   (8,945)   (6,560)   (9,002)
Interest income (expense), net.........................       (1)      (21)       91      (194)     (723)     (572)      291
Other income (expense), net............................      122        80       492      (416)      390       168       153
                                                         -------   -------   -------   -------   -------   -------   --------
  Income before income taxes...........................    3,335     4,254     5,012     5,706     7,197     5,426     8,186
Provision for income taxes.............................     (302)     (436)     (483)     (488)     (635)     (464)     (701)
                                                         -------   -------   -------   -------   -------   -------   --------
  Income before minority interests.....................    3,033     3,818     4,529     5,218     6,562     4,962     7,485
Minority interests.....................................       --       (83)     (337)     (622)     (887)     (734)     (606)
                                                         -------   -------   -------   -------   -------   -------   --------
  Net income...........................................  $ 3,033   $ 3,735   $ 4,192   $ 4,596   $ 5,675   $ 4,228   $ 6,879
                                                         =======   =======   =======   =======   =======   =======   ========
Earnings per common share
  Basic................................................  $  0.61   $  0.75   $  0.84   $  0.92   $  1.11   $  0.85   $  1.02
                                                         =======   =======   =======   =======   =======   =======   ========
  Diluted(1)...........................................                                                              $  1.02
                                                                                                                     ========
Weighted average number of common shares outstanding
  Basic................................................    5,000     5,000     5,000     5,000     5,103     5,000     6,719
                                                         =======   =======   =======   =======   =======   =======   ========
  Diluted..............................................                                                                6,760
                                                                                                                     ========

                                                                            MARCH 31,
                                                         -----------------------------------------------    DECEMBER 31,
                                                          1993      1994      1995      1996      1997          1997
                                                         -------   -------   -------   -------   -------   ---------------
                                                                                                             (UNAUDITED)
BALANCE SHEET DATA:
Cash and bank deposits.................................  $ 3,912   $ 4,068   $ 4,123   $ 3,294   $12,531           $13,194
Working capital........................................    3,775     3,210     5,399     3,401    18,207            21,084
Property, machinery, equipment and capital leases,
  net..................................................    1,882     2,545     3,902    10,800    11,746            19,831
Total assets...........................................   13,905    16,846    23,070    31,710    45,611            59,030
Short-term debt(2).....................................    1,052     1,020     1,780     8,899     2,361               646
Long-term debt and capital lease obligations,
  non-current portion..................................      745       420       859     2,128     1,402             1,005
Shareholders' equity...................................    5,112     6,887    10,011    11,608    29,484            38,379

---------------

(1) Diluted earnings per common share reflects the dilution that would have resulted from the exercise of stock options. Diluted earnings per common share is computed by dividing net income for each period by the weighted average number of common shares outstanding and all dilutive securities outstanding during the periods.

(2) Includes current portions of long-term debt and capital lease obligations.

HISTORICAL HUA YANG

     The following selected consolidated financial data are of Hua Yang. The following selected consolidated statement of operations data for the period from January 1, 1995 to March 31, 1995 and the fiscal years ended March 31, 1996 and 1997 and the following selected consolidated balance sheet data as of March 31, 1996 and 1997 are derived from the audited Consolidated Financial Statements of Hua Yang and notes thereto appearing elsewhere in this Prospectus, which have been audited by Arthur Andersen & Co., independent public accountants. The following selected consolidated balance sheet data as of March 31, 1995 have been derived from the unaudited financial statements of Hua Yang not included elsewhere in this Prospectus. The following selected consolidated statement of operations data for the nine months ended December 31, 1996 and 1997 and the following selected consolidated balance sheet data as of December 31, 1997 are derived from the unaudited financial statements of Hua Yang included elsewhere in this Prospectus, which, in the opinion of management, contain all adjustments necessary for a fair presentation of such data. The following selected consolidated financial data have been prepared in accordance with U.S. GAAP. The following selected consolidated financial data should be read in conjunction with "The Hua Yang Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Senior Credit Facility" and the Consolidated Financial Statements of Hua Yang and the notes thereto contained elsewhere in this Prospectus.

                                      THREE
                                     MONTHS
                                      ENDED             YEARS ENDED               NINE MONTHS ENDED
                                    MARCH 31,            MARCH 31,                   DECEMBER 31,
                                   -----------     ----------------------     --------------------------
                                      1995           1996         1997          1996            1997
                                   -----------     --------     ---------     ---------     ------------
                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales........................    $ 6,600       $ 36,403     $  33,409     $  26,671      $   32,813
Cost of goods sold...............     (4,827)       (22,794)      (23,656)      (18,657)        (22,177)
                                     -------        -------       -------       -------         -------
  Gross profit...................      1,773         13,609         9,753         8,014          10,636
Selling, general and
  administrative expenses........     (1,698)        (6,660)       (5,888)       (4,579)         (5,689)
Interest income (expense), net...          1           (181)         (155)         (162)            227
Other income (expense), net......         23            (14)          (60)           12              (4)
Amortization of goodwill.........       (234)        (1,123)       (1,176)         (842)           (816)
                                     -------        -------       -------       -------         -------
  Income (loss) before income
     taxes.......................       (135)         5,631         2,474         2,443           4,354
Provision for income taxes.......         --             --          (146)         (114)           (521)
                                     -------        -------       -------       -------         -------
  Net income (loss)..............    $  (135)      $  5,631     $   2,328     $   2,329      $    3,833
                                     =======        =======       =======       =======         =======

                                                 MARCH 31,
                                   --------------------------------------                   DECEMBER 31,
                                      1995           1996         1997                          1997
                                   -----------     --------     ---------                   ------------
                                   (UNAUDITED)                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash and bank deposits...........    $   190       $  2,973     $   8,755                    $    7,316
Working capital..................      6,957         12,820        15,889                        20,311
Property, machinery, equipment
  and capital leases, net........      7,152         10,234         9,916                         9,479
Total assets.....................     43,120         49,734        51,895                        56,238
Short-term debt(1)...............        294          1,313         1,559                           638
Long-term debt and capital lease
  obligations, non-current
  portion........................         --          2,193         1,486                           767
Shareholders' equity.............     36,346         41,975        44,257                        48,145

---------------

(1) Includes current portions of long-term debt and capital lease obligations.

RESTATED COMPANY

     The following selected consolidated financial data are that of Zindart and approximately 42% of Hua Yang, as a result of giving retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control effective from January 1, 1995. The following selected consolidated statement of operations data for the fiscal years ended March 31, 1995, 1996 and 1997 and the following selected consolidated balance sheet data as of March 31, 1996 and 1997 are derived from the audited Consolidated Financial Statements of the Company and notes thereto appearing elsewhere in this Prospectus, which have been audited by Arthur Andersen & Co., independent public accountants. The following selected consolidated balance sheet data as of March 31, 1995 have been derived from unaudited financial statements of the Company not included elsewhere in this Prospectus. The following selected consolidated statement of operations data for the nine months ended December 31, 1996 and 1997 and the following selected consolidated balance sheet data as of December 31, 1997 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus, which, in the opinion of management, contain all adjustments necessary for a fair presentation of such data. The following selected consolidated financial data have been prepared in accordance with U.S. GAAP. The following selected consolidated financial data should be read in conjunction with "The Hua Yang Acquisition," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Senior Credit Facility" and the Consolidated Financial Statements of the Company and the notes thereto contained elsewhere in this Prospectus.

                                                                                     NINE MONTHS
                                                  YEARS ENDED MARCH 31,          ENDED DECEMBER 31,
                                            ---------------------------------   ---------------------
                                             1995(1)      1996        1997        1996        1997
                                            ---------   ---------   ---------   ---------   ---------
                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $  43,479   $  83,333   $  95,616   $  75,341   $  88,773
Cost of goods sold........................    (30,471)    (56,910)    (69,388)    (54,937)    (61,393)
                                            ---------   ---------   ---------   ---------   ---------
  Gross profit............................     13,008      26,423      26,228      20,404      27,380
Selling, general and administrative
  expenses................................     (8,504)    (13,158)    (14,833)    (11,112)    (14,691)
Interest income (expense), net............         92        (375)       (878)       (734)        518
Other income (expense), net...............        515        (430)        330         180         148
                                            ---------   ---------   ---------   ---------   ---------
  Income before income taxes..............      5,111      12,460      10,847       8,738      13,355
Provision for income taxes................       (483)       (488)       (781)       (578)     (1,221)
                                            ---------   ---------   ---------   ---------   ---------
  Income before minority interests........      4,628      11,972      10,066       8,160      12,134
Minority interests........................       (394)     (4,514)     (2,920)     (2,574)     (3,303)
                                            ---------   ---------   ---------   ---------   ---------
  Net income..............................  $   4,234   $   7,458   $   7,146   $   5,586   $   8,831
                                            =========   =========   =========   =========   =========
Earnings per common share
  Basic...................................  $    0.80   $    1.41   $    1.33   $    1.06   $    1.26
                                            =========   =========   =========   =========   =========
  Diluted(2)..............................                                                  $    1.25
                                                                                            =========
Weighted average number of common shares
  outstanding(3)
  Basic...................................      5,280       5,280       5,383       5,280       6,999
                                            =========   =========   =========   =========   =========
  Diluted.................................                                                      7,039
                                                                                            =========

                                                          MARCH 31,
                                               --------------------------------
                                                 1995        1996        1997       DECEMBER 31, 1997
                                               --------     -------     -------     -----------------
                                                                                       (UNAUDITED)
BALANCE SHEET DATA:
Cash and bank deposits.......................  $  4,313     $ 6,267     $21,286          $20,510
Working capital..............................    12,356      16,221      34,096           41,395
Property, machinery, equipment and capital
  leases, net................................    11,054      21,034      21,662           29,310
Total assets.................................    43,953      60,330      77,568           96,146
Short-term debt(4)...........................     2,074      10,212       3,920            1,284
Long-term debt and capital lease obligations,
  non-current portion........................       859       4,321       2,888            1,772
Shareholders' equity.........................    15,989      20,448      39,836           50,706

------------------------------

(1) Includes approximately 42% of the operating results of Hua Yang for the period from January 1, 1995 to March 31, 1995.

(2) Diluted earnings per common share reflects the dilution that would have resulted from the exercise of stock options. Diluted earnings per common share is computed by dividing net income for each period by the weighted average number of common shares outstanding and all dilutive securities outstanding during the periods and is adjusted for the issuance of 279,863 Shares, which represents an approximately 42% effective interest in the number of Shares issued at the closing of the Hua Yang Acquisition. See "The Hua Yang Acquisition."

(3) The weighted average number of common shares outstanding is adjusted for the issuance of 279,863 Shares, which represents an approximate 42% effective interest in the number of Shares issued at the closing of the Hua Yang Acquisition. See "The Hua Yang Acquisition."

(4) Includes current portions of long-term debt and capital lease obligations.

                            PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

     The following unaudited pro forma consolidated statement of operations data give effect to the Hua Yang Acquisition as if it had occurred (i) on April 1, 1996 for the year ended March 31, 1997 and (ii) on April 1, 1997 for the nine months ended December 31, 1997, with the expenses relating to the acquisition recorded in the nine months ended December 31, 1997. The unaudited pro forma consolidated balance sheet data give effect to the Hua Yang Acquisition as if it had occurred on December 31, 1997. The unaudited pro forma financial data set forth below reflect pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial data are not necessarily indicative of the results that would have been achieved had such transaction been consummated as of the dates indicated or the results that may be achieved in the future. The following unaudited pro forma consolidated financial data should be read in conjunction with "The Hua Yang Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Senior Credit Facility" and the Consolidated Financial Statements of the Company and the notes thereto contained elsewhere in this Prospectus.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   YEAR ENDED MARCH 31, 1997
                                                           -----------------------------------------
                                                                            PRO FORMA
                                                           RESTATED(A)     ADJUSTMENTS     PRO FORMA
                                                           -----------     -----------     ---------
Net sales................................................   $  95,616        $             $  95,616
Cost of goods sold.......................................     (69,388)                       (69,388)
                                                              -------                         ------
  Gross profit...........................................      26,228                         26,228
Selling, general and administrative expenses.............     (14,833)          (303)(b)     (15,136)
Interest expenses........................................      (1,150)        (2,410)(d)      (3,560)
Interest income..........................................         272           (272)(d)          --
Other income (expenses), net.............................         340                            340
Amortization of goodwill.................................         (10)          (605)(c)        (615)
                                                              -------                         ------
  Income before income taxes.............................      10,847                          7,257
Provision for income taxes...............................        (781)                          (781)
                                                              -------                         ------
  Income before minority interests.......................      10,066                          6,476
Minority interests.......................................      (2,920)         2,033(e)         (887)
                                                              -------                         ------
  Net income.............................................   $   7,146                      $   5,589
                                                              =======                         ======

                                                              NINE MONTHS ENDED DECEMBER 31, 1997
                                                           -----------------------------------------
                                                                            PRO FORMA
                                                           RESTATED(A)     ADJUSTMENTS     PRO FORMA
                                                           -----------     -----------     ---------
Net sales................................................   $  88,773        $             $  88,773
Cost of goods sold.......................................     (61,393)                       (61,393)
                                                           -----------                     ---------
  Gross profit...........................................      27,380                         27,380
Selling, general and administrative expenses.............     (14,691)          (228)(b)     (14,919)
Interest expense.........................................        (297)        (1,258)(d)      (1,555)
Interest income..........................................         815           (815)(d)          --
Other income (expense), net..............................         155           (504)(f)        (349)
Amortization of goodwill.................................          (7)          (457)(c)        (464)
                                                           -----------                     ---------
  Income before income taxes.............................      13,355                         10,093
Provision for income taxes...............................      (1,221)                        (1,221)
                                                           -----------                     ---------
  Income before minority interests.......................      12,134                          8,872
Minority interests.......................................      (3,303)         2,697(e)         (606)
                                                           -----------                     ---------
  Net income.............................................   $   8,831                      $   8,266
                                                            =========                       ========

---------------

(a) The financial statements of the Company include approximately 42% of the results of Hua Yang to give retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control, similar to a pooling of interests. See "The Hua Yang Acquisition -- Accounting Treatment."

(b) To record amortization of underwriting and management fees, which aggregate approximately $850,000, over three years and an annual agency fee of $20,000 with respect to the Credit Facility.

(c) To record amortization of goodwill resulting from the Hua Yang Acquisition over 20 years:

                                                                  YEAR ENDED      NINE MONTHS ENDED
                                                                MARCH 31, 1997    DECEMBER 31, 1997
                                                                --------------   -------------------
      Purchase consideration(1)................................    $ 43,833            $43,833
      Estimated transaction cost related to the Hua Yang
        Acquisition............................................       1,200              1,200
                                                                    -------            -------
                                                                     45,033             45,033
      Less: Net tangible assets of Hua Yang (excluding
        goodwill) after adjustment for the redemption of
        certain outstanding preferred stock for $5.0 million...     (24,023)           (24,023)
                                                                    -------            -------
                                                                     21,010             21,010
      Ownership of Hua Yang not held under common control......        57.6%              58.0%
                                                                    -------            -------
      Goodwill.................................................    $ 12,107            $12,190
                                                                    =======            =======
      Periodic amortization....................................    $    605            $   457
                                                                    =======            =======

      (1) Includes $35.0 million in cash and 666,667 Shares (after excluding 333,333 Shares to be issued subject to the Earn-Out) issued at a price, assumed for the purpose of the acquisition, of $13.25 per Share.

(d) To provide for interest expenses that would have been incurred under the Credit Facility and the reduction of interest income due to utilization of cash for the payment of the Hua Yang Acquisition consideration and the redemption of certain outstanding preferred stock by Hua Yang. See "The Hua Yang Acquisition" and "Description of Senior Credit Facility."

(e) To reverse minority interests in the results of Hua Yang relating to shareholdings in Hua Yang other than those held under common control. The adjusted minority interests represents Zindart's minority equity interests in its mold-making subsidiaries.

(f) To record approximately 42% of the transaction costs related to the Hua Yang Acquisition, in respect of the portion of the acquisition accounted for as reorganization of companies under common control, in the nine months ended December 31, 1997. For the purposes of this presentation, no such costs were recorded in the year ended March 31, 1997. See "The Hua Yang
    Acquisition -- Accounting Treatment."

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                       DECEMBER 31, 1997
                                                           ------------------------------------------
                                                                            PRO FORMA
                                                           RESTATED(A)     ADJUSTMENTS      PRO FORMA
                                                           -----------     -----------      ---------
ASSETS:
Current assets:
  Cash and bank deposits.................................    $20,510         $  (870)(b)    $   8,802
                                                                                (838)(c)
                                                                              (5,000)(d)
                                                                              (5,000)(f)
  Accounts receivable, net...............................     27,025                           27,025
  Bills receivable.......................................      1,257                            1,257
  Due from related companies.............................         11                               11
  Deposits and prepayments...............................      3,649             870(b)         4,157
                                                                                (362)(c)
  Inventories, net.......................................     14,145                           14,145
                                                           -----------                      ---------
          Total current assets...........................     66,597                           55,397
Property, machinery, equipment and capital leases, net...     29,310                           29,310
Long-term investment.....................................        179                              179
Goodwill, net............................................         60          12,190(e)        12,250
                                                           -----------                      ---------
          Total assets...................................    $96,146                        $  97,136
                                                           =========                         ========
LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Capital lease obligations, current portion.............    $ 1,284         $              $   1,284
  Accounts payable.......................................      5,899                            5,899
  Receipts in advance....................................      3,109                            3,109
  Accrued liabilities....................................     13,109                           13,109
  Taxation payable.......................................      1,801                            1,801
                                                           -----------                      ---------
          Total current liabilities......................     25,202                           25,202
Long-term revolving bank loan facility...................         --          30,000(f)        30,000
Capital lease obligations, non-current portion...........      1,772                            1,772
Deferred taxation........................................        120                              120
                                                           -----------                      ---------
          Total liabilities..............................     27,094                           57,094
Minority interests.......................................     18,346         (16,696)(g)        1,650
Shareholders' equity.....................................     50,706           5,125(h)        38,392
                                                                             (14,836)(i)
                                                                                (504)(c)
                                                                              (2,099)(j)
                                                           -----------                      ---------
          Total liabilities, minority interests and
            shareholders' equity.........................    $96,146                        $  97,136
                                                           =========                         ========

(a) The financial statements of the Company include approximately 42% of the net assets of Hua Yang to give retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control, similar to a pooling of interests. See "The Hua Yang Acquisition -- Accounting Treatment."

(b) To record the payment of the underwriting and management fees with respect to the Credit Facility.

(c) To record the payment of transaction costs related to the Hua Yang Acquisition of approximately $1.2 million, with 42% of the total transaction cost being expensed, in respect of the portion of the acquisition accounted for as reorganization of companies under common control. See "The Hua Yang Acquisition -- Accounting Treatment."

(d) To record payment relating to the redemption of outstanding preferred stock of Hua Yang for $5.0 million upon completion of the Hua Yang Acquisition.

(e) To record goodwill resulting from the Hua Yang Acquisition:

        Purchase consideration(1).................................         $ 43,833
        Estimated transaction cost related to the Hua Yang
          Acquisition.............................................            1,200
                                                                           --------
                                                                             45,033
        Less: Net tangible assets of Hua Yang (excluding goodwill)
          after adjustment for the redemption of outstanding
          preferred stock for $5.0 million........................          (24,023)
                                                                           --------
                                                                             21,010
        Ownership of Hua Yang not held under common control.......             58.0%
                                                                           --------
        Goodwill..................................................         $ 12,190
                                                                           ========

---------------
        (1) Includes $35.0 million in cash and 666,667 Shares (after excluding 333,333 Shares to be issued subject to the Earn-Out) issued at a price, assumed for the purpose of the acquisition, of $13.25 per Share.

(f) To record the Credit Facility and $5.0 million in cash paid from the Company's working capital.

(g) To reverse minority interests in the net asset values of Hua Yang relating to shareholdings in Hua Yang other than those held under common control. The adjusted minority interests represents Zindart's minority equity interests in its mold-making subsidiaries.

(h) To record the issuance of approximately 58% of the 666,667 Shares (after excluding 333,333 Shares to be issued subject to the Earn-Out) to be issued to the holders of Shares of Hua Yang other than Shares held under common control at the closing of the Hua Yang Acquisition at a price, assumed for the purpose of the acquisition, of $13.25 per Share. Approximately 42% of the 666,667 Shares had been accounted for retroactively in the consolidated financial statements of the Company in respect of the portion of the acquisition accounted for as a reorganization of companies under common control. See "The Hua Yang Acquisition -- Accounting Treatment."

(i) To recognize approximately 42% of $35.0 million cash consideration ($30.0 million of which was financed by the Credit Facility and $5.0 million of which was paid from the Company's working capital) to be paid in respect of the portion of the Hua Yang Acquisition accounted for as a reorganization of companies under common control.

(j) To record approximately 42% of the redemption of outstanding preferred stock of Hua Yang in respect of the portion of the Hua Yang Acquisition accounted for as a reorganization of companies under common control.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion relates to the statement of operations data of Zindart and Hua Yang alone without giving retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control. The following discussion of the statement of operations data for Zindart alone is derived from the historical financial statements of Zindart that are not included elsewhere in this Prospectus. The following discussion of the statement of operations data for Hua Yang alone are derived from the Consolidated Financial Statements of Hua Yang that are included elsewhere in this Prospectus.

     The financial statements of the Company appearing elsewhere in this Prospectus for the fiscal years ended March 31, 1995, 1996 and 1997 give retroactive effect to the acquisition of Hua Yang as a reorganization of companies under common control, as described in Note 2 to the Consolidated Financial Statements of the Company. These financial statements include all of the operating results of Zindart and approximately 42% of the operating results of Hua Yang for the years ended March 31, 1996 and 1997. For the year ended March 31, 1995, the financial statements of Hua Yang include the operating results of Hua Yang for the period from January 1, 1995 through March 31, 1995 only (the period in which Hua Yang and Zindart were under common control), and the financial statements of the Company include all of the operating results of Zindart for the complete year and approximately 42% of the operating results of Hua Yang for the limited period only. Because the financial statements of the Company and Hua Yang include statement of operations data for Hua Yang for only this partial period in fiscal 1995, no information or discussion is included below for the operating results of Hua Yang for fiscal 1995. Because the financial statements of the Company appearing elsewhere in this Prospectus include only a portion of the operating results of Hua Yang, no discussion is included here with respect to these financial statements.

     The fiscal year ended March 31, 1997 is referred to herein as fiscal 1997, the fiscal year ended March 31, 1996 is referred to herein as fiscal 1996 and the fiscal year ended March 31, 1995 is referred to herein as fiscal 1995.

OVERVIEW

     The Company is a turnkey manufacturer of high-quality die-cast, injection-molded and paper products that require a significant degree of engineering and hand-assembly expertise to produce. The Company manufactures die-cast collectibles, collectible holiday ornaments and toys and, through its acquisition of Hua Yang, hand-made books, specialty packaging and other paper products. The Company is headquartered in Hong Kong, and its manufacturing operations are located in the neighboring Guangdong Province of the PRC.

     The Company's customers for die-cast and injection-molded products include Hallmark, Ertl, Mattel(R) and Hasbro, Inc. For books, paper and packaging products, the Company's customers include Mattel(R), Disney Publishing, Inc., Intervisual Books, Inc., Reader's Digest, Inc., the Metropolitan Museum of Art and Golden Books, Inc. The Company is dependent on sales to Hallmark, Ertl and Mattel(R). See Risk Factors -- Risks Relating to the Company -- Dependence on Major Customers."

     In September 1997, the Company completed the construction of its Dongguan Facility. This new location encompasses 895,000 square feet of production and production support space as well as 385,000 square feet of dormitory space that can accommodate up to 10,000 employees. The Dongguan Facility incorporates dedicated production space for selected customers. The Company completed the relocation of two other production facilities to the Dongguan Facility in January 1998. The estimated costs for the relocation were provided for in fiscal 1997 and the first nine months of fiscal 1998. The Shenzhen Facility has 462,000 square feet of production, warehouse and dormitory space that accommodate approximately 3,000 employees. See "Risk Factors -- Country Risks -- Dependence on PRC Parties" and " --Risks Relating to the PRC -- Loss of PRC Facilities; Nationalization; Expropriation."

     Zindart completed the Hua Yang Acquisition in February 1998. The consideration paid in such transaction was $35.0 million in cash and up to 1.0 million Shares. The Hua Yang Acquisition will result in approximately $504,000 of estimated transaction costs being expensed in the quarter ended March 31, 1998.

The remaining estimated transaction costs of $696,000 are included in the estimated goodwill of $12.2 million associated with the acquisition, which goodwill will be capitalized and amortized over 20 years. The Company estimates that the amortization of goodwill will be approximately $83,000 in the quarter ended March 31, 1998 and $152,000 per quarter in future quarters.

     The Company's operating results in the past have fluctuated and those results may fluctuate in the future. The Company ceases production for a two-week period during January or February of each year due to the Chinese New Year holiday, which has caused revenues during the fourth fiscal quarter of each year to be lower than revenues during the other three quarters. The Company may also experience fluctuations in quarterly sales and related net income compared with other quarters due to the timing of receipt of orders from customers and the shipment of products. Sales of books are weighted toward the Christmas season; as a result, book sales in the first half of the fiscal year are generally higher than the second half. During the summer of 1997, Hua Yang experienced a labor shortage due to celebrations of the return of Hong Kong to the PRC. As a result, Hua Yang was not able to meet delivery schedules between June and October 1997. Hua Yang expects that billing disputes and collection periods may increase due to the delays. The Company may experience annual and quarterly variations in operating results and, accordingly, the trading price of the ADSs may be subject to fluctuations in response to such variations. In any event, it is likely that the Company's operating results from time to time, will not meet the expectations of the Company's public market analysts, which will have an adverse effect on the trading price of the ADSs. See "Risk Factors
-- Risks Relating to the Company -- Ability to Manage Growth and Fluctuations" and "-- Possible Fluctuations in Operating Results; Reduced Revenue in the Fourth Fiscal Quarter."

RESULTS OF OPERATIONS

     The tables below set forth certain historical statement of operations data for each of Zindart and Hua Yang as a percentage of their respective net sales for fiscal 1996 and 1997 and the nine months ended December 31, 1996 and 1997 and for Zindart for fiscal 1995. The financial information presented below for Zindart is that of Zindart alone, without giving retroactive effect to the Hua Yang Acquisition as a reorganization of companies under common control. Such financial information is derived from the audited and unaudited financial statements of Zindart alone, which are not included elsewhere in this Prospectus. See "Selected Consolidated Financial Data." The financial information presented below for Hua Yang is that of Hua Yang alone, and is derived from the Consolidated Financial Statements of Hua Yang included elsewhere in this Prospectus. See "The Hua Yang Acquisition."

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                     YEAR ENDED MARCH 31,            DECEMBER 31,
                                                 -----------------------------     ----------------
                                                  1995        1996       1997       1996      1997
                                                 -------     ------     ------     ------     -----
                                                                                     (UNAUDITED)
ZINDART RESULTS OF OPERATIONS:
Net sales......................................   100.0%      100.0%     100.0%     100.0%    100.0%
Gross profit...................................    30.5        27.3       26.5       25.5      29.9
Selling, general and administrative expenses...    18.5        13.8       14.4       13.5      16.1
Operating income...............................    12.0        13.5       12.1       12.0      13.8
Interest income (expense), net.................     0.2        (0.4)      (1.2)      (1.2)      0.5
Other income (expense), net....................     1.3        (0.9)       0.6        0.3       0.3
Provision for income taxes.....................     1.3         1.0        1.0        1.0       1.3
Net income.....................................    11.4         9.8        9.1        8.7      12.3

HUA YANG RESULTS OF OPERATIONS:
Net sales......................................               100.0%     100.0%     100.0%    100.0%
Gross profit...................................                37.4       29.2       30.0      32.4
Selling, general and administrative expenses...                18.3       17.6       17.2      17.3
Operating income...............................                19.1       11.6       12.9      15.1
Interest income (expense), net.................                (0.5)      (0.5)      (0.6)      0.7
Other income (expense), net....................                (0.0)      (0.2)       0.0      (0.0)
Amortization of goodwill.......................                 3.1        3.5        3.2       2.5
Provision for income taxes.....................                  --        0.4        0.4       1.6
Net income.....................................                15.5        7.0        8.7      11.7

NINE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1996

     Net Sales. Zindart's net sales in the nine months ended December 31, 1997 were $56.0 million, an increase of $7.3 million, or 15.0%, from $48.7 million in the nine months ended December 31, 1996. Such increase primarily was due to the increase in sales of die cast collectibles to Mattel in the second and third quarters, partially offset by constrained sales growth in the first quarter resulting from one-time labor shortages that abated early in the second quarter.

     Hua Yang's net sales in the nine months ended December 31, 1997 were $32.8 million, an increase of $6.1 million, or 23.0%, from $26.7 million in the nine months ended December 31, 1996. Such increase resulted from additional marketing efforts as well as a rebound in market share after Hua Yang reduced prices in late fiscal 1997.

     Gross Profit. Zindart's gross profit totaled $16.7 million in the nine months ended December 31, 1997, an increase of $4.4 million, or 35.1%, from $12.4 million in the nine months ended December 31, 1996. Gross margin was 29.9% in the nine months ended December 31, 1997 and 25.5% in the nine months ended December 31, 1996. Gross margin increased due to a change in product mix and saving of overhead as a result of consolidation of old factories into the expanded Dongguan Facility. During the nine months ended

December 31, 1996, the Company incurred costs associated with operating the Dongguan Facility at less than full capacity and training new employees.

     Hua Yang's gross profit totaled $10.6 million in the nine months ended December 31, 1997, an increase of $2.6 million, or 32.7%, from $8.0 million in the nine months ended December 31, 1996. Gross margin was 32.4% in the nine months ended December 31, 1997 and 30.0% in the nine months ended December 31, 1996.

     Selling, General and Administrative Expenses. Zindart's selling, general and administrative expenses totaled $9.0 million in the nine months ended December 31, 1997, an increase of $2.4 million, or 37.2%, from $6.6 million in the nine months ended December 31, 1996. Selling, general and administrative expenses constituted 16.1% of net sales in the nine months ended December 31, 1997 and 13.5% in the nine months ended December 31, 1996. Selling, general and administrative expenses increased due to additional selling expenses and personnel costs associated with supporting growth of Zindart's business and additional legal and professional expenses associated with Zindart's status as a public company.

     Hua Yang's selling, general and administrative expenses totaled $5.7 million in the nine months ended December 31, 1997, an increase of $1.1 million, or 24.2%, from $4.6 million in the nine months ended December 31, 1996. Selling, general and administrative expenses constituted 17.3% of net sales in the nine months ended December 31, 1997 and 17.2% in the nine months ended December 31, 1996. Selling, general and administrative expenses increased primarily due to higher freight costs.

     Operating Income. Zindart's income from operations was $7.7 million in the nine months ended December 31, 1997, an increase of $1.9 million, or 32.8%, from $5.8 million in the nine months ended December 31, 1996. Hua Yang's income from operations was $4.9 million in the nine months ended December 31, 1997, an increase of $1.5 million, or 44.0%, from $3.4 million in the nine months ended December 31, 1996.

     Interest Income (Expense), Net. Zindart's interest income (expense), net was $291,000 in the nine months ended December 31, 1997 as compared to $(572,000) in the nine months ended December 31, 1996. The change was attributable to decreased borrowings in the later period. Hua Yang's interest income (expense), net was $227,000 in the nine months ended December 31, 1997 as compared to $(162,000) in the nine months ended December 31, 1996. Such change was attributable to higher interest income on larger cash balances maintained during the later period. The Company's interest expense will increase substantially upon completion of the Hua Yang Acquisition. See "Risk
Factors -- Risks Relating to the Company -- Leverage."

     Other Income (Expense), Net. Zindart's other income (expense), net, totaled $153,000 in the nine months ended December 31, 1997 as compared to $168,000 in the nine months ended December 31, 1996. Hua Yang's other income (expense), net, totaled $(4,000) in the nine months ended December 31, 1997, as compared to $12,000 in the nine months ended December 31, 1996.

     Amortization of Goodwill. Goodwill represents the excess of cost paid by Hua Yang over the fair value of the net assets relating to the acquisition of the business from the Chan family (see "Business -- Development of the Company"), which is amortized on a straight-line basis over 20 years. The amortization of goodwill for Hua Yang for the nine months ended December 31, 1997 and 1996 was $816,000 and $842,000, respectively.

     Provision For Income Taxes. The effective income tax rate for Zindart and Hua Yang was 8.6% and 12.0%, respectively, in the nine months ended December 31, 1997 and 8.6% and 4.7%, respectively, in the nine months ended December 31, 1996. See "Risk Factors -- Risks Relating to the Company -- Taxation."

     Net Income. Based on the factors described above, Zindart's net income totaled $6.9 million in the nine months ended December 31, 1997, an increase of $2.7 million, or 62.7%, from $4.2 million in the nine months ended December 31, 1996. Hua Yang's net income totaled $3.8 million in the nine months ended December 31, 1997, an increase of $1.5 million, or 64.6%, from $2.3 million in the nine months ended December 31, 1996.

     EBITDA. The earnings before interest expense (net of interest income), provision (benefit) for income taxes and depreciation and amortization ("EBITDA") for Hua Yang was $5.9 million in the nine months ended December 31, 1997, an increase of $1.8 million, or 44.3%, from $4.1 million in the nine months ended December 31, 1996. EBITDA is not a measurement of operating performance calculated in accordance with

U.S. GAAP and should not be considered as a substitute for operating income, net income, cash flows from operating activities or other data or as a measure of profitability or liquidity. Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to similarly entitled measures of other companies. The issuance of additional Shares in the Hua Yang Acquisition pursuant to the Earn-Out is a function of the attainment of certain EBITDA figures. See "The Hua Yang Acquisition."

COMPARISON OF RESULTS OF OPERATIONS FOR FISCAL 1997 AND 1996

     Net Sales. Zindart's net sales in fiscal 1997 were $62.2 million, an increase of $15.3 million, or 32.6%, from $46.9 million in fiscal 1996. Such increase was due to an increase in sales volume in all finished product categories. Hua Yang's net sales in fiscal 1997 were $33.4 million, a decrease of $3.0 million, or 8.2%, from $36.4 million in fiscal 1996. Such decrease was due to a 31.4% decline in book sales, partially offset by an increase in packaging and paper sales. The decline in book sales resulted from the entrance of new competitors offering lower prices. Hua Yang lost market share until it lowered prices late in fiscal 1997. See "Risk Factors -- Risks Relating to the Company -- Competition" and "-- Country Risks -- Market Decline in Southeast Asia."

     Gross Profit. Zindart's gross profit totaled $16.5 million in fiscal 1997, an increase of $3.7 million, or 28.6%, from $12.8 million in fiscal 1997. Gross margin was 26.5% in fiscal 1997 and 27.3% in fiscal 1996. Gross margin decreased because of the costs associated with operating the Dongguan Facility at less than full capacity, training new employees and an increase in the production of toy products, which carry a lower margin than other of Zindart's products.

     Hua Yang's gross profit totaled $9.8 million in fiscal 1997, a decrease of $3.8 million, or 28.3%, from $13.6 million in fiscal 1997. Gross margin was 29.2% in fiscal 1997 and 37.4% in fiscal 1996. Gross margin decreased because of lower absorption of fixed overhead on a smaller sales base, an increase, as a proportion of Hua Yang's overall business, of the lower margin packaging business and a lowering of pricing in the book business late in fiscal 1997.

     Selling, General and Administrative Expenses. Zindart's selling, general and administrative expenses totaled $8.9 million in fiscal 1997, an increase of $2.4 million, or 37.7%, from $6.5 million in fiscal 1996. Selling, general and administrative expenses constituted 14.4% of net sales in fiscal 1997 and 13.8% in fiscal 1996. Selling, general and administrative expenses increased due to an increase in selling expenses and additional personnel costs to support the increase in sales, and a $272,000 provision of relocation expenses made in fiscal 1997.

     Hua Yang's selling, general and administrative expenses totaled $5.9 million in fiscal 1997, a decrease of $772,000, or 11.6%, from $6.7 million in fiscal 1996. Selling, general and administrative expenses constituted 17.6% of net sales in fiscal 1997 and 18.3% in fiscal 1996. Selling, general and administrative expenses decreased in absolute dollars because of lower freight and sales expenses associated with the lower sales base and expense control efforts initiated by management.

     Operating Income. Zindart's income from operations was $7.5 million in fiscal 1997, an increase of $1.2 million, or 19.2%, from $6.3 million in fiscal 1996. Hua Yang's income from operations was $3.9 million in fiscal 1997, a decrease of $3.0 million, or 44.4%, from $6.9 million in fiscal 1996.

     Interest Income (Expense), Net. Zindart's interest income (expense), net was ($723,000) in fiscal 1997 as compared to ($194,000) in fiscal 1996. The increase in interest expenses was attributable to increased borrowings of Zindart to undertake the construction and machinery additions of the Dongguan Facility. Hua Yang's interest income (expense), net was $(155,000) in fiscal 1997 as compared to $(181,000).

     Other Income (Expense), Net. Zindart's other income (expense), net, totaled $390,000 in fiscal 1997 as compared to $(416,000) in fiscal 1996. Other income (expense), net, increased due to (i) a non-recurring trading net income of $260,000 in fiscal 1997, (ii) a decrease of $69,000 resulting from aggregate loss from foreign currency transactions in fiscal 1997 and (iii) a $358,000 write-off in fiscal 1996 related to listing expenses for a proposed public offering in Singapore that was not completed. See "Risk Factors -- Country Risks -- Exchange Rate Risk."

     Hua Yang's other income (expense), net, totaled $(60,000) in fiscal 1997 as compared to $(14,000) in fiscal 1996. Such change was attributable to a one-time charge in fiscal 1997 for diminution in value of an investment in a subsidiary.

     Amortization of Goodwill. The amortization of goodwill for Hua Yang for fiscal 1997 and fiscal 1996 was $1.2 million and $1.1 million, respectively.

     Provision For Income Taxes. The effective income tax rate for Zindart and Hua Yang was 8.8% and 5.9%, respectively, in fiscal 1997 and 8.6% and 0.0%, respectively, in fiscal 1996. See "Risk Factors -- Risks Relating to the Company -- Taxation."

     Net Income. Based on the factors described above, Zindart's net income was $5.7 million in fiscal 1997, an increase of $1.1 million, or 23.5%, from $4.6 million in fiscal 1996. Hua Yang's net income was $2.3 million in fiscal 1997, a decrease of $3.3 million, or 58.7%, from $5.6 million in fiscal 1996.

     EBITDA. EBITDA for Hua Yang for fiscal 1997 was $5.0 million, a decrease of $2.8 million, or 36.5%, from fiscal 1996.

COMPARISON OF RESULTS OF OPERATIONS FOR FISCAL 1996 AND 1995

     The results of operations for fiscal 1995 shown in the above table and the comparison of those results with those of fiscal 1996 discussed below include the operations of Zindart only.

     Net Sales. Zindart's net sales in fiscal 1996 totaled $46.9 million, an increase of $10.0 million, or 27.3%, from $36.9 million in fiscal 1995. This growth resulted from an increase in sales volume in all finished product categories. Mold sales increased by 95.5%, from $4.4 million to $8.6 million, as a result of Zindart's acquisition of a 51% majority interest of Luen Tat Mould Manufacturing Limited ("Luen Tat Mould") and the subsequent consolidation of Luen Tat Mould's financial results with those of Zindart, as well as an increase of Luen Tat Mould's sales.

     Gross Profit. Zindart's gross profit totaled $12.9 million in fiscal 1996, an increase of $1.7 million, or 14.1%, from $11.2 million in fiscal 1995. Gross margin was 27.3% in fiscal 1996 compared to 30.5% in fiscal 1995. The gross margin decreased because the sale of action figures and miniature figurine playsets and molds as a percentage of total net sales increased. These products generally have a lower gross margin than Zindart's other products. In fiscal 1996, Zindart obtained from its subcontractor a reduction of the subcontracting fee, which resulted in a reduction in the provision relating to such fee. The prices of Zindart's raw materials, zinc (approximately 13% of net sales) and plastic (approximately 7% of net sales) increased substantially in the first half of fiscal 1996. Zindart was able to pass on the increase in the cost of zinc to its customers but had to absorb part of the increase in the cost of plastic. In fiscal 1996, the annual average price of zinc alloy increased by approximately 6.5% over the annual average price in fiscal 1995, but Zindart was able to increase the average price of zinc alloy charged to its customers by approximately 5.6%, nearly offsetting the price increase. The price of a plastic resin frequently used by Zindart increased by approximately 16.9% from fiscal 1995 to fiscal 1996, and Zindart was unable to pass on the majority of this additional cost to its customers. As a result, Zindart's gross profit margin suffered in fiscal 1996. Zindart does not believe that increases in the price of raw materials have materially affected Zindart's results of operations in any other period. See "Risk Factors -- Risks Relating to the Company -- Dependence on Raw Materials."

     Selling, General and Administrative Expenses. Zindart's selling, general and administrative expenses totaled $6.5 million in fiscal 1996 compared to $6.8 million in fiscal 1995, a decrease of $308,000, or 4.5%, as a result of the transfer of certain engineering and administrative functions from Hong Kong to the PRC and a reduction in provisions relating to management bonuses. Selling, general and administrative expenses were 13.8% of net sales in fiscal 1996 as compared to 18.5% of net sales in fiscal 1995, a decrease of 4.7%.

     Operating Income. Zindart's income from operations totaled $6.3 million in fiscal 1996 compared to $4.4 million in fiscal 1995, an increase of $1.9 million, or 42.6%. The operating margin increased from 12.0% of net sales in fiscal 1995 to 13.5% of net sales in fiscal 1996.

     Interest Income (Expense), Net. Zindart's interest income (expense), net was $(194,000) in fiscal 1996 as compared to $91,000 in fiscal 1995. The increase in interest expenses was due to increased borrowings to undertake the construction of the Dongguan Facility.

     Other Income (Expense), Net. Zindart's other income (expense), net, was a net expense of $416,000 for fiscal 1996 compared to a net income of $492,000 in fiscal 1995, a decrease of $908,000. The decrease was due primarily to (i) a difference of $342,000 resulting from aggregate losses from foreign currency transactions in fiscal 1996, versus aggregate gains from foreign currency transactions in fiscal 1995 and (ii) a $358,000 write-off related to listing expenses for a proposed public offering in Singapore that was not completed during fiscal 1996.

     Provision for Income Taxes. Zindart's effective income tax rate was 8.6% in fiscal 1996 and 9.6% in fiscal 1995. The effective rate decreased because profit contributions from subsidiaries of Zindart are not taxable and the proportion of profits contributed from such subsidiaries was higher in fiscal 1996 than in fiscal 1995.

     Net Income. Zindart's net income totaled $4.6 million in fiscal 1996, an increase of $404,000, or 9.6%, from $4.2 million in fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Zindart. Zindart has financed its operations through cash from operations and sales of equity securities. Zindart increased its working capital in March and April 1997 in connection with Zindart's initial public offering, with net proceeds to Zindart of approximately $14.1 million. Cash and bank deposits and capital leases were $13.2 million and $1.7 million, respectively, at December 31, 1997. Cash generated from operating activities was $8.0 million for the nine months ended December 31, 1997. Cash used in investing activities for the nine months ended December 31, 1997 was $7.8 million, primarily as a result of expenditures for the acquisition of plant and equipment and construction-in-progress at the Dongguan Facility. Zindart's cash generated by financing activities during such nine-month period was $509,000.

     During the nine months ended December 31, 1997, Zindart repaid equipment lease financings of $471,000 to two equipment lessors. As of December 31, 1997, the aggregate outstanding amount under all capital leases was $1.7 million. As of December 31, 1997, $2.3 million remained available to draw upon under these leases. These leases require repayment in 48 monthly installments. The first and second leases carry annual interest rates of 9.3% and 7.2%, respectively. Zindart repaid short-term and long-term loans of $8.0 million in fiscal 1997. In fiscal 1997, Zindart obtained equipment lease financing in the aggregate amount of $1.5 million from two equipment lessors. The Company intends to terminate these leases.

     Zindart has revolving lines of credit with two banks: Standard Chartered Bank and The Hong Kong and Shanghai Banking Corporation Limited. As of December 31, 1997, these lines of credit allowed for aggregate borrowings of up to $10.4 million. As of December 31, 1997, Zindart had no borrowing outstanding under these revolving lines of credit. In May 1997, Zindart renegotiated its banking facilities. As a result, the banks have released all loan covenants, mortgages over properties and pledges of bank deposits previously made by Zindart.

     Consistent with practice in the giftware, collectibles and toy industry, Zindart offers accounts receivable terms to its customers. This practice has created working capital requirements that Zindart generally has financed with net cash balances, internally generated cash flow and loans. Zindart's accounts receivable balance at December 31, 1997 was $13.2 million. Zindart has not experienced any significant problems with collection of accounts receivable from its customers.

     Zindart's capital expenditures for the nine months ended December 31, 1997, fiscal 1997 and fiscal 1996 were $7.8 million, $3.0 million and $7.3 million, respectively.

     Hua Yang. Hua Yang has financed its operations through cash from operations. Cash and bank deposits and capital lease obligations were $7.3 million and $1.4 million, respectively, at December 31, 1997. Of such capital lease obligations, $638,000 were due and payable within one year with the balance due within three years. As of December 31, 1997, Hua Yang had no outstanding long-term debt but maintained working capital credit facilities with Citibank N.A. and Standard Chartered Bank with unused borrowing capacity of $15.0 million. Hua Yang's banking facilities are secured by all its assets. The Company intends to terminate these facilities.

     Cash generated from operating activities was $541,000 for the nine months ended December 31, 1997. Cash used in investing activities was $340,000 for the nine months ended December 31, 1997 as Hua Yang continued to invest in equipment and minor leasehold improvements. Cash used in financing activities during such nine-month period was $1.6 million due to repayment of bank borrowings and capital lease obligations.

     Consistent with the practice in the book and packaging industries, Hua Yang offers accounts receivable terms to its customers. This practice creates working capital requirements that Hua Yang generally finances with net cash balances and internally generated cash. At December 31, 1997, Hua Yang's accounts receivable balance was $13.8 million.

     Hua Yang's capital expenditures for the nine months ended December 31, 1997, fiscal 1997 and fiscal 1996 were $705,000, $890,000 and $4.2 million, respectively. The Company's sales are denominated either in U.S. Dollars or Hong Kong dollars. The largest portion of the Company's expenses are denominated in Hong Kong Dollars, followed by Renminbi (the PRC's currency) and U.S. Dollars. The Company is subject to a variety of risks associated with changes among the relative values of the U.S. Dollar, the Hong Kong dollar and Renminbi. The Company does not currently hedge its foreign exchange positions. Any material increase in the value of the Hong Kong dollar or Renminbi relative to the U.S. Dollar would increase the Company's expenses and therefore would have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Country Risks -- Exchange Rate Risks" and
"-- Market Decline in Southeast Asia."

     During the past three years, the rate of inflation in Hong Kong has been approximately 8.1% to 8.8% per year and the rate of inflation in the PRC has been approximately 8.3% to 21.7% per year. The Company believes that inflation has not had a material impact on its business in recent years. No assurance can be given that this will continue to be the case. See "Risk Factors -- Country Risks -- Inflation Risk."

     The Company. The Company's liquidity needs are expected to arise primarily from debt service on indebtedness incurred in connection with the Hua Yang Acquisition, working capital needs and the funding of capital expenditures and investments. The Company has incurred substantial indebtedness in connection with the Hua Yang Acquisition. The Credit Facility provides for revolving borrowings in a maximum amount of up to $30.0 million, with a term of five years, subject to the put option described below. All borrowings were fully utilized in connection with the Hua Yang Acquisition. Borrowings under the Credit Facility currently bear interest at a rate of LIBOR plus a margin of 2.0%. Interest is payable quarterly in arrears. The Company anticipates repayment of approximately $10.0 million of such indebtedness with the net proceeds from this Offering, as permitted by the Credit Facility.

     After application of the net proceeds of this Offering, quarterly interest payments will be approximately $531,000. Each lender under the Credit Facility may demand repayment of its commitment under the Credit Facility at the end of each of the third and fourth years following the closing date upon 90 days' prior written notice. The Company may cancel the Credit Facility in whole or in part at any interest payment date upon 90 business days' prior written notice. See "Risk Factors -- Risks Relating to the Company -- Leverage" and "Description of Senior Credit Facility." As required by the Credit Facility, the Company expects to use approximately $3.1 million of its working capital to repay its existing capital leases before the end of fiscal 1998.

     As of December 31, 1997, the Company had capital commitments amounting to approximately $552,000 in respect of purchase of machinery and tools. The Company anticipates that its capital expenditures will increase substantially in the event that the Company elects to move the Hua Yang facility or to build an expansion to the Dongguan Facility. See "Risk Factors -- Risks Relating to the Company -- Production Facilities; Capacity Limitations."

     On a pro forma basis as of December 31, 1997, the Company had cash and bank deposits of approximately $8.8 million, $10.4 million available under its existing lines of credit and total indebtedness of approximately $33.1 million.

     The Company's principal source of cash to fund its liquidity needs will be net cash from operating activities and borrowings under existing lines of credit and the Credit Facility. The Company believes that these sources, with the net proceeds from this Offering, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and interest payments on its existing indebtedness for at least the next 18 months. However, there can be no assurance that these resources will be adequate to meet the Company's needs, particularly in the event that the Company elects to move the Shenzhen Facility or to expand the Dongguan Facility. In the event that the Company requires additional capital, it may be required to issue additional equity securities, which could result in additional dilution to existing stockholders, or to borrow such funds, which could adversely affect operating results. No assurance can be given that such capital will be available. See "Risk Factors -- Risks Relating to the Company -- Production Facilities; Capacity Limitations" and "-- Capital Needs; Uncertainty of Additional Financing."

                                    BUSINESS

     The Company is a turnkey manufacturer of high-quality die-cast, injection-molded and paper products that require a significant degree of engineering and hand-assembly expertise to produce. The Company manufactures die-cast collectibles, collectible holiday ornaments and toys and, through its acquisition of Hua Yang, hand-made books, specialty packaging and other paper products. The Company is headquartered in Hong Kong and its manufacturing operations are located in the neighboring Guangdong Province of the PRC.

     The Company's customers include many well-known marketers of die-cast and injection-molded giftware and collectibles, as well as packagers and publishers of books. Customers for die-cast and injection-molded products include Hallmark, Ertl, Mattel(R) and Hasbro, Inc. Customers for books, paper and packaging products include Mattel(R), Disney Publishing, Inc., Intervisual Books, Inc., Reader's Digest, The Metropolitan Museum of Art and Golden Books, Inc.

DEVELOPMENT OF THE COMPANY

     Zindart was founded in 1978 by Mr. George Sun. In 1982, Zindart moved its production to its first facility in the PRC. In the same year, Ertl acquired an equity interest in Zindart. In 1983, Zindart began business with Hallmark. Additional production capacity was added in 1987 with the opening of its second PRC facility. In 1993, ChinaVest acquired a majority ownership position in Zindart. By late 1994, in response to growth in sales, Zindart decided to build the Dongguan Facility in order to expand and consolidate its manufacturing operations. Relocation of the workers and production lines from Zindart's two other facilities to the Dongguan Facility began in September 1996 and was completed in January 1998. Today, Zindart has 895,000 square feet of production and production support space as well as a 385,000 square foot dormitory.

     In February 1998, Zindart acquired Hua Yang. The acquisition provides Zindart with its own packaging operation, which is an integral part of providing its customers with a fully-integrated turnkey manufacturing service. The Hua Yang Acquisition broadens Zindart's product lines and customer base, and is consistent with its goal of becoming the leading producer of high-quality hand-assembled consumer products in the PRC. Additionally, management believes that the acquisition will yield economies of scale through the consolidation of financial and administrative functions.

     Hua Yang's business was founded in Hong Kong in the 1950s as a small business printer by C.M. Chan and his family. In the 1960s, the Chan family purchased a two-color offset printing press and launched the packaging business, primarily servicing Hong Kong-based toy manufacturers. By the mid-1980s, the Chan family had acquired additional four-color presses and decided to diversify into the hand-made book business, initially focusing on pop-up books. At the time, given the high level of hand-work involved in pop-up books, the Chan family opened an assembly plant in Shenzhen to access the large and inexpensive labor force. In 1995, the Chan family sold the assets of the business to ChinaVest and Advent. That same year, Hua Yang purchased two more six-color presses and consolidated its printing and hand-assembly in the PRC, maintaining its headquarters and sales force in Hong Kong.

THE COMPANY'S SOLUTION

     The Company's customers seek suppliers that can manufacture high-quality products in desired volume (i.e., both in large quantities and limited runs) in a timely and cost-effective manner. In addition, the Company's customers seek to eliminate the cost, time and complexity of identifying and managing multiple vendors required to develop and produce a product. For example, marketers of die-cast and injection-molded products often must hire different companies to engage in product engineering, model and mold making, and manufacturing and packaging of the finished product. Book customers often must turn to trading houses, brokers or service intermediaries for product development and engineering as well as component sourcing. The need to coordinate several different companies in the manufacturing process can cause production delays, inefficiencies in the management of multiple contractors, and quality and reliability problems.

     The Company's full service, value-added approach to manufacturing addresses these customer needs as follows:

     - High-Quality Production

     The Company uses modern computer-aided design and manufacturing equipment to produce high-quality products. The Company also employs a highly-trained workforce, including skilled, technically trained craftsmen and other capable but relatively inexpensive laborers for its manufacturing and assembly operations under the guidance of experienced management. The Company ensures quality through rigorous quality control procedures at each step of the production process. The Company has an employee training program geared specifically toward inspection and quality control.

     - Manufacturing Capacity

     The Company currently employs approximately 10,000 production workers and has an aggregate of 1,191,000 square feet of manufacturing space with the capacity for up to 13,200 workers in its two manufacturing facilities. The Company believes that this space, together with the anticipated increase in efficiency for which the Dongguan Facility was designed, will allow the Company to significantly increase its production capacity and meet anticipated demand through calendar 1999. The added flexibility gained through increased production capacity should enable the Company to further shorten production cycles, which in turn will enable the Company to offer, among other things, a just-in-time manufacturing service.

     - Turnkey Manufacturing Service

     The Company's turnkey manufacturing service fulfills a customer's requirements at every stage in the production process, including component sourcing, computer-aided product engineering and design, model and mold making and manufacturing, assembling and packaging of the finished product. This coordinated, one-stop production process provides the Company's customers with
(i) shortened lead times from design to production, (ii) a single participant in the manufacturing process instead of the multiple participants previously required and (iii) increased efficiency, resulting in lower per-unit costs. See "-- Manufacturing."

     - Commitment to Efficiency

     The Company continually strives to increase efficiency and reduce costs for the benefit of the Company and its customers. To date, the Company has been able to achieve efficiencies by locating its production facilities in the PRC, vertically integrating its production processes, and working in close cooperation with its customers. The Company expects to achieve greater efficiencies as a result of the consolidation of Zindart's operations in the Dongguan Facility.

THE COMPANY'S STRATEGY

     The Company's goal is to become the leading manufacturer of high-quality die-cast and injection-molded collectibles, hand-made books, specialty packaging and other paper products for the premier designers and marketers of such items. The Company's business strategy to achieve this goal is to focus on the following:

     - Develop Additional Major Customers

     Currently, the Company has a small core group of large customers, but also manufactures products for many other customers. The Company expects that it may be able to develop several of these smaller customers into major customers as they become familiar with the benefits of the Company's turnkey manufacturing service. With completion of the Dongguan Facility, the Company can now offer major customers a dedicated production team and dedicated production space, which can provide such customers with attractive advantages. For example, the Company can customize its production facility to meet the specific needs of such customers, and the customer is able to exercise greater control over the production process, thereby enhancing quality control and cost efficiency, increasing confidentiality, and expediting scheduling and delivery timetables.

     - Diversify Product Offerings

     The Company has established itself as a leading manufacturer of die-cast collectibles, collectible holiday ornaments and toys. Through its acquisition of Hua Yang, the Company diversified its product offerings to include hand-made books, specialty packaging and other paper products. The Company intends to diversify its product offerings to include the manufacture of other consumer products that utilize the Company's current competitive advantages and production expertise. As part of its diversification strategy, the Company intends to review additional strategic acquisition opportunities.

     - Invest in Manufacturing Capacity

     The Dongguan Facility provides the Company with additional production space. This facility increases the Company's capacity and, the Company believes, improves the quality of its operations and overall efficiency, which should in turn enable the Company to meet additional demand for its manufacturing services through calendar 1999. Assuming necessary financing is available, the Company intends to purchase new equipment for its facilities and to further expand its production capacity to meet customers' needs.

     - Deploy Advanced Management Information Systems

     The Company seeks to enhance its manufacturing and business processes through the deployment of advanced management information systems enabling the real-time monitoring and management of its operating and financial performance and resources. The Company has contracted with a third party to develop custom manufacturing software and intends to deploy a comprehensive enterprise software solution, which the Company believes will result in considerable cost savings and operating efficiencies.

MARKETS, PRODUCTS AND CUSTOMERS

     Die-cast Collectibles

     The Company manufactures a wide range of metal die-cast collectible scale model replicas of automobiles, such as Mercedes Benz, BMW, Corvette and Mustang, trucks, planes, farm implements and construction equipment, such as John Deere and Caterpillar, and classic cars, such as the 1932 Cadillac, the 1964 Aston Martin and the 1956 Ford Thunderbird. These replicas, which come in various scales from 1/12th to 1/64th of the size of the original product, are medium-and high-feature products that must meet exacting standards. Many of the die-cast replicas have complex designs which require high-quality workmanship and decorative details, with pad printing of as many as one hundred imprints. The most complex of these models incorporate up to 200 moveable parts. The die-cast scale model replicas manufactured by the Company are sold through hobby shops, collectors' clubs, car and equipment dealers, toy and gift stores and other channels. These products typically retail in the U.S. for between $150.00 and $180.00 for the high-feature products, between $25.00 and $60.00 for the medium-feature products and between $5.00 and $10.00 for the small scale products. Many of these products have nostalgic appeal to adult consumers. In addition, some of these products, especially the automobile replicas, have attracted a following of collectors and are traded on a secondary market. The Company believes, based on many years of sales experience, that many die-cast collectibles have enduring consumer appeal. For example, the Company manufactures on an annual basis several products for which molds were made between five and ten years ago. These include the '70 Ford Mustang, '68 Pontiac GTO, '67 Corvette convertible, Ford Roadster, Allis Chalmers Model "C" Tractor and John Deere Skidsteer Loader.

     The Company's primary customers for die-cast collectibles are Ertl and Mattel(R). Ertl is a leading U.S. designer and marketer of die-cast collectible replicas with fiscal year 1997 sales of over $200 million. Ertl was the Company's first customer in 1978 and has been a customer ever since. In 1982, an Ertl affiliated company, Ertl (Hong Kong) Limited, acquired a significant equity interest in Zindart. Sales to Ertl continue to account for a significant portion of the Company's net sales. In March 1997, Zindart started a business relationship with Mattel(R), a leading U.S. designer and marketer of die-cast collectible replicas and general toys, as a producer for the Hot Wheels(R) Pro-Racing and Legend Series. With the increasing popularity of NASCAR racing, Mattel(R) has introduced a successful NASCAR Hot Wheels(R) line called "Pro-Racing." This line of

1/64 scale model replicas are highly detailed, requiring 40 to 60 imprints per car body. Sales to Mattel(R) constituted a significant portion of the Company's net sales for the nine months ended December 31, 1997. See "Risk
Factors -- Risks Relating to the Company -- Dependence on Major Customers."

     The Company's customers for die-cast collectibles include other well-known designers and marketers of such products, such as Revell-Monogram, which has been a customer of the Company since 1987, and SWG of Germany, which has been a customer of the Company since 1989. Revell-Monogram is a leading worldwide designer and marketer of plastic model kits and die-cast replicas of airplanes, automobiles and ships marketed under the "Revell" and "Monogram" brand names. SWG is one of the largest designers and marketers of die-cast replicas in Germany, marketed under the brand name "Siku."

     Collectible Holiday Ornaments

     Hallmark, long known as a leading producer of greeting cards, successfully diversified into collectible holiday ornaments and giftware products. Hallmark relies on the Company to manufacture many of its Keepsake Ornaments, which consist of a variety of Christmas ornaments, holiday-themed pieces and other giftware both in die-cast zinc alloy and plastic. Hallmark's Keepsake Ornaments products also include free-standing decorations such as die-cast replicas of pedal cars. Production of Keepsake Ornaments products requires highly developed hand spray painting skills and attention to quality by each member of the Company's workforce in order to meet Hallmark's exacting aesthetic and quality requirements.

     The Keepsake Ornaments manufactured by the Company are collectibles sold through authorized retail outlets. These products typically retail in the U.S. for between $7.00 and $25.00. Many purchasers of Keepsake Ornaments consider these products to be valuable, collectible items. In addition to traditional holiday themes, many Keepsake Ornaments depict characters from storybooks and films such as the Wizard of Oz, Star Trek, Pocahontas, the Flintstones, and Peanuts, and various American icons such as Lou Gehrig and Babe Ruth. See "Risk Factors -- Risks Relating to the Company -- Dependence on Major Customers."

     Action Figures and Miniature Figurine Playsets

     The Company also manufactures action figures and miniature figurine playsets for various designers and marketers such as Hasbro, Inc. and Galoob Toys, Inc. These products are used primarily as toys and include miniature replicas of popular television and movie characters such as Thomas the Tank Engine & Friends and various Disney and Sesame Street characters. These products typically retail in the U.S. for between $5.00 and $15.00. The Company believes that a developing trend among toymakers is to focus on profitability rather than volume. As a result, many toymakers are moving into the sale of higher-priced toys, the production of which requires high-quality and detailed manufacturing skills of the type offered by the Company.

     Books

     The Company manufactures "pop-up" books, novelty books and board books. Pop-up books are books containing specially die-cut, folded and glued paper pieces that, when the book is opened, "pop" out of the book in three dimensions. Most of the Company's "pop-up" books are targeted at children but a small segment also caters to the adult and young adult markets. Novelty books, sometimes also referred to as "book-plus," incorporate an extra or unusual element. These elements often make the book interactive or provide play value; examples include an electronic device, a noise maker, plastic, vinyl, textured or scented materials, or a plush toy. Board books usually are die-cut or punched into an unusual shape, thus requiring hand-assembly. These books are made of heavy weight, stiff paperboard, are durable in nature and usually are targeted at the children's market. Often board books come in a set of three or more titles and are grouped together in a hand-assembled slip case, sleeve or custom made box.

     Specialty Packaging

     Specialty packaging includes paper board and E-flute (corrugated) boxes and, to a lesser extent, blister cards and inserts. Box packaging often requires advanced printing techniques, including six and seven color printing, hot foil stamping, spot or total coating, varnishing, embossing and lamination. After printing, boxes are die-cut to shape with a drop-out window often included. PVC sheets, which also are cut to shape and often incorporate some silk screen printing, are glued in place by hand in the drop-out windows. Blister cards are simple backing boards used in a plastic blister pack while insert cards are printed pieces of board used as backing or filler inside a larger packaging box.

     Other Paper Products

     Other paper products manufactured by the Company include puzzles, board games, photo albums, stationery sets and activity packs, all of which require hand assembly.

MANUFACTURING

     The Company offers a fully-integrated turnkey manufacturing service. With this service, the Company integrates component sourcing, computer-aided product engineering, model-making and mold-making, as well as manufacturing, assembling and packing of finished product. This enables the Company to meet all of a customer's design engineering and manufacturing needs and eliminating the need for intermediaries. By coordinating product development and process design with production and packaging, the Company is able to shorten the lead time from conceptual design to product delivery and to lower product cost while maintaining high quality and reliability.

     The Company's die-cast and injection-molded production facilities are located in Dongguan. The Dongguan Facility includes (i) a product engineering area, (ii) model-making and mold-making areas, (iii) die-casting and injection-molding areas, (iv) hand-spray and electrostatic painting and pad printing areas, (v) assembly and packing areas, (vi) a warehouse, and (vii) dormitory, dining and recreational facilities. The Company's product engineering staff makes extensive use of sophisticated computer-aided design systems for the development of prototype-scale models. The die-casting, injection-molding and electrostatic painting areas operate on a two-shift basis. The hand-spray, pad printing and assembly and packing areas run on a single-shift basis. Assembly and hand painting areas account for most of the total work force and production area.

     The Company's hand-made book, specialty packaging and paper production facilities are located in Shenzhen. The Shenzhen Facility includes (i) a pre-press area, press rooms and print finishing area, (ii) die-cut, trimming, guillotining and punching areas, (iii) packaging and book hand assembly areas,
(iv) a warehouse, and (v) dormitory and dining facilities. The press rooms operate on a two-shift basis with six advanced German presses delivering up to six-color printing capability. The die-cut department also runs on a two-shift basis during the peak season. Hand assembly for both packaging and books generally works one shift, adding an additional shift during the peak season, and accounts for most of the total work force and production areas.

     The Company uses zinc alloy and various plastic resins in its die-cast and injection-molded production operations. The supply and demand for zinc alloy and for both plastic resins and the petrochemical intermediates from which plastic resins are produced are subject to cyclical and other market factors and can fluctuate significantly. The Company acquires raw materials for its die-cast production primarily from Australia, Belgium and Canada. Plastics used for manufacturing collectible holiday ornaments and figurines are obtained from Hong Kong. The Company's standard practice is to maintain a supply of raw materials sufficient for approximately three months' production. See "Risks
Factors -- Risks Relating to the Company -- Dependence on Raw Materials."

     Paper, ink and glue are the principal raw materials used by the Company in the manufacture of books, specialty packaging and other paper products. The Company uses many types of coated paper and board in a variety of grades, depending on customers' quality and price requirements. The Company purchases a majority of its paper from U.S. and European suppliers, but generally places orders through trading companies or agents in Hong Kong. Additionally, the Company acquires a small amount of paper from local sources in Hong Kong. Ink and glue are ordered locally in Hong Kong.

     The plants and equipment owned and operated or leased by the Company are subject to comprehensive PRC laws and regulations that involve substantial risks. See "Risk Factors -- Risks Relating to the Company -- Environmental Matters" and "-- Production Facilities; Capacity Limitations" and "-- Dependence on PRC Parties" as well as "-- PRC Risks."

COMPETITION

     The Company faces significant competition in each of its product segments. In die-cast collectibles and collectible holiday ornaments, the Company competes with several companies located primarily in the PRC. In toys, the Company competes with numerous companies located all over the world. In "pop-up" books, the Company competes with several companies located in Southeast Asia and South America. In novelty and board books as well as packaging, the Company competes with several companies located in Hong Kong. The Company believes that the basis of competition in the manufacturing of all of its products is price, quality, technical capabilities and the ability to produce in required volumes and to timely meet delivery schedules. The Company expects increased competition from other industry participants that may seek to enter one or more of the Company's high margin product segments. Many of the existing and potential competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company.

     The Company does not believe that there are any significant barriers to entry into the manufacture of its products, although the Company believes that it currently holds certain competitive advantages. The Company does not characterize its business as proprietary and does not own any patents or copyrights or possess any material trade secrets. Accordingly, additional participants may enter the market at any time. No assurance can be given as to the ability of the Company to compete successfully with its current or future competitors, and the inability to do so would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, certain of the Company's customers, including Mattel(R), manufacture a substantial portion of their products internally. Any determination by a principal customer to manufacture new products internally or to move manufacturing from the Company to another third party would have a material adverse effect on the Company's business, financial condition and results of operations.

PROPERTIES

     The Company is headquartered in approximately 26,100 square feet in Hong Kong. The facilities in Hong Kong are owned by the Company, and the land on which such facilities are located is subject to long-term leases.

     The Company's manufacturing operations are conducted in the Dongguan Facility and the Shenzhen Facility. The Company's manufacturing facilities have an aggregate of approximately 1,191,000 square feet of manufacturing space and approximately 551,000 square feet of dormitory space. Virtually all land in the PRC is state-owned, but can be leased from the government on a long-term basis. The Dongguan Facility is built on land held by Zindart pursuant to a 50-year lease of this nature. The operation of the Dongguan Facility is structured as a contractual joint venture with a PRC governmental entity, Dongguan Hengli Trading General Company, which receives an annual fee from the Company but does not share in the profits or losses of the venture. This contractual joint venture has a term of 15 years. At the end of this term, the Company will continue to own the principal assets of the joint venture, including the 50-year land lease. Part of the operation of the Shenzhen Facility is structured as a 15-year contractual joint venture known as Shenzhen Huaxuan Printing Product Co., Ltd. with Goshu Economic Development Company, Shenzhen, which receives an annual fee from the Company but does not share in the profits or losses of the venture. Unlike the Dongguan Facility, the Company does not own but leases its factory building and land at the Shenzhen Facility. At the end of the joint venture term, the Company will continue to own the other assets of the joint venture, but the land and building will revert to the PRC party to the joint venture company. See "Risk Factors -- Risks Relating to the
Company -- Production Facilities; Capacity Limitations" and "-- Dependence on PRC Parties." The plants and equipment owned and operated or leased by the Company are subject to comprehensive PRC laws and regulations that involve substantial risks. See "Risk Factors -- Country Risks" and "-- PRC Risks."

SUBSIDIARIES

     The Company has a controlling interest in two mold-making subsidiaries. In August 1994, Zindart acquired a 55% interest in Onchart Industrial Limited, a British Virgin Islands corporation. In December 1994, Zindart acquired a 51% interest in Luen Tat Mould. Prior to these acquisitions, Zindart had regularly contracted with these companies to provide mold-making services to Zindart. Presently, Luen Tat Mould conducts its mold-making operations in one of the Company's factories, and provides the Company with the largest in-house mold and model-making capacity in southern China. Dongguan Xinda Giftware Company Limited is a contractual joint venture established in the PRC to own and operate the Dongguan Facility. Such joint venture has a term of 15 years and expires in November 2009. Under the joint venture contract and the supplemental agreement thereto, the Company is entitled to 100% of the joint venture's income after paying to its joint venture partner a pre-determined annual fee. See Note 3 of Notes to the Consolidated Financial Statements of the Company.

     Hua Yang is a subsidiary of the Company and has three subsidiaries. Hua Yang Printing Holdings Co., Limited is 100% owned, based in Hong Kong, and employs the sales, accounting and management staff for the book and packaging businesses and holds the Hua Yang equity interests in its two Chinese joint ventures/subsidiaries. Shenzhen Huaxuan Printing Product Co., Ltd. is a contractual joint venture established in the PRC to operate the Shenzhen Facility. Such joint venture has a term of 15 years and expires in October 2010. Under the joint venture agreement, the Company is entitled to 100% of the joint venture's income, after paying its joint venture partner a pre-determined annual fee. See Note 2 of Notes to the Consolidated Financial Statements of Hua Yang.

BACKLOG AND SEASONALITY

     The Company's die-cast and injection-molded product customers generally contact the Company six to nine months in advance of product delivery in order that the Company engineer and make the molds for the products. Thereafter, these customers place production orders two to three months in advance of target delivery dates. These purchase orders may be canceled by the customer upon reimbursement of actual costs incurred and payment of a portion of lost profits, as determined on a case-by-case basis.

     The buying and ordering cycles for packaging and books differ. For packaging, in November or December the Company reviews with its two core customers their anticipated packaging needs for the upcoming year. By the beginning of the calendar year, both Mattel(R) and Jetta will have provided the Company with dollar and unit allocations for the year. This allocation will be based on the Company's performance for the past year, capacity and technical capability vis-a-vis the designs agreed by the customer. Every week thereafter, the Company will receive purchase orders for covering the next four to six weeks. Firm orders and packaging planning rarely extend beyond six weeks.

     The buying cycle in books is much longer than in packaging and somewhat variable, with a majority of activity grouped around the Frankfurt Book Fair held in Germany every October and the Children's Book Fair held in Bologna, Italy every April. The fairs are a time for Hua Yang's customers to present their new book concepts and ideas to customers, with confirmed sales being realized three to six weeks after each fair. Once Hua Yang's customers have confirmed sales, they turn to printers to reserve production capacity. Orders for reprints of old titles, however, can be booked anytime during the year but generally fall outside of the peak summer production months.

     As is customary in the PRC, each year the Company closes its facilities for two weeks during the months of January or February in celebration of the Chinese New Year holidays. As a result, the Company's fourth fiscal quarter production and revenues have in the past been lower than in other quarters and are expected to be lower than in future quarters. Except as attributable to the observance of the New Year, the Company has not experienced seasonality in its die-cast and injection-molded products business operations, although they could show quarterly fluctuations based on the timing of orders placed by its customers. The Company's book sales are weighted toward the Christmas season. As a result, sales of books in the first half of each fiscal year are generally greater than in the second half.

TRADEMARKS AND OTHER PROPRIETARY RIGHTS

     The Company has no registered trademarks. The Company has applied for, but not yet been granted, a United States patent on the structure of a particular book. The Company's key employees have entered into confidentiality agreements with the Company.

EMPLOYEES

     As of December 31, 1997, the Company employed approximately 11,500 persons, of whom approximately 9,100 were production workers, 1,370 were administrative staff and 1,030 were engineering and technical personnel. As is customary for employers in the PRC, each of the Company's production facilities includes housing facilities for workers. The Company is committed to providing good working and living conditions for its employees in the PRC. To that end, the Company has adopted a code of conduct relating to human rights, including a prohibition on use of child labor, and guidelines regarding worker safety, wages and hours. The Company intends to retain outside consultants to review and assist in improving the working and living conditions of its employees.

     The Company provides training to its managers and executives in its Hong Kong headquarters through courses conducted by industry professionals engaged by the Company as well as by senior management. The courses cover management skills, total quality management, ISO 9000 requirements and the technical aspects of the Company's operations. In addition, the Company sponsors a number of technical staff to attend night classes, and in-house seminars for workers are held semi-annually by the quality control staff or the factory managers on quality requirements. See "Risk Factors -- Risks Relating to the
Company -- Reliance on Key Personnel" and "-- Employees."

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

     The following table sets forth certain information with respect to the directors, executive officers and certain key employees of the Company and their ages as of January 31, 1998:

              NAME                 AGE                          POSITION
---------------------------------  ---     --------------------------------------------------
George K. D. Sun                   57      Founder, Chief Executive Officer and Director
Feather S. Y. Fok(1)               36      Chief Operating Officer, Chief Financial Officer
                                           and Director
Sandra C. Shaw                     40      President -- Hua Yang
Karl K. W. Chan(2)                 55      Managing Director -- Hua Yang and Director
Andrew C. H. Mok                   46      Executive Vice President of Operations
Tony D. H. Lai                     56      Vice President of Production
C. W. Ng                           38      Vice President of Quality and Industrial
                                           Engineering
Koulman N. Zheng                   42      Vice President of Engineering
Robert A. Theleen(1)(3)            52      Chairman of the Board
James E. Gilleran(3)               64      Director
Leo Paul Koulos                    64      Director
Alexander M. K. Ngan(1)            46      Director
Gordon L. M. Seow(2)               65      Director
George B. Volanakis                50      Director
Stanley Wang(3)                    55      Director
Victor J. H. P. Yang(2)            52      Director

---------------

(1) Member of Compensation Committee.

(2) Such individuals have agreed to join the Board of Directors upon the closing of the Offering.

(3) Member of Audit Committee.

     George K. D. Sun founded Zindart in 1978 and served as a Director and Chief Executive Officer from 1978 to 1994. In 1994, Mr. Sun took a sabbatical to pursue philanthropic activities. Mr. Sun returned to the Company in 1996 as a Director and Chief Executive Officer. Mr. Sun has transferred to the Company's current executive team responsibility for managing all of the Company's day-to-day operations. Mr. Sun continues to be responsible for providing leadership to, and engaging in strategic planning for, the Company.

     Feather S. Y. Fok has served as a Director since August 1993 and has served as Chief Operating Officer and Chief Financial Officer since 1993. Ms. Fok joined the Company in January 1989. Before joining the Company, Ms. Fok worked in the Audit & Business Advisory division of Arthur Andersen & Co. in Hong Kong. Ms. Fok is a Certified Public Accountant in Hong Kong and an associate member of the Hong Kong Society of Accountants. Ms. Fok is also a member of the Chartered Association of Certified Accountants, United Kingdom. Ms. Fok received a Bachelor's degree in Business Administration from the Chinese University of Hong Kong.

     Sandra C. Shaw has served as President of Hua Yang since November 1996 and is responsible for the day-to-day management of Hua Yang. Between November 1996 and December 1997, she was seconded by Advent International Corporation to Hua Yang to serve in such capacity. Ms. Shaw was a partner of Advent International Corporation from May 1992 until her resignation in December 1997. Previously, Ms. Shaw worked for Techno-Venture Group, a Japanese private equity firm, and The First National Bank of Chicago. Ms. Shaw holds a B.A. from Wesleyan University and an M.A.L.D. from the Fletcher School of Law and Diplomacy, Tufts University. She also was a Monbusho Fellow at Tokyo University.

     Karl K. W. Chan is joining the Board upon closing of the Offering. He has served as Managing Director of Hua Yang (or its predecessor company) since the mid-1970s. After attending Hong Kong Baptist

University, Mr. Chan joined his father in the family printing business. Mr. Chan assumed responsibility for the company in 1970s and in 1995 he sold a majority interest in the business to ChinaVest and Advent. Mr. Chan focuses on developing new products and initiating and maintaining core customer relations.

     Andrew C. H. Mok was promoted to Executive Vice President of Operations in April 1997 and is responsible for marketing, production and engineering. From 1995 to 1997, he served as Vice President of Marketing. Mr. Mok has over 20 years of working experience in the toy industry. Mr. Mok received a B.S. degree in Mechanical Engineering from the University of Hong Kong.

     Tony D. H. Lai has served as a Vice President of Production since October 1994 and is responsible for Zindart's production in the PRC. Mr. Lai served as Director of the Company from October 1994 until his resignation from the Board on May 16, 1997. Mr. Lai graduated from Shanghai Education University. He joined the Company in 1989.

     C. W. Ng joined the Company in May 1997 as Vice President of Production, and has served as Vice President of Quality and Industrial Engineering since January 1998. Prior to joining the Company, Mr. Ng worked for seven years at Mattel. Mr. Ng has 14 years of production experience. Mr. Ng received a B.S. degree in Industrial Engineering from the University of Hong Kong in 1982 and an M.B.A. from Andrew University.

     Koulman N. Zheng has served as Vice President of Engineering since 1993, and is responsible for Luen Tat Mould's operations. Prior to joining the Company, Mr. Zheng worked for many years as an engineer and operations manager at various companies in the U.S. Mr. Zheng holds a 10% interest in Luen Tat Mould. Mr. Zheng holds a B.S. and an M.S. degree in Mechanical Engineering from San Francisco State University and Northeastern University, respectively. Mr. Zheng also received a B.S. degree in Mechanical Engineering from the South Chinese Institute of Technology in the PRC.

     Robert A. Theleen serves as Chairman of the Board of the Company and is the founder and Chairman of ChinaVest. Mr. Theleen joined the Board of Directors in January 1997. Mr. Theleen is a director of several ChinaVest portfolio companies. Mr. Theleen is a founding member of the executive committee of the Hong Kong-Taipei Business Cooperation Committee of the Hong Kong General Chamber of Commerce. Mr. Theleen received a B.A. degree from Duquesne University and an M.B.A. from the American School of International Management.

     James E. Gilleran joined the Board in March 1997. Mr. Gilleran has served as Chairman of the Board and Chief Executive Officer of Bank of San Francisco and its holding company since 1994. Prior thereto, Mr. Gilleran served as Superintendent of Banks of the California State Banking Department. In addition, Mr. Gilleran serves as a director of The Fritz Companies, Cooper Development Company and Secor International, Inc. Mr. Gilleran received a B.B.A. degree from Pace University.

     Leo Paul Koulos joined the Board in March 1997. Mr. Koulos is President and Chief Executive Officer of National Coupon Redemption Service, Inc., a national clearinghouse for manufacturers' cents-off coupons. Mr. Koulos is also Chairman and Chief Executive Officer of Coupon Processing Associates, Inc. and of its Mexican affiliate, Enlace Vital, S.A. de C.V. Mr. Koulos received a B.A. degree from the University of San Francisco.

     Alexander M. K. Ngan has served as a Director since October 1995. Mr. Ngan is a partner of ChinaVest, which he joined in 1993. Mr. Ngan is a director of several privately held ChinaVest portfolio companies. Prior thereto, Mr. Ngan worked for over 20 years in banking and financial consulting in Canada and Hong Kong. Mr. Ngan received a Bachelors of Mathematics degree from the University of Waterloo, Ontario. Mr. Ngan is a representative of ChinaVest on the Board.

     Gordon L. M. Seow is joining the Board upon closing of the Offering. He is a barrister-at-law from Lincoln's Inn, United Kingdom. Mr. Seow was a director of Shell Eastern Petroleum (Pte) Ltd., Singapore and retired from the company in 1987 after 30 years of service. He then joined the Ministry of Foreign Affairs in 1988 and served as Singapore's Commissioner to Hong Kong from 1988 to 1994 and subsequently retired. Mr. Seow is currently a director of several companies in Singapore, including Hotel Properties Ltd, Kim Eng

Holdings Ltd and Pacific Century Regional Developments Ltd. He is a member of the advisory board of ChinaVest IV-B.

     George B. Volanakis has served as a Director since November 1992. Mr. Volanakis joined Ertl in 1988 and has served as President and Chief Executive Officer of Ertl since 1993. Prior to joining Ertl, Mr. Volanakis was Senior Vice President of Marketing for Mattel Inc. Mr. Volanakis has served as President of Matchbox Toys U.S.A., Ltd. and as President and Chief Operating Officer of Playskool Inc., a subsidiary division of Milton Bradley Company, Inc. Mr. Volanakis is a former Chairman of the Toy Manufacturing Association in the United States. Mr. Volanakis received a B.A. degree from Union College. Mr. Volanakis is a representative of Ertl on the Board.

     Stanley Wang joined the Board in March 1997. Mr. Wang is President and Chief Executive Officer of PanTronix Corporation, which provides manufacturing services for semiconductor components, subsystems and modules. Mr. Wang received a business degree from the National Taiwan University and an M.B.A. degree from Temple University.

     Victor J. H. P. Yang is joining the Board upon closing of the Offering. He is a founding partner of and has practiced for over 20 years with the Canadian law firm Boughton Peterson Yang Anderson, Solicitors and resides currently in the firm's Hong Kong office. He is also a consultant with Alan Lam and Norris Yang, Solicitors. Mr. Yang has served on the Board of Directors of various publicly listed companies in Canada, Singapore and Hong Kong.

     For a description of certain risks relating to the management of the Company, see "Risk Factors -- Risks Relating to the Company -- Reliance on Key Personnel."

BOARD OF DIRECTORS COMPENSATION

     The directors of the Company who are not executive officers and are not affiliated with ChinaVest have received options to purchase up to 10,000 Shares. Such options vest at a rate of 25% per year. These directors do not receive any compensation for serving on the Board of Directors or any committee thereof, but are reimbursed for their expenses for each Board of Directors meeting they attend.

EXECUTIVE COMPENSATION

     The aggregate amount of compensation paid by the Company to all directors and officers as a group in fiscal 1997 was $1.7 million, of which $550,000 was paid as discretionary bonuses. Compensation amounts include amounts reimbursed to Advent for Ms. Shaw's services. In addition, approximately $32,000 was contributed to the Company's provident fund (the Company's defined contribution benefit plan administered by Jardine Matheson) in fiscal 1997 on behalf of the Company's directors and officers.

     The Company's executive officers and other key employees participate in the Company's bonus plan, which generally provides for the payment of bonuses in an aggregate amount not to exceed ten percent of the Company's pre-tax income. Members of the Company's management recommend the size of the bonus pool to the Company's Board of Directors for its approval and the allocation of the bonus amounts to the Compensation Committee for its approval. An employee's bonus amount is determined on the basis of the employee's position, performance during the year, length of service and other factors. The Compensation Committee is comprised of three directors, one of whom is the Chief Operating Officer.

     The Company's executive officers and other key employees are also eligible to participate in the Company's 1997 Equity Incentive Plan. See "-- 1997 Equity Incentive Plan."

1997 EQUITY INCENTIVE PLAN

     Scope. The Company's 1997 Equity Incentive Plan (the "Incentive Plan") is designed to attract and retain qualified and competent personnel for positions of substantial responsibility and to provide additional incentive to employees and consultants of the Company. The Incentive Plan permits the Company to grant options and bonuses covering either Shares or ADSs (each such grant being a "Share Award"). Options granted under the Incentive Plan may be Incentive Stock Options or Nonstatutory Stock Options as determined by the Board of Directors or a duly appointed committee of the Board (the "Administrator") at the time of the grant subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). An aggregate of 672,500 Shares and ADSs has been reserved for issuance under the Incentive Plan. As of January 31, 1998, Share Awards covering an aggregate 196,000 Shares (including 196,000 ADSs representing an equal number of Shares) had been granted under the Incentive Plan. Unless sooner terminated by the Board, the Incentive Plan shall terminate on May 15, 2007. As of January 31, 1998, the total number of options granted to the executive officers and directors was 92,500 with an exercise price of $9.13. The term of such options may not exceed ten years.

     Eligibility. Incentive Stock Options may be granted only to employees. Nonstatutory Stock Options and other Share Awards may be awarded only to employees, directors or consultants of the Company.

     Administration. The Administrator has the authority to grant Share Awards under the Incentive Plan and to determine a vesting schedule and exercise price of such Share Awards. The Administrator also has full power and authority to construe, interpret and administer the Incentive Plan.

     Option Exercise Price; Adjustments; Amendments. The exercise price per share of the shares to be granted pursuant to the Incentive Plan is determined by the Administrator. In the case of an Incentive Stock Option granted to an individual who at the time of the grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the per-share exercise price may not be less than 110% of the fair market value on the date of grant. In the case of an Incentive Stock Option granted to an individual other than a person described in the previous sentence, the per-share exercise price may not be less than 100% of the fair market value on the date of grant. In the case of a Nonstatutory Stock Option, the per-share exercise price may not be less than 100% of the fair market value on the date of grant. If any change is made in the capital stock of the Company subject to the Incentive Plan without the receipt of consideration by the Company, the Incentive Plan will be appropriately adjusted (i) as to the class and maximum number of shares subject to it and (ii) the maximum number of shares which may be granted to any person during any calendar year pursuant to Share Awards. Outstanding grants under the Incentive Plan also will be appropriately adjusted in the classes, number of shares and price per share applicable to such outstanding grants. Such adjustment will be made by the Administrator and such determination is final, binding and conclusive. The Incentive Plan also provides for either acceleration or termination of grants under the Incentive Plan in the event of a Change in Control (as defined). In addition, the Board of Directors may at any time and from time to time amend the Incentive Plan. However, rights and obligations under any Share Awards outstanding under the Incentive Plan before any such amendment shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the affected Share Awards were granted and (ii) such person consents in writing.

     The following table summarizes option grants made under the Incentive Plan to the Company's executive officers during the current fiscal year. No options were granted prior to fiscal 1998.

                          OPTION GRANTS IN FISCAL 1998

                                                                                             POTENTIAL
                                                                                             REALIZED
                                                    INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                                    --------------------------------------------------    ANNUAL RATES OF
                                    NUMBER OF     % OF TOTAL                                STOCK PRICE
                                    SECURITIES     OPTIONS                               APPRECIATION FOR
                                    UNDERLYING    GRANTED TO    EXERCISE OR               OPTION TERM(2)
                                     OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION -----------------
               NAME                 GRANTED(1)   FISCAL YEAR      ($/SH)        DATE      5%($)    10%($)
----------------------------------  ----------   ------------   -----------   --------   -------   -------
George K. D. Sun                      15,000         13.3%         $9.13      05/14/07   233,229   354,750
Feather S. Y. Fok                      5,000          4.4%         $9.13      05/14/07    74,400   118,250
Andrew C. H. Mok                       2,500          2.2%         $9.13      05/14/07    37,200    59,125
Tony D. H. Lai                        10,000          8.8%         $9.13      05/14/07   148,800   236,500
C. W. Ng                               5,000          4.4%         $9.13      05/14/07    74,400   118,250

---------------

(1) Each option becomes exercisable in installments of 25% per year beginning in May 1998.

(2) The dollar amount under the columns assumes that the market price of the Common Stock from the date of the option grant appreciates at cumulative annual rates of 5% and 10%, respectively, over the term of the option. The assumed rates of 5% and 10% were established by the Securities and Exchange Commission and therefore do not forecast possible future appreciation of the Common Stock.

SERVICE AGREEMENTS

     The Company has entered into service agreements with each of Mr. George K.D. Sun, Mr. Tony D.H. Lai, Mr. Koulman N. Zheng, Mr. C.W. Ng, Mr. Andrew C.H. Mok, Ms. Feather S.Y. Fok, and Mr. Karl Chan. Generally, these service agreements are dated January 6, 1997, expire January 5, 1999, and provide for an annual bonus of up to six months salary. The Company may enter into service agreements with officers of Hua Yang upon completion of the Hua Yang Acquisition. See "Risk Factors -- Risks Relating to the Company -- Reliance on Key Personnel."

LIMITATION OF LIABILITY

     The liability of officers and directors in Hong Kong is governed by common law, which imposes general fiduciary duties such as the duty to act for the benefit of the Company, to act with due skill, care and attention and to avoid conflicts of interest.

     Under Hong Kong law, the organizational documents of the Company may not contain any provisions limiting the personal liability of directors to the Company or its shareholders or indemnifying directors, officers, employees and agents of the Company for acts performed in such capacity. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, and by the Company and the Selling Shareholders of the Underwriters for certain liabilities, including liabilities arising under the Securities Act and affords certain rights of contribution with respect thereto.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth beneficial ownership of the Company's outstanding Shares as of January 31, 1998 and immediately following the completion of this Offering by (i) each person known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) each member of the Company's Board of Directors, (iii) each of the Company's executive officers,
(iv) each selling shareholder (each, a "Selling Shareholder") and (v) the officers and directors of the Company as a group. Except as set forth below, the address of each named individual is that of the Company. See "The Hua Yang Acquisition."

                                                                                              PERCENTAGE OF
                                                                                                 SHARES
                                                                               SHARES        OUTSTANDING(2)
                                           SHARES BENEFICIALLY    SHARES     BENEFICIALLY  -------------------
                                             OWNED PRIOR TO       OFFERED    OWNED AFTER    BEFORE     AFTER
        NAME OF BENEFICIAL OWNER               OFFERING(1)        HEREBY      OFFERING     OFFERING   OFFERING
-----------------------------------------  -------------------   ---------   -----------   --------   --------
ZIC Holdings Limited(3)..................       3,800,000        1,688,889    2,111,111      51.4%      25.1%
ChinaVest IV Funds(4)(5).................       2,856,487               --    1,711,154      38.6%      20.4%
  Robert A. Theleen(4)
  Alexander M. K. Ngan(4)
Advent Funds(5)(6).......................         941,867               --      611,200      12.7%       7.3%
Longvest Management Limited(5)(7)........         700,000          311,111      388,889       9.5%       4.6%
Heartland Advisors, Inc.(8)..............         657,700               --      657,700       8.9%       7.8%
Ertl (Hong Kong) Limited(9)..............         500,000               --      500,000       6.8%       6.0%
  George B. Volanakis(9)
George K. D. Sun(7)(9)...................         330,000               --      183,333       4.5%       2.2%
Feather S. Y. Fok(7)(9)..................         125,000               --       69,444       1.7%         *
Karl K. Chan(11).........................         172,000               --      172,000       2.3%       2.0%
Andrew C. H. Mok.........................              --               --           --         *          *
Tony D. H. Lai...........................          75,000               --       41,667       1.0%         *
C. W. Ng.................................              --               --           --         *          *
Koulman N. Zheng.........................              --               --           --         *          *
James E. Gilleran........................           2,000               --        2,000         *          *
Leo Paul Koulos..........................           2,000               --        2,000         *          *
Stanley Wang.............................              --               --           --         *          *
Gordon L. M. Seow(11)....................          10,000               --       10,000         *          *
Victor J. H. P. Yang ....................              --               --           --         *          *
All executive officers and directors as a
  group (16 persons)(4)(6)(7)(10)(11)....       4,068,487               --    2,687,598      54.9%      32.0%

---------------

  *  Less than 1%

 (1) Beneficial ownership has been determined with reference to pecuniary interest.

 (2) Based on 7,399,667 Shares outstanding before the Offering and 8,399,667 Shares outstanding after the Offering. Includes 666,667 Shares issued to the shareholders of Hua Yang at the closing of the Hua Yang Acquisition, but excludes 333,333 Shares issuable to such shareholders in 1999 pursuant to the Earn-Out. See "The Hua Yang Acquisition."

 (3) The address of ZIC Holdings Limited ("ZICHL") is 12B Thomson Comm Building, 4-10, Thomson Road, Wanchai, Hong Kong. See footnote (5).

 (4) Includes 2,577,000 shares beneficially owned by ZICHL prior to the Offering (1,431,667 after the Offering). Robert A. Theleen and Alexander M. K. Ngan, directors of the Company, are partners of ChinaVest. Messrs. Theleen and Ngan disclaim beneficial ownership of all shares beneficially owned by ChinaVest. The ChinaVest IV Funds consist of the following three limited partnerships: ChinaVest IV, L.P., a Delaware limited partnership; ChinaVest IV-A, L.P., a Delaware limited partnership; and ChinaVest IV-B, L.P., a Bermuda limited partnership. The address of ChinaVest IV Funds is c/o ChinaVest Ltd., 19/F, Dina House, Duddell Street, Central, Hong Kong.

 (5) If beneficial ownership were determined under Rule 13d-3 rather than with reference to pecuniary interest, the ChinaVest IV Funds, as the shareholders of ZICHL, would beneficially own 4,079,487 Shares before the Offering and 2,390,598 Shares after the Offering (representing 55.1% and 28.5%, respectively of the total Shares outstanding). Further, under such rules Messrs. Theleen and Ngan, as general partners of the ChinaVest IV Funds, may be deemed to beneficially own such Shares.

      In the case of the Advent Funds, because such funds do not control ZIC Holdings Limited, determining beneficial ownership under Rule 13d-3 would result in such funds being deemed to beneficially own 197,867 Shares prior to and after the Offering, representing 2.7% of the Shares outstanding prior to the Offering and 2.4% of the Shares outstanding after the Offering. Similarly, in the case of Longvest Management Limited, determining beneficial ownership under Rule 13d-3 would result in Longvest being deemed to beneficially own no Shares prior to or after the Offering.

 (6) Includes 744,000 Shares beneficially owned by ZIHCL prior to the Offering (413,333 after the Offering). Advent Funds consist of the following six limited partnerships: Advent International Investors II, L.P., a Massachusetts limited partnership, Advent Asia/Pacific Fund L.P., a Bermuda limited partnership; and Asia/Pacific Special Situations Fund, L.P., a Delaware limited partnership; Advent Global GECC L.P., a Delaware limited partnership; Global Private Equity II-L.P., a Delaware limited partnership; and Global Private Equity II-PGGM L.P., a Delaware limited partnership. The address of Advent Funds is c/o Advent International Corporation, 5th Floor, 101 Federal St., Boston, Massachusetts 02110

 (7) George K. D. Sun and Feather S. Y. Fok, directors and officers of the Company, and Tony D. H. Lai, an officer of the Company, are shareholders of Longvest Management Limited ("Longvest"). Mr. Sun is the sole officer of Longvest, and thus may be deemed to beneficially own all Shares owned by Longvest under Rule 13d-3. Mr. Sun, Ms. Fok and Mr. Lai beneficially own 47.1%, 17.9% and 10.7%, respectively, of the outstanding Shares owned by Longvest. Zindart (De Zhen) Foundation Ltd., a charitable foundation founded by Mr. Sun for the benefit of Zindart's employees, has a pecuniary interest in 10.7% of the outstanding Shares owned by Longvest. Mr. Sun disclaims any beneficial ownership of such Shares.

 (8) Based on a Form 13G filed with the SEC on May 12, 1997.

 (9) George B. Volanakis, a Director of the Company, is President and Chief Executive Officer of Ertl. Mr. Volanakis disclaims beneficial ownership of all shares held by Ertl (Hong Kong) Limited. The address of Ertl (Hong
     Kong) Limited is 7/F Pasperons Centre, 1 Knutsford Terrace, Tsimshatsui, Kowloon, Hong Kong.

(10) Includes 164,667 shares held by Mr. Karl Chan (BVI) Holdings Limited, a British Virgin Islands corporation.

(11) Includes 10,000 shares issuable upon exercise of options, all of which are exercisable as of the date of this table.

     ChinaVest currently owns or controls 55.1% of the outstanding Shares. Following this Offering, ChinaVest will own or control approximately 28.5% of the outstanding Shares (approximately 25.0% if the Over-allotment Option is exercised in full and the options are allocated on a pro rata basis). As a principal shareholder, ChinaVest has the ability to significantly influence, if not control, the election of the Company's directors and most corporate actions of the Company. Robert A. Theleen, Chairman of the Board of the Company, and Alexander M.K. Ngan, a director of the Company, are partners in ChinaVest. Subject to an agreement with Van Kasper & Company not to sell or dispose of any Shares of the Company for a lock-up period of 90 days following the date of this Prospectus, ChinaVest has the right to sell or dispose of such Shares.

                              CERTAIN TRANSACTIONS

     In February 1998, Zindart completed the Hua Yang Acquisition. Prior to such completion, Zindart's two largest beneficial shareholders, ChinaVest and Advent, also beneficially controlled 74.3% of the capital stock of Hua Yang, and Mr. Karl Chan, a director of the Company following this Offering, also beneficially owned Shares of Hua Yang. Van Kasper & Company, one of the Representatives, has delivered an opinion to the Company's Board of Directors that the Hua Yang Acquisition is fair to the shareholders of the Company. See "The Hua Yang Acquisition."

     Ertl has been one of Zindart's two largest customers in each of the past three fiscal years. Ertl beneficially owns 6.8% of the Company's Shares and has a representative on the Company's Board of Directors. All sales transactions with Ertl are negotiated on an arm's-length basis.

     In 1992, Zindart granted Mr. George Sun an option to buy from the Company a leasehold apartment in Hong Kong at the Company's original cost. In 1995, Mr. Sun exercised his option to buy this leasehold apartment pursuant to the terms of the option.

     In 1994, Zindart sold its interest in four associated companies, Zindart Investment (China) Company Limited, G&D Children Products Company Limited, Zindart Investment Company Limited and Yuehai Recreation World Limited to Zindart Entertainment & Leisure Limited ("ZEL"), a company controlled by ZICHL (the "ZEL Transaction"). The interests were sold by Zindart at its cost, approximately $350,000, and Zindart recorded the sale as a loan by the Company to ZEL with an interest rate of 2.0% above the Hong Kong prime lending rate. Subsequently, Zindart made other advances to ZEL with similar interest rates such that as of September 30, 1995, the balance owing to Zindart by ZEL was approximately $2,994,000. On September 30, 1995, Zindart declared and distributed a dividend in kind of the debt owing from ZEL at its face value.

     Zindart advanced ZICHL $95,000 in fiscal year 1994 on an interest-free basis for working capital purposes. These advances were repaid in fiscal year 1995 (the "ZICHL Advance"). In February 1996, Zindart borrowed $259,000 from Hua Yang Printing Holdings Co., Limited. This loan was unsecured and had an interest rate of 2.0% above the Hong Kong prime lending rate. This loan was repaid by Zindart in March 1996.

     In fiscal 1995, Zindart loaned $517,000 to Sinomex, Inc., a company in which ZICHL owned a 28.6% equity interest at the time the loan was made (the "Sinomex Loan"). The loan carried an interest rate of 2.0% above the Hong Kong prime lending rate, and was used for working capital purposes. The principal amount of the loan, along with all accrued interest, was repaid in full in fiscal year 1996.

     In 1996, Hua Yang agreed to hire the employees, assume the business and buy the inventory and fixed assets of Jumbo Light International Ltd., a company indirectly owned and controlled by Mr. Karl K. W. Chan, a director of the Company. Jumbo Light manufactures packaging and other paper products for various Hong Kong and U.S. customers. Hua Yang paid Jumbo Light $213,000.

     During fiscal 1995 and fiscal 1996, Hua Yang paid $105,000 and $421,000, respectively, in management fees to HYP Holdings Co., Ltd., a shareholder of Hua Yang then controlled by ChinaVest, for the services of three executives that helped to manage Hua Yang. All three executives became employees of Hua Yang in fiscal 1996 and thereafter their salaries were paid directly by Hua Yang. Amounts due to related parties of $11,000 at December 31, 1997 represented from payments made by Hua Yang on HYP Holdings Co., Ltd.'s behalf for legal fees.

     Rental expenses paid to Mr. Chan for the nine months ended December 31, 1997, fiscal 1997, fiscal 1996 and fiscal 1995 were $253,000, $338,000, $338,000 and $176,000, respectively. These rental payments are made by Hua Yang's PRC joint venture subsidiary for leasing a portion of the Shenzhen Facility in which Mr. Chan has a partial interest.

     The Company has entered into service agreements with its executive officers, and the Company intends to enter into service agreements with certain officers of Hua Yang. See "Management -- Service Agreements." In addition, the shareholders of Hua Yang have agreed to pay Sandra Shaw, an executive officer of the Company, certain incentive compensation due to her in cash and securities of the Company that such shareholders receive in the Hua Yang Acquisition.

     From November 1996 to December 1997 an agreement was in effect pursuant to which Advent International Corporation was paid a monthly reimbursement for Sandra Shaw's expenses. From November 1996 to May 1997, the reimbursement rate was $25,000 per month and thereafter it was $28,190 per month.

     In February 1998 Hua Yang Printing Holdings Co., Limited advanced the sum of 5.0 million to Hua Yang Holdings Co., Ltd. for the redemption of certain preferred shares of the latter entity upon the closing of the Hua Yang Acquisition. Such advance was made in the form of repayment of a loan owed to the latter entity by the former.

     From January 1995 to January 1996, Hua Yang rented its headquarters space from Hua Yang Trading, a company owned and controlled by Mr. Chan and other members of his family.

     Mr. Chan has received compensation as an employee from Hua Yang as follows:
$59,707 for the period from January 17 to March 31, 1995; $323,415 for the period from April 1, 1995 to March 31, 1996; and $258,732 for the period from April 1, 1996 to March 31, 1997.

     The Company does not intend to enter into any future transactions with affiliates similar to the ZEL Transaction, the ZICHL Advance or the Sinomex Loan. The Company intends that all future transactions with affiliates will be approved by a committee of disinterested directors.

     The Company is undertaking the Offering primarily to pay a portion of the indebtedness incurred in connection with the Hua Yang Acquisition. To increase the size of the Offering, the Company has invited certain significant shareholders to sell a portion of their Shares in the Offering. The Company intends to pay the reasonable expenses (exclusive of applicable taxes and underwriting discounts) incurred by the Selling Shareholders.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     The following summary of the Company's revolving credit facility (the "Credit Facility") does not purport to be complete and is subject to the detailed provisions thereof and related documents entered into in connection with the Credit Facility, which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Credit Facility provides for revolving borrowings in a maximum amount of up to $30.0 million, for a term of five years from the closing date, subject to the early termination option more fully described below. Advances under the Credit Facility are repayable at the end of the three-month interest period applicable to that advance; amounts repaid may be immediately reborrowed. Prepayment may be made at the end of each interest period. Borrowings under the Credit Facility are secured by a pledge of the Company's shares of capital stock of Hua Yang and an assignment of all dividends and distributions and income in respect of such shares. Additionally, the Company has agreed to a negative pledge of the assets of the Company and its subsidiaries. Borrowings under the Credit Facility are available for working capital and general corporate purposes and partially financed the acquisition of Hua Yang.

     Borrowings under the Credit Facility bear interest at a rate per annum determined for successive three-month intervals with reference to the three-month London inter-bank offered rate ("LIBOR") at the beginning of each such interval plus a margin of 2.0%. Interest is payable quarterly in arrears. The Company is required to pay certain fees in connection with the Credit Facility, including an up-front fee for the lenders' underwriting and management fees, an agency fee paid annually, a commitment fee payable quarterly ranging from 0.50% to 0.85% of the undrawn portion of the Credit Facility and a put waiver fee of 0.25% of a lender's commitment in consideration for each such lender's waiver of its rights to early terminate the Credit Facility.

     Each lender under the Credit Facility will be able to demand repayment of its commitment under the Credit Facility at the end of each of the third and fourth years following the closing date upon 90 days' prior written notice. The Company will be able to cancel the Credit Facility in whole or in part at any interest payment date upon 90 business days' prior written notice and further borrowings will not be permitted to the extent canceled.

     The Credit Facility contains certain financial covenants which require the Company to maintain a specified net worth, debt ratio, interest-coverage ratio and ratio of total interest-bearing liabilities to net worth. The Credit Facility contains customary representations and warranties and requires compliance by the Company with certain other covenants, including, without limitation, covenants limiting (i) the payment of dividends and other distributions, (ii) asset dispositions, including the Company's ownership of Hua Yang and (iii) liens on the assets of the Company or its subsidiaries, and covenants requiring the continued Nasdaq National Market listing of the ADSs. The Credit Facility also contains customary events of default.

                             DESCRIPTION OF SHARES

     The authorized shares of the Company consist of 15,000,000 Ordinary Shares with a par value of approximately $0.065, 8,399,667 of which will be issued and outstanding upon the closing of the Offering. The following statements are summaries of the material provisions of the Company's Memorandum of Association and Articles of Association and the Companies Ordinance (Chapter 32) of the laws of Hong Kong (the "Companies Ordinance"). These summaries do not purport to be complete and are qualified in their entirety by reference to the full Memorandum and Articles of Association which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

GENERAL

     All of the Ordinary Shares of the Company offered through the ADSs hereby, when issued, will be fully paid and non-assessable. Certificates representing the Shares are issued in registered form. Shareholders of the Company who are non-residents of Hong Kong for exchange control purposes may freely hold and vote their Shares. The Shares are not entitled to any sinking fund or redemption rights.

     The ADSs have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance. The Shares will not be listed.

VOTING RIGHTS

     Under the Companies Ordinance, any action to be taken by the shareholders in general meeting requires the affirmative vote of either an ordinary or a special resolution passed at such meeting. An ordinary resolution is one passed by the majority of such shareholders as are entitled to, and do, vote in person or by proxy at a general meeting of the Company. A special resolution is one passed by not less than three-quarters of such shareholders as are entitled to, and do, vote in person or by proxy at a general meeting of the Company. Generally, resolutions of the shareholders of the Company are passed by ordinary resolution. However, the Companies Ordinance stipulates that certain matters, such as amendment of the Company's Memorandum or Articles of Association, repurchases of Shares by the Company, removing a director and winding up the Company, may only be passed as special resolutions.

     Subject to any special voting rights granted to any additional class of shares, on a show of hands every shareholder who is present in person at a general meeting of the Company shall have one vote, and on a poll every shareholder who is present in person or by proxy shall have one vote for every share in the capital of the Company of which it is the holder.

     Any action to be taken by the shareholders requires the affirmative vote of the holders of the relevant majority of the Shares at a meeting of shareholders. There are no cumulative voting rights. Accordingly, the holders of a majority of the Shares voting for the election of directors can elect all the directors if they choose to do so.

     Following this Offering, ChinaVest will own or control approximately 28.5% of the outstanding Shares (approximately 25.0% if the Over-allotment Option is exercised in full and the options are allocated on a pro rata basis). As a principal shareholder, ChinaVest has the ability to significantly influence, if not control, the election of the Company's directors and most corporate actions of the Company. See "Principal and Selling Shareholders."

MODIFICATION OF RIGHTS

     Subject to the Companies Ordinance, any of the rights from time to time attaching to any class of Ordinary Shares may (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Ordinary Shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of Ordinary Shares.

ISSUE OF SHARES

     Under the Companies Ordinance, the directors of the Company may, without prior approval of the shareholders, offer to issue new Shares in the Company to existing shareholders pro rata. The directors may not issue new Shares of the Company in any other manner without the prior approval of the shareholders in a general meeting. Any such approval given in a general meeting shall continue in force until the conclusion of the following annual general meeting or the expiration of the period within which the next annual general meeting is required by law to be held. If such approval is given, the authorized but unissued Shares of the Company shall be at the disposal of the Board of Directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the directors may determine. This authority to issue authorized but unissued Shares has been granted to the Board of Directors, which authority will expire at the Company's next annual general meeting of shareholders unless renewed at such meeting.

     The shareholders may remove any director before the expiration of his or her term only upon the vote of at least three-quarters of the issued Shares at a general meeting of shareholders.

DIVIDENDS

     Subject to the Companies Ordinance and as set out in the Articles of Association, the shareholders in a general meeting may from time to time declare dividends to be paid to the shareholders according to their rights and interests in the profits available for distribution. No dividend shall be declared in excess of the amount recommended by the Board of Directors.

     In addition to dividends declared in a general meeting upon the recommendation of the Board of Directors, the Board of Directors may from time to time declare and pay to the shareholders such interim dividends as appear to the Board of Directors to be justified by the financial position of the Company; the Board of Directors may also pay any fixed dividend which is payable on any Shares of the Company on any other dates, whenever the Company's financial position, in the opinion of the Board of Directors, justifies such payment.

MISCELLANEOUS

     The shareholders have no redemption rights, conversion rights or preemptive rights on the transfer of securities of the Company.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

     The following is a summary of the material provisions of the Deposit Agreement (the "Deposit Agreement"), dated as of March 5, 1997, by and among the Company, The Bank of New York, as depositary (the "Depositary"), and the owners (the "Owners") and holders from time to time of American Depositary Receipts ("ADRs") issued thereunder.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs, which is an exhibit to the Company's Registration Statement of which this Prospectus is a part. Terms used herein and not otherwise defined will have the meanings set forth in the Deposit Agreement. Copies of the Deposit Agreement, the Memorandum of Association and the Articles of Association of the Company will be available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the principal office of the agent of the Depositary (the "Custodian"), currently located at the Hong Kong office of The Hong Kong and Shanghai Banking Corporation Limited. The Depositary's principal executive office is located at 48 Wall Street, New York, New York 10286.

AMERICAN DEPOSITARY RECEIPTS

     ADRs evidencing ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each ADS will represent one Share or evidence of the right to receive one Share. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and the Company as Owners.

DEPOSIT, TRANSFER AND WITHDRAWAL

     The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of Shares (or evidence of rights to receive Shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, the Depositary will, upon payment of the fees, charges and taxes provided in the Deposit Agreement, execute and deliver at its Corporate Trust Office to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such Shares with the Depositary, an ADR or ADRs, registered in the name or names of such person or persons, and evidencing the authorized number of ADSs requested by such person or persons.

     Upon surrender at the Corporate Trust Office of the Depositary of an ADR for the purpose of withdrawal of the Shares represented by the ADSs evidenced by such ADR, and upon payment of the fees of the Depositary for the surrender of ADRs, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Owner of such ADR will be entitled to delivery, to it or upon its order, of the number of Shares at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Owner.

     Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may execute and deliver ADRs prior to the receipt of Shares (a "Pre-Release") and deliver Shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release must be (a) preceded or accompanied by a written representation from the person to whom the ADRs or Shares are to be delivered that such person, or its customer, owns the Shares or ADRs to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

     The Depositary will convert or cause to be converted into U.S. Dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. Dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than Dollars, including Hong Kong Dollars ("Foreign Currency"), that it receives in respect of the deposited Shares, and will distribute the resulting U.S. Dollar amount (net of the expenses incurred by the Depositary in converting such Foreign Currency) to the Owners entitled thereto in proportion to the number of ADSs representing such Shares evidenced by ADRs held by them, respectively. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or the date of delivery of any ADR or ADRs or otherwise. The amount distributed to the Owners of ADRs will be reduced by any amount on account of taxes to be withheld by the Company or the Depositary. See "-- Liability of Owner for Taxes."

     If the Depositary determines that in its judgment any Foreign Currency received by the Depositary cannot be converted on a reasonable basis into U.S. Dollars, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of the Owners entitled thereto.

     If any distribution upon any Shares consists of a dividend in, or free distribution of, Shares, the Depositary may, and will if the Company so requests, distribute to the Owners of outstanding ADRs entitled thereto, in proportion to the number of ADSs evidenced by the ADRs held by them, respectively, additional ADRs evidencing the aggregate number of ADSs that represents the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the Depositary as provided in the Deposit Agreement. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional Shares distributed upon the Shares represented thereby.

     If the Company offers or causes to be offered to the holders of any Shares any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any Owners of ADRs or in disposing of such rights for the benefit of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners, or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

     In circumstances in which rights would not otherwise be distributed, if an Owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner, the Depositary will make such rights available to such owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited and will execute and deliver ADRs to such Owner, pursuant to the Deposit Agreement.

     The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Depositary will not be responsible for any failure to determine whether it is lawful or feasible to make such rights available to owners in general or any owner in particular.

     Whenever the Depositary receives any distribution other than cash, Shares or rights in respect of the Shares, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to their holdings, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof. The net proceeds of any such sale (net of the fees of the Depositary) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

     If the Depositary determines that any distribution of property (including Shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges. The Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of ADSs held by them.

     Upon any change in nominal value, split-up, consolidation or any other reclassification of Shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for, in conversion of, or in respect of, Shares will be treated as new Shares under the Deposit Agreement. The ADSs will thenceforth represent, in addition to the existing Shares, the right to receive the new Shares so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will if the Company so requests, execute and deliver additional ADRs as in the case of a dividend in Shares or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically representing such new Shares.

RECORD DATES

     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Shares, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares, the Depositary will fix a record date (a) for the determination of the Owners who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (b) on or after which each ADS will represent the changed number of Shares, all subject to the provisions of the Deposit Agreement.

VOTING OF SHARES

     Upon receipt of notice of any meeting of holders of Shares, if requested in writing by the Company, the Depositary will, as soon as practicable thereafter, mail to all Owners a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) such information included in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective ADSs and (c) a statement as to the manner in which such instruments may be given. Upon the written request of an Owner as of such record date received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

     There can be no assurance that the Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the date established by the Depositary for the receipt of instructions to ensure that the Depositary will vote the Shares in accordance with the provisions set forth in the preceding paragraph.

REPORTS AND OTHER COMMUNICATIONS

     The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by the Depositary as the holder of the Shares and (b) made generally available to the holders of such Shares by the Company. The Depositary will also, upon written request, send to the Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any proxy soliciting material, furnished to the Depositary by the Company will be furnished in English.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses) or which otherwise prejudices any substantial existing right of Owners will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment has been given to the Owners. Every Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Owner to surrender its ADR and receive therefor the Shares represented thereby, except to comply with mandatory provisions of applicable law.

     The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of the ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ADRs then outstanding if, any time after 90 days have expired after the Depositary will have delivered to the Company a written notice of its election to resign and a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the Deposit Agreement. If any ADRs remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Owners thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the Shares, the sale of rights and the delivery of underlying Shares along with any dividends or other distributions received with respect thereto and net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fees of the Depositary for the surrender of an ADR and other expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Shares then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Owners that have not theretofore surrendered their ADRs, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth in the Deposit Agreement for the surrender of an ADR and any applicable taxes or other governmental charges).

CHARGES OF DEPOSITARY

     The Depositary will charge any party depositing or withdrawing Shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or Shares or a distribution of ADRs pursuant to Section 4.3 of the Deposit Agreement) as applicable: (a) taxes and other governmental charges; (b) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals; (c) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners; (d) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement; (e) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution, delivery and surrender of ADRs pursuant to the Deposit Agreement; (f) a fee of $.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement; and (g) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (g) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

     The Depositary, pursuant to the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADRs.

LIABILITY OF OWNER FOR TAXES

     If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ADR or any Shares represented by the ADRs, such tax or other governmental charge will be payable by the Owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of Shares underlying such ADR until such payment is made, and may withhold any dividends or other distributions or sell for the account of the Owner thereof any part or all of the Shares underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the Owner of such ADR will remain liable for any deficiency.

GENERAL

     Neither the Depositary nor the Company will be liable to any Owner or holder of any ADR, if by reason of any provision of any present or future law or regulation of the United States, or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, performing any act or thing which by the terms of the Deposit Agreement it is provided will be done or performed; nor will the Depositary or the Company incur any liability to any Owner or holder of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.

     The Company and the Depositary assume no obligation nor will they be subject to any liability under the Deposit Agreement to Owners or holders of ADRs except that they agree to perform their respective obligations specifically set forth under the Deposit Agreement without negligence or bad faith.

     The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration or transfer, split-up, combination or surrender of any Shares, the Depositary, the Custodian or the Foreign Registrar may require payment from the person presenting the ADR or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees payable by the Owners and holders of ADRs. The Depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, Shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when the transfer books of the Depositary, the Company or the Foreign Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time. Notwithstanding any other provision of the Deposit Agreement or the ADRs, the surrender of outstanding ADRs and withdrawal of the deposited Shares may not be suspended subject only to
(i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited Shares. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares.

     The Depositary will keep books for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the Owners, provided that such inspection will not be for the purpose of communicating with Owners in the interest of a business object other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

     The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.

GOVERNING LAW

     The Deposit Agreement is governed by the laws of the State of New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 8,399,667 Shares issued and outstanding, assuming no exercise of the Over-allotment Option. Of such Shares, (i) 4,733,000 Shares were or will be sold as ADSs pursuant to a registration statement under the Securities Act and are therefore eligible for resale without restriction unless such Shares are held by "affiliates" of the Company; (ii) 3,000,000 Shares will be eligible for resale 90 days following the date of this Prospectus upon expiration of the lockup agreements described below; (iii) the 666,667 Shares issued in connection with the Hua Yang Acquisition will be eligible for resale from time to time without restriction upon the filing of a registration statement pursuant to Rule 415 or pursuant to Regulation S at any time upon release from escrow and expiration of the lock-up agreements described below and (iv) the remaining 333,333 Shares will be eligible for resale similarly to the event that the Earn-Out requirements for fiscal 1999 are satisfied.

     All of the outstanding shares not previously registered under the Securities Act (other than the shares issued or issuable in the Hua Yang Acquisition) have been held for greater than two years and therefore are eligible for resale pursuant to Rule 144(k) without registration under the Securities Act or compliance with the notice or volume limitations of Rule 144. All of the Shares beneficially owned by ChinaVest and Advent will be eligible for resale pursuant to Rule 144(k) without registration under the Securities Act or compliance with the notice or volume requirements of Rule 144 90 days following any distribution to the limited partners of such funds or such time as the funds cease to be "affiliates" of the Company.

     The Company's officers and directors, the Selling Shareholders and certain principal shareholders have agreed not to sell, offer to sell, contract to sell or otherwise dispose of any Shares or ADSs or securities exercisable for Shares or ADSs for a period of 90 days after the date of this Prospectus without the prior written consent of Van Kasper & Company. In addition, the Company has agreed that for a period of 90 days after the date of the closing of this Offering, it will not issue, offer, sell, grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities without the prior written consent of Van Kasper & Company, except for (i) ADSs offered hereby, (ii) Shares issued pursuant to the exercise of outstanding options and (iii) options granted to its associates, officers, directors and consultants so long as none of such options become exercisable during said 90 day period. The Company, Van Kasper & Company and certain of the Company's significant shareholders have agreed that such shareholders will not transfer any Shares of the Company for a period of two years ending March 4, 1999, except: (i) in a private transaction not involving a public offering, provided the transferees agree to be bound by the provisions of the agreement or
(ii) in a registered public distribution in the United States by means of an offering of ADSs into the U.S. market or pursuant to Rule 144. In addition, the Company agreed not to offer any of its securities to the public outside the United States unless the Company and Van Kasper & Company mutually agree that a public offering of ADSs could not be effected in the United States at such time on commercially reasonable terms. Van Kasper & Company in its sole discretion may release such securities for sale into the public market at any time without public announcement.

     In general, Rule 144, as in effect on the date of this Prospectus, permits a person who has beneficially owned Shares for at least one year to sell within any three-month period a number of shares not exceeding the greater of: (i) one percent of the then outstanding shares of the class and (ii) the average weekly trading volume of such shares on the Nasdaq National Market during the four calendar weeks preceding the date on which a notice of sale is filed with the Commission. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information on the Company. A person who is not deemed an affiliate of the Company at any time during the 90 days preceding a sale and who beneficially owns Shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to volume limitations, manner of sale provisions, notice requirements or the availability of current public information on the Company.

                                    TAXATION

     The following discussion under "United States Federal Income Taxation" generally summarizes the principal United States federal income tax consequences of an investment in the ADSs. The discussion under "Hong Kong Taxation" generally summarizes the material Hong Kong tax consequences of an investment in the ADSs and the material Hong Kong taxes applicable to the Company's operations in Hong Kong. The discussion under "PRC Taxation" generally summarizes the material PRC taxes applicable to the Company's investment in the PRC. The discussion does not deal with all possible tax consequences relating to an investment in the ADSs and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities, insurance companies and tax-exempt entities) may be subject to special rules. In particular, the discussion does not address the tax consequences under state or local law or the laws of countries other than the United States, Hong Kong and the PRC. Accordingly, prospective investors should consult their own tax advisors regarding the particular tax consequences to them of an investment in the ADSs. The following discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect.

UNITED STATES FEDERAL INCOME TAXATION

     The following discussion summarizes, in the opinion of Cooley Godward LLP, San Francisco, California, the United States federal income tax considerations that are likely to be material to a holder of the ADSs that is a United States citizen or resident, a United States domestic corporation or partnership, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over its administration, (ii) one or more United States persons have the authority to control all substantial decisions who owns the ADSs as a capital asset (a "United States Investor"). For purposes of the following discussion, a United States Investor who acquires the ADSs shall be deemed to own the Shares represented thereby. The summary does not address the United States federal income tax treatment of certain types of investors (such as non-United States Investors, insurance companies, tax-exempt entities, banks, broker-dealers and investors who or that hold Shares as part of hedging, conversion or other risk reduction transactions or are subject to the alternative minimum tax provisions of the Code (defined below)), all of whom may be subject to tax rules that differ significantly from those summarized below. Prospective investors, including investors other than United States Investors, are advised to consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

     This summary is based on the Code, Treasury regulations, court decisions and current administrative rulings and pronouncements of the United States Internal Revenue Service ("IRS") in effect as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein. Prospective purchasers are advised to consult their own tax advisors regarding the tax consequences of acquiring, holding or disposing of the Shares in light of their particular circumstances.

     Taxation of the Company. The Company will be subject to United States federal income tax only to the extent it has income which has its source in the United States or is effectively connected with a United States trade or business. Income derived by the Company from its business in the PRC or Hong Kong should not constitute United States source income. It is possible that the Company may invest the net proceeds of this Offering, future earnings from the business, or proceeds derived from the sale of Shares in United States securities or cash equivalents. Income derived from United States securities or cash equivalents will generally constitute United States source income and may therefore be subject to United States federal income tax unless a statutory or income tax treaty exemption applies.

     Taxation of Shareholders. The following discussion does not purport to address the tax consequences to non-United States Investors or to a person who owns, directly or indirectly (or is deemed to own after the application of certain complex attribution rules), the Company's Shares giving the holder the right to exercise 10% or more of the total voting power of the Company's outstanding Shares (a "10-Percent Shareholder" of the Company), other than as discussed below under "-- Special United States Federal Income Tax Considerations -- Controlled Foreign Corporations." Non-United States Investors and any person contem-plating or at risk of becoming a 10-Percent Shareholder are advised to consult their own tax advisors regarding the tax consequences to them of an investment in the Shares.

     Basis in Shares. A United States Investor will generally have a basis in the Shares equal to his, her or its purchase price for United States federal income tax purposes.

     Dividends. A United States Investor receiving a distribution on the Shares will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from current or accumulated earnings and profits of the Company as determined for United States federal income tax purposes. Distributions in excess of the current and accumulated earnings and profits of the Company will first be treated, for United States federal income tax purposes, as a nontaxable return of capital to the extent of the United States Investor's basis in the Shares and then as gain from the sale or exchange of a capital asset. Dividends paid by the Company will not be eligible for the corporate dividends received deduction.

     The Company has officially adopted the United States dollar as the currency in which it keeps its books and records. Accordingly, any dividend would be paid in U.S. dollars. Nevertheless, the amount of any dividend paid in Hong Kong dollars or any other foreign currency will be equal to the United States dollar value of the Hong Kong dollars or such other currency on the date of receipt, regardless of whether the United States Investor converts the payment into United States dollars. Gain or loss, if any, recognized by a United States Investor on the sale or disposition of Hong Kong dollars or another foreign currency will generally be United States source ordinary income or loss.

     In general, a United States Investor (other than a 10-Percent Shareholder of the Company) will be entitled to claim a foreign tax credit only for taxes (such as withholding taxes), if any, imposed on dividends paid to such United States Investor and not for taxes, if any, imposed on the Company or on any entity in which the Company has made an investment. Dividends received with respect to Shares will generally be characterized as "passive income" for purposes of applying the foreign tax credit limitation. To the extent that the Company's income is derived from United States sources, dividends which it pays to United States Investors may be considered United States source income for purposes of applying the foreign tax credit limitation.

     Dispositions of Shares. Subject to the discussion below of the consequences of the Company being treated as a Passive Foreign Investment Company or a Foreign Investment Company, gain or loss realized by a United States Investor (other than a 10-Percent Shareholder of the Company) on the sale or other disposition of Shares will be subject to United States federal income tax as capital gain or loss in an amount equal to the difference between such United States Investor's basis in the Shares and the amount realized on the disposition. Such capital gain or loss will be long-term capital gain or loss if the United States Investor has held the Shares for more than one year at the time of the sale or exchange. Recent United States tax legislation reduced to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than one year but not more than 18 months. In addition, gain on most capital assets held by an individual for more than one year but not more than 18 months is subject to tax at a maximum rate of 28%.

SPECIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Passive Foreign Investment Company. The Company has not been a passive foreign investment company ("PFIC") for United States federal income tax purposes for prior taxable years and believes that it will not be treated as a PFIC for the current and future taxable years, but this conclusion is a factual determination made annually and thus is subject to change. The Company will be a PFIC with respect to a United States Investor if, for any taxable year in which such United States Investor held the Company's Shares, either (i) at least 75% of the gross income of the Company for the taxable year is passive income, or
(ii) at least 50%, on average for the Company's taxable year, of the Company's assets (by value or, if the Company so elects, by adjusted basis, or for tax years beginning after December 31, 1997, by fair market value) is attributable to assets that produce or are held for the production of passive income (in each case taking into account the Company's pro rata share of the gross income and the value of the assets of any company in which the Company owns, directly or indirectly, 25% or more of the stock by value (the "look-through" rule)). For this purpose, passive income generally includes dividends, interest, royalties, rents (other than rents and royalties derived in the active conduct of a trade or business and not derived from a related person), annuities, and gains from assets that produce passive income. The Company anticipates that, under the "look-through" rules described above, most of the income that it derives from manufacturing in the PRC will not constitute passive income and that most of its investment in such manufacturing will not constitute assets held for the production of passive income. The Company anticipates, therefore, that it will not be a PFIC.

     If the Company were to be treated as a PFIC, then, unless a United States Investor who owns Shares in the Company elects to have the Company treated as a "qualified electing fund" (a "QEF") as described below, the following rules apply:

     1. Distributions made by the Company during a taxable year to a United States Investor who owns Shares in the Company that are an "excess distribution" (defined generally as the excess of the amount received with respect to the Shares in any taxable year over 125% of the average received in the shorter of either the three previous years or such United States Investor's holding period before the taxable year) must be allocated ratably to each day of such shareholder's holding period. The amount allocated to the current taxable year must be included as ordinary income in gross income for that year. The amount allocated to each prior taxable year is taxed as ordinary income at the highest rate in effect for such shareholder in that prior year and the tax is subject to an interest charge at the rate applicable to deficiencies in income taxes.

     2. The entire amount of any gain realized upon the sale or other disposition of the Shares will be treated as an excess distribution made in the year of sale or other disposition and as a consequence will be treated as ordinary income and, to the extent allocated to years prior to the year of sale or disposition, will be subject to the interest charge described above.

     A shareholder that makes a QEF election will be currently taxable on his, her or its pro rata share of the Company's ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively) for each taxable year of the Company, regardless of whether or not distributions were actually received. A shareholder that makes a QEF election for the first taxable year in which the Company is a PFIC and in which the shareholder owns shares in the Company and maintains this election for all subsequent years in which the shareholder owns shares in the Company will be subject to the foregoing treatment only in such years in which the Company actually satisfies the income or asset tests for PFIC status described above. The shareholder's basis in his, her or its Shares will be increased to reflect taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Shares and will not be taxed again as a distribution to the shareholder.

     In addition, under recently enacted tax legislation, a shareholder of a PFIC may make a mark-to-market election with respect to the stock of certain PFICs with marketable stock. The election may be made for tax years beginning after December 31, 1997. Under such an election, the shareholder would determine his, her or its income or loss with respect to the PFIC stock as of the close of each taxable year. For example, an electing shareholder would include in income each year an amount equal to the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the shareholder's adjusted basis in such stock. Any income included in income pursuant to the mark-to-market election would be treated as ordinary income. Alternatively, for tax years where the shareholder's adjusted basis in the PFIC stock exceeds its fair market value, an electing shareholder may, subject to certain limitations, be entitled to a deduction.

     Special rules apply with respect to the calculation of the amount of the foreign tax credit with respect to excess distributions by a PFIC or inclusions under a QEF.

     A United States Investor who owns Shares in the Company during any year that the Company is a PFIC must file Internal Revenue Service Form 8621 with the Internal Revenue Service (as well as attaching a copy to his, her or its income tax return).

     Controlled Foreign Corporations. Sections 951 through 964 and Section 1248 of the Code relate to controlled foreign corporations ("CFC"). The CFC provisions may impute some portion of such a corporation's undistributed income to certain shareholders on a current basis and convert into dividend income some portion of gains on dispositions of stock which would otherwise qualify for capital gains treatment. In general, the CFC provisions will apply to the Company only if 10-Percent Shareholders who are United States

Investors own in the aggregate (or are deemed to own after application of complex attribution rules), more than 50% (measured by voting power or value) of the Shares of the Company. The Company does not believe that it will be a CFC after this Offering. It is possible that the Company could become a CFC in the future. Even if the Company were classified as a CFC in a future year, however, the CFC rules referred to above would apply only with respect to 10-Percent Shareholders who are United States Investors.

     Personal Holding Company/Foreign Personal Holding Company/Foreign Investment Company. A corporation will be classified as a personal holding company (a "PHC") if at any time during the last half of a tax year (i) five or fewer individuals (without regard to their citizenship or residence) directly or indirectly or by attribution own more than 50% in value of the corporation's stock and (ii) at least 60% of its ordinary gross income, as specially adjusted, consists of personal holding company income (defined generally to include dividends, interest, royalties, rents and certain other types of passive income). A PHC is subject to a United States federal income tax of 39.6% on its undistributed personal holding company income (generally limited, in the case of a foreign corporation, to United States source income).

     A corporation will be classified as a foreign personal holding company (an "FPHC") and not a PHC if at any time during a tax year (i) five or fewer individual United States citizens or residents directly or indirectly or by attribution own more than 50% of the total combined voting power or value of the corporation's stock and (ii) at least 60% of its gross income consists of foreign personal holding company income (defined generally to include dividends, interest, royalties, rents and certain other types of passive income). Each United States shareholder in an FPHC is required to include in gross income, as a dividend, an allocable share of the FPHC's undistributed foreign personal holding company income (generally the taxable income of the FPHC, as specially adjusted).

     A corporation will be classified as a foreign investment company (a "FIC") if for any taxable year it (i) is registered under the Investment Company Act of 1940, as amended, as a management company or share investment trust or is engaged primarily in the business of investing or trading in securities or commodities (or any interest therein) and (ii) 50% or more of the value or the total combined voting power of all the corporation's stock is owned directly or indirectly (including stock owned through the application of attribution rules) by United States persons. In general, unless an FIC elects to distribute 90% or more of its taxable income (determined under United States tax principles as specially adjusted) to its shareholders, gain on the sale or exchange of FIC stock is treated as ordinary income (rather than capital gain) to the extent of such shareholder's ratable share of the corporation's earnings and profits for the period during which such stock was held.

     The Company believes that it is not and will not be a PHC, FPHC or FIC after this Offering. However, no assurance can be given as to the Company's future status.

     U.S. Information Reporting and Backup Withholding. Dividends paid in the United States are generally subject to the information reporting requirements of the Code. Dividends paid in the United States may be subject to backup withholding at the rate of 31% unless the holder provides a taxpayer identification number on a properly completed Form W-9 or otherwise establishes an exemption.

     The amount of any backup withholding will not constitute additional tax and will be allowed as a credit against the United States Investor's federal income tax liability.

     Filing of Information Returns. Under a number of circumstances, a United States Investor acquiring Shares of the Company may be required to file an information return. In particular, any United States Investor who becomes the owner, directly or indirectly, of 10% or more of the Shares of the Company will be required to file such a return. Other filing requirements may apply, and United States Investors should consult their own tax advisors concerning these requirements.

HONG KONG TAXATION

     In the opinion of Robert W.H. Wang & Co., Hong Kong counsel to the Company, the following correctly summarizes the taxes applicable to the Company and its shareholders under Hong Kong law:

     Profits Tax. The Company is subject to profits tax on all profits (excluding capital profits) arising in or derived from Hong Kong. The source of income is therefore the relevant factor, and this is generally regarded as a question of fact. There are certain situations in which the Hong Kong tax authorities are prepared to accept apportionment of chargeable profits, for example when a Hong Kong-based company has manufacturing facilities in the PRC. The proportion of income originating from the PRC and Hong Kong respectively in such situations is a question of fact. However, where apportionment is appropriate, the Hong Kong tax authorities usually adopt a 50:50 allocation unless compelling circumstances dictate otherwise. Profits tax is levied at the rate of 16.5% for corporations and 15.0% for unincorporated entities. Generally speaking, business losses may be carried forward indefinitely to be offset against future profits of the Company. See "Risk Factors -- Risks Relating to the Company -- Taxation."

     Capital Gains/Taxation of Dividends. Hong Kong does not have any form of capital gains tax. Neither does it have any form of dividend taxation or withholding taxes, and hence profits accumulated in a Hong Kong company can be distributed as dividends without tax deduction in Hong Kong. However, Hong Kong profits tax will be charged on trading gains from the sale of property that are derived from or arise in Hong Kong, by persons carrying on a trade in Hong Kong where such gains are from such trade. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of the ADSs or Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

     Estate Duty. Estate duties are imposed upon the value of properties situated in Hong Kong that pass to a person's estate upon his or her death. ADSs or Shares that are registered outside Hong Kong are not regarded as properties situated in Hong Kong for estate duty purposes.

     Stamp Duty. Hong Kong stamp duty is generally payable by the purchaser on every purchase, and by the seller on every sale, of shares of Hong Kong-incorporated companies. The duty is charged to both the purchaser and the seller at the rate of HK$1.50 per HK$1,000 or part thereof of the consideration for, or (if greater) the value of, the shares transferred. In addition, a fixed duty of HK$5 is currently payable on an instrument of transfer of such shares.

     Under the current practices of the Hong Kong Inland Revenue Department, if ADSs are not specifically identified to correspond with particular underlying Shares, the issuance of ADSs upon the deposit of Shares issued directly to the Depositary or for the account of the Depositary should not be subject to stamp duty, nor should any Hong Kong stamp duty be payable upon the transfer of ADSs outside Hong Kong.

PRC TAXATION

     In the opinion of the Guangzhou Law Office, PRC counsel to the Company, the following correctly summarizes the taxes applicable to the Company's investment in the PRC under PRC law:

     Income Tax. The Company's investment is subject to the Income Tax Law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises ("the Foreign Investment Enterprise Tax Law"). Pursuant to the Foreign Investment Enterprise Tax Law, Sino-foreign equity and contractual joint venture enterprises generally are subject to an income tax at an effective rate of 33%, which is comprised of a state tax of 30% and a local tax of 3%. The Foreign Investment Enterprise Tax Law generally exempts Sino-foreign equity and contractual joint venture enterprises engaged in manufacturing with an operating term of more than ten years from state and local income taxes for two years starting from the first profitable year of operations, followed by a 50% reduction for the next three years. The first profitable year for the Company's operations at the Company's previous Xin Xing facility was the year ended March 31, 1995, and the first profitable year for the Dongguan Facility has not yet occurred as the joint venture has just started operations.

     Value-Added Tax ("VAT"). Effective January 1, 1994, all goods produced or processed in the PRC, other than real property and goods produced or processed for export, are subject to a new VAT at each stage or sale in the process of manufacture, processing and distribution through the sale to the ultimate consumer of the goods. The new basic VAT rate for the Company is 17% of the sale price of the item. The seller of the goods adds 17% to the sale price of the item, separately invoiced (except in the case of retail sales), and collects the applicable amount of VAT through the sale of the item. The amount of the seller's VAT liability to the Tax Bureau is calculated as the amount of sales multiplied by the applicable VAT rate. The amount of the seller's VAT liability may be reduced by deducting the invoiced amount of VAT included in the materials, parts and other items purchased by the seller and used in producing the goods.

     The Value-Added Tax Provisional Regulations do not permit the seller to deduct from its VAT liability the amount of VAT included in the purchase price of fixed assets purchased by the seller. Thus, although the book value of fixed assets, including plant and equipment purchased by the Company will be the depreciated cost (ordinarily the purchase price plus VAT) paid at the time of such purchase, the Company is not permitted to deduct from its VAT liability in respect of products sold.

     Taxation of Dividends from the PRC. Dividends distributed to the Company can be remitted from the PRC without any PRC taxation. Although the Foreign Investment Enterprise Tax Law provides that certain remittances of foreign exchange earnings from the PRC are subject to PRC withholding tax, dividends received by foreign investors from a foreign investment enterprise are exempt from withholding tax. The Company's PRC subsidiaries are qualified as foreign investment enterprises, so withholding tax is not applicable to dividends received by the Company from these subsidiaries.

     Taxation of Disposition of Interest in PRC Subsidiaries. In the event the Company transfers its interest in its PRC subsidiaries, the amount received in excess of its original capital contribution would be subject to PRC withholding tax at the rate of 20%.

     In the event that the Company's PRC subsidiaries are liquidated, the portion of the balance of their assets or remaining property, after deducting undistributed profits, various funds and liquidation expenses, that exceeds the Company's paid-in capital would be treated as income from liquidation, which would be subject to income tax at the same rate that would apply to the Company's income as described under "Income Tax."

                     CERTAIN FOREIGN ISSUER CONSIDERATIONS

     The Company is a limited liability company incorporated under the Companies Ordinance of Hong Kong. The Company is therefore governed by and subject to the provisions of Hong Kong law.

     Under Hong Kong law, there are currently no restrictions on the degree of foreign ownership of a company incorporated in Hong Kong. Likewise, there are currently no restrictions on the rights of non-Hong Kong owners to exercise voting rights in respect of shares held by them in Hong Kong-incorporated companies.

     There are currently no foreign exchange control restrictions imposed by Hong Kong law that affect the Company. There are currently no foreign exchange control restrictions on the ability of the Company to transfer funds into and out of Hong Kong or to pay dividends to United States residents who are holders of the Shares or ADSs.

     In accordance with Hong Kong law, share certificates are only issued in the name of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any special capacity, the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. The Company will take no notice of any trust applicable to any of its securities whether or not it had notice of such trust.

     The rights and liabilities of the shareholders of the Company are governed by the Companies Ordinance and the Memorandum of Association and Articles of Association. Under Hong Kong law, shareholders are liable to pay the full purchase price of shares or ADSs registered in their name, but are not otherwise subject to liabilities vis-a-vis the Company in their capacity as shareholders. See "Taxation -- Hong Kong Taxation."

                                  UNDERWRITING

     The Underwriters named below, acting through their representatives, Van Kasper & Company and Gerard Klauer Mattison & Co., Inc. (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in an Underwriting Agreement with the Company and the Selling Shareholders, to purchase from the Company and the Selling Shareholders the number of ADSs set forth opposite their respective names below:

                                                                          NUMBER
                                      NAME                               OF ADSS
            --------------------------------------------------------    ----------
            Van Kasper & Company....................................
            Gerard Klauer Mattison & Co., Inc.......................

                                                                         ---------
            Total...................................................     3,000,000
                                                                         =========

     The ADSs are being offered by the Underwriters named herein, subject to receipt and acceptance by them, to their right to reject any order in whole or in part, and to certain other conditions. The Underwriters are committed to purchase all of the above ADSs being offered if any are purchased.

     The Representatives have advised the Company and the Selling Shareholders that the Underwriters propose to offer the ADSs to the public at the offering price set forth on the cover page of this Prospectus and to certain selected
dealers at that price less a concession not in excess of $          per ADS, and
such dealers may re-allow to certain dealers a discount not in excess of
$          per ADS. After the Offering, the public offering price, concessions and re-allowance to dealers may be changed by the Representatives as a result of market conditions or other factors.

     The Company and the Selling Shareholders have granted an option to the Underwriters, exercisable by the Representatives within 30 days after the date of this Prospectus, to purchase up to 450,000 additional ADSs at the offering price, less underwriting discounts and commissions. The Representatives may exercise the Over-allotment Option solely for the purpose of covering over-allotments, if any, incurred in the sale of the ADSs offered hereby. To the extent that the Over-allotment Option is exercised, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of the additional ADSs as the number of ADSs to be purchased and offered by that Underwriter in the above table bears to the total number of ADSs offered hereunder.

     The Company and the Selling Shareholders have agreed to indemnify the Underwriters for certain liabilities, including liabilities under the Securities Act.

     Pursuant to the terms of lock-up agreements, the Company, its officers and directors, the Selling Shareholders and certain other significant shareholders have agreed not to sell, offer to sell, contract to sell, or otherwise dispose of any Shares or ADSs or securities exercisable for Shares or ADSs for a period of 90 days after the date of this Prospectus without the prior written consent of Van Kasper & Company. In addition, the Company has agreed that for a period of 90 days after the date of the closing of this Offering, it will not issue, offer, sell, grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities, without the prior written consent of Van Kasper & Company, except for

(i) ADSs offered hereby, (ii) Shares issued pursuant to the exercise of outstanding options, and (iii) options granted to its associates, officers, directors and consultants so long as none of such options becomes exercisable during said 90-day period. Certain shareholders of the Company have agreed with Van Kasper & Company to further limitations on resales through March 4, 1999, and the Company has agreed to certain limitations on its ability to sell in a public distribution other than through a registered offering of ADSs in the U.S. or a private placement for the same period. Van Kasper & Company in its sole discretion may release such securities for sale into the public market at any time without public announcement. See "Shares Eligible for Future Sale."

     Van Kasper & Company has provided financial advice and consulting services to the Company in connection with the Hua Yang Acquisition. In connection therewith, it has received fees of $175,000 and will receive reimbursement of expenses up to $30,000. See "The Hua Yang Acquisition."

     Credit Suisse First Boston is expected to be one of the Underwriters in the Offering. Credit Suisse First Boston has provided the Company with financial advice and is the leading bank to the Company in financing the Hua Yang Acquisition. In connection with such financing and financial advice, Credit Suisse First Boston has received from the Company fees of approximately $1.5 million plus reimbursement of expenses. See "Description of Credit Facility."

     Each of the Underwriters has represented and agreed that: (i) it has not offered or sold and will not offer or sell the ADSs to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of the United Kingdom; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue and sale of the ADSs to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 or is a person to whom such a document may otherwise lawfully be issued or passed on; and (iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the ADSs, from or otherwise involving the United Kingdom.

     Until the distribution of the ADSs is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the ADSs. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the ADSs. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the ADSs. If the Underwriters create a short position in the ADSs in connection with the Offering, i.e., if they sell more ADSs than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing ADSs in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the Over-allotment Option. The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase ADSs in the open market to reduce the Underwriters' short position or to stabilize the price of the ADSs, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security. Neither the Company nor any of the Underwriters makes any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriters have advised the Company that the Underwriters and dealers may engage in passive market making transactions in the ADSs in accordance with rules promulgated by the Securities and

Exchange Commission. In general, a passive market maker may not bid for or purchase the ADSs at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the ADSs during a specified two-month prior period or 200 ADSs, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Underwriters and dealers are not required to engage in passive market making and may discontinue such activities at any time.

                                 LEGAL MATTERS

     Certain legal matters are being passed upon for the Company by its U.S. counsel, Cooley Godward LLP, San Francisco, California. The validity of the issuance of the Shares and certain legal matters as to Hong Kong law are being passed upon for the Company by Robert W.H. Wang & Co., Hong Kong, and certain legal matters as to PRC law are being passed upon for the Company by the Guangzhou Law Office, Guangzhou, the PRC. Certain legal matters as to U.S. law are being passed upon for the Underwriters by Heller Ehrman White & McAuliffe, Palo Alto and San Francisco, California.

                                    EXPERTS

     The financial statements of each of the Company and Hua Yang as of March 31, 1996 and 1997 and for the periods ended March 31, 1995, 1996 and 1997 included in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as stated in their reports appearing herein and are so included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission a Registration Statement on Form F-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the ADSs being offered in this Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Securities and Exchange Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respects by such reference. For further information with respect to the Company and the securities being offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
THE COMPANY (ZINDART LIMITED):
  Report of Independent Public Accountants..........................................    F-2
  Consolidated Balance Sheets -- audited as of March 31, 1996 and 1997 and unaudited
     as of December 31, 1997........................................................    F-3
  Consolidated Statements of Operations -- audited for each of the three years ended
     March 31, 1995, 1996 and 1997 and unaudited for the nine-month periods ended
     December 31, 1996 and 1997.....................................................    F-4
  Consolidated Statements of Cash Flows -- audited for each of the three years ended
     March 31, 1995, 1996 and 1997 and unaudited for the nine-month periods ended
     December 31, 1996 and 1997.....................................................    F-5
  Consolidated Statements of Changes in Shareholders' Equity -- audited for each of the three years ended March 31, 1995, 1996 and 1997 and unaudited for the
     nine-month period ended December 31, 1997......................................    F-7
  Notes to Consolidated Financial Statements........................................    F-8
HUA YANG:
  Report of Independent Public Accountants..........................................    F-27
  Consolidated Balance Sheets -- audited as of March 31, 1996 and 1997 and unaudited
     as of December 31, 1997........................................................    F-28
  Consolidated Statements of Operations -- audited for the three-month period ended
     March 31, 1995 and each of the two years ended March 31, 1996 and 1997 and
     unaudited for the nine-month periods ended December 31, 1996 and 1997..........    F-29
  Consolidated Statements of Cash Flows -- audited for the three-month period ended
     March 31, 1995 and each of the two years ended March 31, 1996 and 1997 and
     unaudited for the nine-month periods ended December 31, 1996 and 1997..........    F-30
  Consolidated Statements of Changes in Shareholders' Equity -- audited for the three-month period ended March 31, 1995 and each of the two years ended 1996
     and 1997 and unaudited for the nine-month period ended December 31, 1997.......    F-32
  Notes to Consolidated Financial Statements........................................    F-33

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Zindart Limited:

     We have audited the accompanying consolidated balance sheets of Zindart Limited (incorporated in Hong Kong; the "Company") and Subsidiaries (the "Group") as of March 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the years ended March 31, 1995, 1996 and 1997. The accompanying financial statements give retroactive effect, for all periods presented, to the acquisition of Hua Yang Holdings Co., Ltd. as a reorganization of companies under common control as described in Note 1 to the accompanying financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zindart Limited and Subsidiaries as of March 31, 1996 and 1997, and the results of their operations and their cash flows for the years ended March 31, 1995, 1996 and 1997, after giving retroactive effect to the acquisition of Hua Yang Holdings Co., Ltd. as a reorganization of companies under common control as described in
Note 1 to the accompanying financial statements, in conformity with generally accepted accounting principles in the United States of America.

ARTHUR ANDERSEN & CO.
Certified Public Accountants
Hong Kong

Hong Kong,
February 10, 1998.

                        ZINDART LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    AS OF MARCH 31, 1996 AND 1997 (AUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)
      (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED)

                                                                                MARCH 31,       DECEMBER
                                                                             ---------------       31,
                                                                     NOTE     1996     1997       1997
                                                                    ------   ------   ------   -----------
                                                                              $'000    $'000
                                                                                                  $'000
                                                                                               (UNAUDITED)
                                                   ASSETS
  Current assets:
    Cash and bank deposits........................................            6,267   21,286      20,510
    Accounts receivable, net......................................  5 & 22   16,360   16,811      27,025
    Bills receivable..............................................              351       --       1,257
    Due from immediate holding company............................      22        3       --          --
    Due from related companies....................................      22      517      166          11
    Deposits and prepayments......................................       6    1,842    1,664       3,649
    Inventories, net..............................................       7   13,700   13,882      14,145
                                                                             ------   ------      ------
            Total current assets..................................           39,040   53,809      66,597
  Property, machinery, equipment and capital leases, net..........       8   21,034   21,662      29,310
  Construction-in-progress........................................       9       --    1,851          --
  Long-term investment............................................      10      179      179         179
  Goodwill, net...................................................      11       77       67          60
                                                                             ------   ------      ------
            Total assets..........................................           60,330   77,568      96,146
                                                                             ======   ======      ======
                          LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Short-term bank borrowings....................................      12    7,711    2,522          --
    Long-term bank loans, current portion.........................      14      905       94          --
    Capital lease obligations, current portion....................      15    1,596    1,304       1,284
    Accounts payable..............................................            6,206    4,517       5,899
    Receipts in advance...........................................              958    1,797       3,109
    Accrued liabilities...........................................      13    4,960    8,772      13,109
    Taxation payable..............................................              483      707       1,801
                                                                             ------   ------      ------
            Total current liabilities.............................           22,819   19,713      25,202
  Long-term bank loans, non-current portion.......................      14    2,060      211          --
  Capital lease obligations, non-current portion..................      15    2,261    2,677       1,772
  Deferred taxation...............................................      17      120      120         120
                                                                             ------   ------      ------
            Total liabilities.....................................           27,260   22,721      27,094
                                                                             ------   ------      ------
  Minority interests..............................................           12,622   15,011      18,346
                                                                             ------   ------      ------
  Shareholders' equity:
    Common stock, par value $0.0646 (equivalent of HK$0.5):
       -- authorized -- 5,000,000 shares as of March 31, 1996,
       10,000,000 shares as of March 31, 1997 and 15,000,000
       shares as of December 31, 1997;
       -- outstanding and fully paid -- 5,000,000 shares as of
       March 31, 1996, 6,500,000 shares as of March 31, 1997 and
       6,733,000 shares as of December 31, 1997;..................      16      323      420         436
       -- outstanding and to be issued  -- 279,863 shares as of
       March 31, 1996, March 31, 1997 and December 31, 1997.......               18       18          18
    Additional paid-in capital....................................            3,690   15,794      17,794
    Reorganization adjustment.....................................            5,132    6,644       8,619
    Retained earnings.............................................           11,285   16,960      23,839
                                                                             ------   ------      ------
            Total shareholders' equity............................           20,448   39,836      50,706
                                                                             ------   ------      ------
            Total liabilities, minority interests and
              shareholders' equity................................           60,330   77,568      96,146
                                                                             ======   ======      ======

   The accompanying notes are an integral part of these financial statements.

                        ZINDART LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997 (AUDITED) AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                 NOTE
                                 ----                                              NINE MONTHS ENDED
                                                YEAR ENDED MARCH 31,                 DECEMBER 31,
                                        ------------------------------------   -------------------------
                                           1995         1996         1997         1996          1997
                                        ----------   ----------   ----------   -----------   -----------
                                          $'000        $'000        $'000         $'000         $'000
                                                                               (UNAUDITED)   (UNAUDITED)
Net sales......................  23.a       43,479       83,333       95,616        75,341        88,773
Cost of goods sold.............            (30,471)     (56,910)     (69,388)      (54,937)      (61,393)
                                        ----------   ----------   ----------    ----------    ----------
     Gross profit..............             13,008       26,423       26,228        20,404        27,380
Selling, general and
  administrative expenses......             (8,504)     (13,158)     (14,833)      (11,112)      (14,691)
Interest expenses..............               (139)        (623)      (1,150)         (883)         (297)
Interest income................                231          248          272           149           815
Other income (expenses), net...                515         (430)         330           180           148
                                        ----------   ----------   ----------    ----------    ----------
     Income before income
       taxes...................              5,111       12,460       10,847         8,738        13,355
Provision for income taxes.....  17           (483)        (488)        (781)         (578)       (1,221)
                                        ----------   ----------   ----------    ----------    ----------
     Income before minority
       interests...............              4,628       11,972       10,066         8,160        12,134
Minority interests.............               (394)      (4,514)      (2,920)       (2,574)       (3,303)
                                        ----------   ----------   ----------    ----------    ----------
     Net income................              4,234        7,458        7,146         5,586         8,831
                                        ==========   ==========   ==========    ==========    ==========
Earnings per common share
  -- Basic.....................         $     0.80   $     1.41   $     1.33   $      1.06   $      1.26
                                        ==========   ==========   ==========    ==========    ==========
  -- Diluted...................                N/A          N/A          N/A           N/A   $      1.25
                                        ==========   ==========   ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                        ZINDART LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997 (AUDITED) AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                                                 NINE MONTHS ENDED
                                                YEAR ENDED MARCH 31,                DECEMBER 31,
                                            -----------------------------    --------------------------
                                             1995       1996       1997         1996           1997
                                            -------    -------    -------    -----------    -----------
                                             $'000      $'000      $'000        $'000          $'000
                                                                             (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
Net income................................    4,234      7,458      7,146        5,586          8,831
Adjustments to reconcile net income to net
  cash provided by operating activities --
  Amortization of goodwill................       10         10         10            7              7
  Depreciation of property, machinery and
     equipment............................    1,103      1,890      2,817        1,950          2,502
  Net (gain) loss on disposals of
     property, machinery and equipment....     (114)       (13)       (51)          45             49
  Provision for permanent diminution in
     value on investment in a
     subsidiary...........................       --         --         84           --             --
  Minority interests......................      394      4,514      2,920        2,574          3,303
(Increase) Decrease in operating
  assets --
  Accounts receivable, net................     (485)    (4,580)      (451)      (2,524)       (10,214)
  Bills receivable........................     (143)      (208)       351          351         (1,257)
  Deposits and prepayments................      325       (153)       178          312         (1,985)
  Inventories, net........................   (2,507)    (2,958)      (182)        (729)          (263)
Increase (Decrease) in operating
  liabilities --
  Accounts payable........................   (1,485)     1,388     (1,689)        (810)         1,382
  Receipts in advance.....................      990       (615)       839          522          1,312
  Accrued liabilities.....................    2,275       (693)     3,812        3,812          4,337
  Taxation payable........................      (93)      (117)       224          452          1,094
                                            -------    -------    -------      -------        -------
  Net cash provided by operating
     activities...........................    4,504      5,923     16,008       11,548          9,098
                                            -------    -------    -------      -------        -------
Cash flows from investing activities:
Net cash inflow from acquisition of
  subsidiaries............................    1,755         --         --           --             --
Increase in investment of a subsidiary....       --         --       (323)        (323)            --
Decrease in investment of a subsidiary....       --         --        239          239             --
Acquisition of long-term investment.......       --       (179)        --           --             --
Acquisition of property, machinery and
  equipment...............................   (4,736)    (8,973)    (2,052)      (2,634)        (8,503)
Additions of construction-in-progress.....       --         --     (1,851)          --             --
Proceeds from disposals of property,
  machinery and equipment.................    1,290        246        109          169            155
(Increase) Decrease in due from immediate
  holding company.........................       --         (3)         3            3             --
(Increase) Decrease in due from ultimate
  holding company.........................      (95)        95         --           --             --
(Increase) Decrease in due from related
  companies...............................   (1,695)       539        351          (16)           155
Decrease in due from a director...........       77         --         --           --             --
Effect of reorganization adjustment.......       --         --         41           64             23
                                            -------    -------    -------      -------        -------
  Net cash used in investing activities...   (3,404)    (8,275)    (3,483)      (2,498)        (8,170)
                                            -------    -------    -------      -------        -------

                        ZINDART LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997 (AUDITED)
    AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED) (CONTINUED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                                                 NINE MONTHS ENDED
                                                YEAR ENDED MARCH 31,                DECEMBER 31,
                                            -----------------------------    --------------------------
                                             1995       1996       1997         1996           1997
                                            -------    -------    -------    -----------    -----------
                                             $'000      $'000      $'000        $'000          $'000
                                                                             (UNAUDITED)    (UNAUDITED)
Cash flows from financing activities:
Net proceeds from issuance of common
  stock...................................       --         --     12,201           --          2,016
Increase in stock issuance cost...........       --         --         --         (561)            --
Increase (Decrease) in bank overdrafts....      634      1,910       (203)      (1,392)        (2,163)
New short-term bank loans.................       --      8,693     14,588       11,839             --
Repayment of short-term bank loans........       --     (4,985)   (18,297)     (13,478)            --
New import trust receipt bank loans.......       25      8,425      9,079        6,888          1,722
Repayment of import trust receipt bank
  loans...................................       --     (7,895)   (10,356)      (6,875)        (2,081)
New long-term bank loans..................    1,035      3,036         --           --             --
Repayment of long-term bank loans.........     (283)    (1,065)    (2,660)        (641)          (305)
New capital lease obligations.............      107        776         --          727             --
Repayment of capital element of capital
  lease obligations.......................     (300)      (425)    (1,327)      (1,471)          (925)
Increase (Decrease) in due to related
  companies...............................      124       (124)        --           --             --
Decrease in due to a director.............      (61)    (2,652)        --           --             --
Dividends paid............................   (1,959)    (1,073)        --           --             --
Finance from minority interests...........     (119)        (2)       (87)         (57)            32
Dividends paid by subsidiaries to their
  minority shareholders...................      (63)      (308)      (444)          --             --
                                            -------    -------    -------      -------        -------
Net cash (used in) provided by financing
  activities..............................     (860)     4,311      2,494       (5,021)        (1,704)
                                            -------    -------    -------      -------        -------
Effect of cumulative translation
  adjustments.............................        5         (5)        --           --             --
                                            -------    -------    -------      -------        -------
Net increase (decrease) in cash and bank
  deposits................................      245      1,954     15,019        4,029           (776)
Cash and bank deposits, as of beginning of
  year....................................    4,068      4,313      6,267        6,267         21,286
                                            -------    -------    -------      -------        -------
Cash and bank deposits, as of end of
  year....................................    4,313      6,267     21,286       10,296         20,510
                                            =======    =======    =======      =======        =======

   The accompanying notes are an integral part of these financial statements.

                        ZINDART LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997 (AUDITED)
              AND NINE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                        COMMON STOCK
                           ---------------------------------------
                                 ISSUED            TO BE ISSUED
                           ------------------   ------------------   ADDITIONAL                               CUMULATIVE
                           NUMBER OF            NUMBER OF             PAID-IN     REORGANIZATION   RETAINED   TRANSLATION
                            SHARES     AMOUNT    SHARES     AMOUNT    CAPITAL       ADJUSTMENT     EARNINGS   ADJUSTMENTS
                           ---------   ------   ---------   ------   ----------   --------------   --------   -----------
                             '000      $'000      '000      $'000      $'000          $'000         $'000        $'000
Balance as of March 31,
  1994...................    5,000       323        --        --           --             --         6,564         --
Acquisition of Hua Yang
  Holdings Co., Ltd.
  (Note 1)...............       --        --       280        18        3,690          2,228            --         --
Net income...............       --        --        --        --           --             --         4,234         --
Transfer to
  reorganization
  adjustment.............       --        --        --        --           --             42           (42)        --
Dividend.................       --        --        --        --           --             --        (1,073)        --
Translation
  adjustments............       --        --        --        --           --             --            --          5
                             -----       ---       ---       ---        -----          -----        ------    ---- --
Balance as of March 31,
  1995...................    5,000       323       280        18        3,690          2,270         9,683          5
Net income...............       --        --        --        --           --             --         7,458         --
Transfer to
  reorganization
  adjustment.............       --        --        --        --           --          2,862        (2,862)        --
Dividend.................       --        --        --        --           --             --        (2,994)        --
Translation
  adjustments............       --        --        --        --           --             --            --         (5)
                             -----       ---       ---       ---        -----          -----        ------    ---- --
Balance as of March 31,
  1996...................    5,000       323       280        18        3,690          5,132        11,285         --
Issuance of common
  stock..................    1,500        97        --        --       14,903             --            --         --
Common stock issuance
  expenditures...........       --        --        --        --       (2,799)            --            --         --
Change in effective
  interest in Hua Yang
  Holdings Co., Ltd......       --        --        --        --           --             41            --         --
Net income...............       --        --        --        --           --             --         7,146         --
Transfer to
  reorganization
  adjustment.............       --        --        --        --           --          1,471        (1,471)        --
                             -----       ---       ---       ---        -----          -----        ------    ---- --
Balance as of March 31,
  1997...................    6,500       420       280        18       15,794          6,644        16,960         --
Issuance of common stock
  (unaudited)............      233        16        --        --        2,308             --            --         --
Common stock issuance
  expenditures
  (unaudited)............       --        --        --        --         (308)            --            --         --
Change in effective
  interest in Hua Yang
  Holdings Co., Ltd.
  (unaudited)............       --        --        --        --           --             23            --         --
Net income (unaudited)...       --        --        --        --           --             --         8,831         --
Transfer to
  reorganization
  adjustment
  (unaudited)............       --        --        --        --           --          1,952        (1,952)        --
                             -----       ---       ---       ---        -----          -----        ------    ---- --
Balance as of December
  31, 1997 (unaudited)...    6,733       436       280        18       17,794          8,619        23,839         --
                             =====       ===       ===       ===        =====          =====        ======     ======

   The accompanying notes are an integral part of these financial statements.

                        ZINDART LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

     During the period from April 1, 1994 (the earliest date covered by the accompanying financial statements) to December 28, 1995, the Company was wholly owned by Zindart Holdings Limited ("ZHL"; a company incorporated in the Cayman Islands). On December 29, 1995, ZHL transferred its entire interest in 5,000,000 shares of common stock of the Company (after the effect of the Share Split as described below) to Zindart Pte Limited ("ZPL"; a company incorporated in Singapore) in return for 100% interest in ZPL. In January 1996, ZHL underwent a voluntary liquidation and distributed its entire interest in ZPL to its shareholders. Thereafter, ZPL is majority owned by ZIC Holdings Limited ("ZICHL"; a company incorporated in the Cayman Islands), which is majority owned by the ChinaVest IV Funds.

     During the period from April 1, 1994 (the earliest date covered by the accompanying financial statements) to December 10, 1996, the Company had 250,000 shares of common stock, par value HK$10.00 each, outstanding. On December 11, 1996, the Company consummated a 20 for 1 stock split (the "Share Split") and as a result 5,000,000 shares of common stock, par value HK$0.50 each, were outstanding. The Share Split has been reflected retroactively in the accompanying balance sheets and in all per share computations. In March 1997, the Company issued 1,500,000 shares of common stock, par value HK$0.50 each, for cash consideration of $10.00 per share through a public offering, and raised net proceeds of approximately $12,201,000. In April 1997, the Company issued 225,000 shares of common stock, par value HK$0.50 each, for cash consideration of $10.00 per share pursuant to options granted to the underwriters of the aforesaid public offering, and raised net proceeds of approximately $1,942,000. In October 1997, the Company issued 8,000 shares of Common Stock, par value HK$0.50 each, for cash consideration of $9.125 per share pursuant to the exercise of stock options granted under the Company's 1997 equity incentive plan.

     In December 1997, ZPL has resolved to undergo a voluntary liquidation and is in the process of distributing its entire interest in 5,000,000 shares of common stock of the Company to its shareholders. Thereafter, the Company will be majority owned (3,800,000 shares of common stock) by ZICHL, which in turn is majority owned by the ChinaVest IV Funds.

     In February 1998, the Company completed its acquisition of the entire issued capital stock of Hua Yang Holdings Co., Ltd. ("HYHCL"; a company incorporated in the Cayman Islands), which was 74.3% owned by HYP Holdings Limited (a company incorporated in the Cayman Islands), which in turn was majority (56.5%) owned by the same ChinaVest IV Funds as ZICHL. The acquisition consideration is (i) $35,000,000 in cash, and (ii) up to 1,000,000 shares of common stock of the Company, of which 666,667 shares of common stock of the Company, valued at $13.25 per share, were issued upon completion of the acquisition and the remaining 333,333 shares of common stock of the Company will be issuable contingent upon HYHCL's attainment of certain financial results according to a pre-determined formula over a two-year period ending March 31, 1999. The acquisition is accounted for (i) as to the effective interest of approximately 42% owned by the ChinaVest IV Funds as a reorganization of companies under common control, similar to a pooling of interests, and (ii) as to the remaining interest as an acquisition. The following is an unaudited pro forma summary of the consolidated results of the Group after giving retroactive effect to the acquisition as to (i) the effective interest of HYHCL owned by the ChinaVest IV Funds on the basis of reorganization of companies under common control, similar to a pooling of interests, and (ii) the remaining interest of HYHCL as if such acquisition had occurred on April 1, 1996 for the year ended March 31, 1997, and on April 1, 1997 for the nine months ended December 31, 1997, with the expenses relating to the acquisition recorded in the statement of operations during the nine months ended December 31, 1997 (note: the unaudited pro forma summary is not necessarily indicative either of the results of operations that would

                        ZINDART LIMITED AND SUBSIDIARIES

1. ORGANIZATION AND PRINCIPAL ACTIVITIES -- (CONTINUED) have occurred had the acquisition been consummated as of April 1, 1996 or April 1, 1997 or the results of operations that may be achieved in the future:

                                                          YEAR ENDED     NINE MONTHS ENDED
                                                          MARCH 31,        DECEMBER 31,
                                                             1997              1997
                                                          ----------     -----------------
                                                            $'000              $'000
                                                          (UNAUDITED)       (UNAUDITED)
        Pro forma net sales.............................     95,616            88,773
                                                             ======            ======
        Pro forma net income............................      5,589             8,266
                                                             ======            ======
        Pro forma earnings per common share
          -- Basic......................................   $   0.97           $  1.12
                                                             ======            ======
          -- Diluted....................................        N/A           $  1.11
                                                                               ======

     In connection with the acquisition of HYHCL, the Company drew down a loan of $30,000,000 under a revolving credit facility for a term of five years (the lenders have an option to demand repayment after three years). As collateral for the revolving credit facility, the Company has pledged its shareholding in HYHCL, including assignment of its entitlement to dividends, distributions and income in respect of this shareholding, and has agreed to comply with certain restrictive financial covenants.

     The Company and its subsidiaries, excluding HYHCL and its subsidiaries, (collectively referred hereinafter as the "Zindart operations") are principally engaged in the manufacturing of die-cast and injection-molded plastic products. The Zindart operations maintain its head office in Hong Kong where it coordinates sales and marketing and administrative functions. Its production facilities are located in Guangdong Province, the People's Republic of China (the "PRC").

     HYHCL and its subsidiaries (collectively referred hereinafter as the "Hua Yang operations") are principally engaged in printing and assembly of hand-made books, specialty packaging and other paper products. The Hua Yang operations maintain their head office in Hong Kong where it coordinates sales and marketing, purchasing and certain administrative functions. Its production facilities are located in Guangdong Province, the PRC.

2.  BASIS OF PRESENTATION

     The consolidated financial statements are presented after inclusion of approximately 42% of the results of HYHCL, the effective interest of HYHCL owned by the ChinaVest IV Funds, to give retroactive effect for all periods presented to the acquisition of HYHCL as a reorganization of companies under common control, similar to a pooling of interests, effective from January 1, 1995 (the date that HYHCL was acquired by the ChinaVest IV Funds), as described in Note 1.

                        ZINDART LIMITED AND SUBSIDIARIES

3.  SUBSIDIARIES

     Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of March 31, 1997 were as follows:

                                                                                 PERCENTAGE OF
                                                                                    EQUITY
                                                                                   INTEREST
                                                                   PLACE OF      ATTRIBUTABLE
                             NAME                                INCORPORATION   TO THE GROUP
--------------------------------------------------------------  ---------------  -------------
Zindart operations
Dongguan Xinda Giftware Company Limited.......................      The PRC         Note a
Guangzhou Zindart (Xin Xing) (Giftware) Company Limited.......      The PRC         Note b
Luen Tat Mould Manufacturing Limited..........................    The British    51% - Note c
                                                                Virgin Islands
Onchart Industrial Limited....................................    The British         55%
                                                                Virgin Islands
Onchart Industrial Limited....................................     Hong Kong          55%
Wealthy Holdings Limited......................................    The British        100%
                                                                Virgin Islands
Hua Yang operations
Hua Yang Holdings Co., Ltd....................................  Cayman Islands       100%
Hua Yang Printing Holdings Co., Limited.......................     Hong Kong         100%
Shenzhen Huaxuan Printing Product Co., Ltd....................      The PRC         Note d
Guangzhou Jin Yi Advertising Company Ltd......................      The PRC         Note e

NOTES --

a. Dongguan Xinda Giftware Company Limited is a contractual joint venture established in the PRC to be operated for 15 years until November 2009. Under the joint venture contract and the supplemental agreement thereto, the Group is entitled to 100% of the joint venture's income after paying to its joint venture partner a pre-determined annual fee.

b. Guangzhou Zindart (Xin Xing) (Giftware) Company Limited is a contractual joint venture established in the PRC to be operated for 15 years until December 2008. Under the joint venture contract and the supplemental agreement thereto, the Group is entitled to 100% of the joint venture's income after paying to its joint venture partner a pre-determined rental for the factory premises occupied by the joint venture.

c. According to a shareholders' agreement dated October 10, 1994, the Group is entitled to share only 41% of the profit of Luen Tat Mould Manufacturing Limited.

d. Shenzhen Huaxuan Printing Product Co., Ltd. is a contractual joint venture established in the PRC to be operated for 15 years until May 2010. Under the joint venture agreement, the Group is entitled to 100% of the joint venture's income after paying to its joint venture partner a pre-determined annual fee.

e. Guangzhou Jin Yi Advertising Company Ltd. is a contractual joint venture established in the PRC. The total investment was HK$2,500,000 (equivalent to approximately $323,000) and the Group subsequently recovered HK$1,852,000 (equivalent to approximately $239,000) of its investment cost. As of March 31, 1997, the Group was in the process of dissolving Guangzhou Jin Yi Advertising Company Ltd. and had made a full provision against the remaining balance of its investment in Guangzhou Jin Yi Advertising Company Ltd.

     There is no restriction on the distribution of the subsidiaries' retained earnings.

                        ZINDART LIMITED AND SUBSIDIARIES

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Basis of consolidation

     The consolidated financial statements include the accounts of the Company, its subsidiaries and its contractual joint ventures which are considered as de facto subsidiaries. All material intra-group balances and transactions have been eliminated on consolidation.

 b. Goodwill

     Goodwill, being the excess of cost over the fair value of the Group's share of the net assets of subsidiaries acquired, is amortized on a straight-line basis over ten years. The amortization recorded during the years ended March 31, 1995, 1996 and 1997 was approximately $10,000, $10,000 and $10,000, respectively, and during the nine months ended December 31, 1996 and 1997 was approximately $7,000 and $7,000, respectively. Accumulated amortization as of March 31, 1996 and 1997 and December 31, 1997 was approximately $20,000, $30,000 and $37,000, respectively. Management assesses the remaining life of the goodwill annually, taking into consideration the current operating results and future prospects of the subsidiaries.

 c. Contractual joint ventures

     A contractual joint venture is an entity established between the Group and one or more other parties, with the rights and obligations of the joint venture partners governed by a contract. If the Group owns more than 50% of the joint venture and is able to govern and control its financial and operating policies and its board of directors, such joint venture is considered as a de facto subsidiary and is accounted for as a subsidiary.

 d. Inventories

     Inventories are stated at the lower of cost, on a weighted average basis, or market value. Costs of work-in-process and finished goods are composed of direct materials, direct labour and an attributable portion of production overheads.

 e. Property, machinery, equipment and capital leases

     Property, machinery, equipment and capital leases are recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows: land and buildings -- 10 to 50 years, machinery and tools -- 3 to 10 years, furniture and office equipment -- 5 to 8 years, and motor vehicles -- 4 to 5 years. All ordinary repair and maintenance costs are expensed as incurred.

     The Company recognizes an impairment loss on a fixed asset when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

 f. Construction-in-progress

     Construction-in-progress represents factories and office buildings under construction and machinery pending installation.

     Interest costs incurred during the period of construction or installation are capitalized and amortized over the estimated useful lives of the related assets. Interest costs capitalized during the years ended March 31,

                        ZINDART LIMITED AND SUBSIDIARIES

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
 f. Construction-in-progress -- (Continued)
1995, 1996 and 1997 were approximately $23,000, $206,000 and $68,000, respectively, and during the nine months ended December 31, 1996 and 1997 were approximately Nil and Nil, respectively.

 g. Long-term investments

     Investments held for the long-term are stated at market value. Income from investments is accounted for to the extent of dividends received and receivable.

 h. Sales

     Sales represent the invoiced value of merchandise/molds supplied to customers. Sales are recognized when the merchandise is shipped and title passes to customers.

 i. Income taxes

     The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

 j. Operating leases

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

 k. Foreign currency translation

     The Company considers United States dollars as its functional currency as majority of the Group's business activities are based in United States dollars.

     The translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. Aggregate gains (losses) from foreign currency transactions included in the results of operations for the years ended March 31, 1995, 1996 and 1997 were approximately $209,000, $(220,000) and $(85,000), respectively, and for the nine months ended December 31, 1996 and 1997 were approximately $78,000 and $37,000, respectively.

 l. Earnings per common share

     Basic earnings per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 by dividing net income for each year/period by the weighted average number of shares of common stock outstanding during the years/periods, as if the Company had acquired the effective interest in the common shares of HYHCL owned by the ChinaVest IV Funds as of the beginning of years/periods as a of reorganization of companies under common control, similar to a pooling of interests (see Note 1). The weighted average number of shares used to compute basic earnings per common share are approximately

                        ZINDART LIMITED AND SUBSIDIARIES

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
 l. Earnings per common share -- (Continued)
5,280,000, 5,280,000 and 5,383,000 for the years ended March 31, 1995, 1996 and
1997, respectively, and approximately 5,280,000 and 6,999,000 for the nine months ended December 31, 1996 and 1997, respectively.

     Diluted earnings per common share reflects the dilution that would have resulted from the exercise of stock options. Diluted earnings per common share is computed by dividing net income for each year/period by the weighted average number of shares of common stock and all dilutive securities during the years/periods, as if the Company had acquired the effective interest of common shares of HYHCL owned by the ChinaVest IV Funds as of the beginning of years/periods as a reorganization of companies under common control, similar to a pooling of interests (see Note 1). The weighted average number of shares used to compute diluted earnings per common share is approximately 7,039,000 for the nine months ended December 31, 1997.

 m. Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

 n. Fair value of financial instruments

     The Group's financial instruments consist of cash, cash equivalents, bills receivable, trade receivables and trade payables. The book values of these instruments are considered to be representative of their fair values.

5.  ACCOUNTS RECEIVABLE

     Accounts receivable comprised:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     ------------
                                                           $'000      $'000         $'000
                                                                                 (UNAUDITED)
    Trade receivables....................................  16,667     17,661        27,758
    Less: Allowance for doubtful accounts................    (307)      (850)         (733)
                                                           ------     ------        ------
    Accounts receivable, net.............................  16,360     16,811        27,025
                                                           ======     ======        ======

6.  DEPOSITS AND PREPAYMENTS

     Deposits and prepayments comprised:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     ------------
                                                           $'000      $'000         $'000
                                                                                 (UNAUDITED)
    Deposits for acquisition of molds....................   1,083      1,097         1,352
    Rental and utility deposits..........................      94         94           150
    Prepayments..........................................     445        273         1,913
    Others...............................................     220        200           234
                                                           ------     ------        ------
                                                           1,842..     1,664         3,649
                                                           ======     ======        ======

                        ZINDART LIMITED AND SUBSIDIARIES

7.  INVENTORIES

     Inventories comprised:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     ------------
                                                           $'000      $'000         $'000
                                                                                 (UNAUDITED)
    Raw materials........................................   9,582      8,886         10,363
    Work-in-process......................................   2,642      2,590          1,672
    Finished goods.......................................   1,988      3,253          3,215
                                                           ------     ------         ------
                                                           14,212..   14,729         15,250
    Less: Allowance for obsolescence.....................    (512)      (847)        (1,105)
                                                           ------     ------         ------
    Inventories, net.....................................  13,700     13,882         14,145
                                                           ======     ======         ======

8.  PROPERTY, MACHINERY, EQUIPMENT AND CAPITAL LEASES

     Property, machinery, equipment and capital leases comprised:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     ------------
                                                           $'000      $'000         $'000
                                                                                 (UNAUDITED)
    Property, machinery and equipment:
      Land...............................................   2,456      2,456          4,648
      Buildings..........................................   6,198      6,398         11,371
      Machinery and tools................................   9,791     10,785         13,711
      Furniture and office equipment.....................   2,397      3,108          4,242
      Motor vehicles.....................................     458        515            814
    Capital leases:
      Machinery and tools................................   5,451      6,813          5,234
      Furniture and office equipment.....................     321        358             80
      Motor vehicles.....................................     315        124             28
                                                           ------     ------         ------
    Cost.................................................  27,387     30,557         40,128
    Less: Accumulated depreciation:
      Property, machinery and equipment..................  (4,607)    (7,209)        (9,582)
      Capital leases.....................................  (1,746)    (1,686)        (1,236)
                                                           ------     ------         ------
    Property, machinery, equipment and capital leases,
      net................................................  21,034     21,662         29,310
                                                           ======     ======         ======

     As of March 31, 1996 and 1997 and December 31, 1997, land and buildings with a net book value of approximately $800,000, $705,000 and $684,000, respectively, were situated in Hong Kong and were held under leases expiring in 2047, and land and buildings with a net book value of approximately $7,152,000, $7,112,000 and $14,054,000, respectively, were situated in the PRC and were held under land use right for fifty years until 2044 or 2047.

     Land and buildings with a net book value of approximately $7,817,000 and Nil and machinery with a net book value of approximately $4,674,000 and $4,283,000 as of March 31, 1997 and December 31, 1997, respectively, were mortgaged or pledged under certain loan agreements.

                        ZINDART LIMITED AND SUBSIDIARIES

9.  CONSTRUCTION-IN-PROGRESS

     Construction-in-progress comprised:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     ------------
                                                             $'000     $'000        $'000
                                                                                 (UNAUDITED)
    Construction costs.....................................     --     1,783            --
    Interest cost capitalized..............................     --        68            --
                                                             -----     -----        ------
                                                                --     1,851            --
                                                             =====     =====     ==========

10.  LONG-TERM INVESTMENT

     On March 1, 1996, the Group acquired from several individuals, including a minority shareholder of a subsidiary, an 18% interest in Luen Tat Model Design Company Limited (a company incorporated in the British Virgin Islands) for a cash consideration of $179,000. The cost of $179,000 approximated the market value of this investment as of March 31, 1996 and 1997 and December 31, 1997.

11.  GOODWILL

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31
                                                             1996      1997          1997
                                                             -----     -----     ------------
                                                             $'000     $'000        $'000
                                                                                 (UNAUDITED)
    Goodwill.............................................       97        97            97
    Less: Accumulated amortization.......................      (20)      (30)          (37)
                                                             -----     -----        ------
    Goodwill, net........................................       77        67            60
                                                             =====     =====     ==========

12.  SHORT-TERM BANK BORROWINGS

     Short-term bank borrowings comprised:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31
                                                             1996      1997          1997
                                                             -----     -----     ------------
                                                             $'000     $'000        $'000
                                                                                 (UNAUDITED)
    Bank overdrafts........................................  2,366     2,163            --
    Short-term bank loans..................................  3,709        --            --
    Import trust receipt bank loans........................  1,636       359            --
                                                             -----     -----        ------
                                                             7,711     2,522            --
                                                             =====     =====     ==========

     Short-term bank borrowings were denominated in Hong Kong dollars and bore interest at the floating commercial bank lending rates in Hong Kong, which ranged from 8.63% to 10.50% per annum as of March 31, 1997. They were collaterized by certain land and buildings, bank deposits, accounts receivable and inventories of the Group. They were drawn for working capital purposes and were renewable with the consent of the relevant banks.

                        ZINDART LIMITED AND SUBSIDIARIES

12.  SHORT-TERM BANK BORROWINGS -- (CONTINUED)
     Supplemental information with respect to short-term bank borrowings for the year ended March 31, 1997 and for the nine months ended December 31, 1997 are as follows:

                                             MAXIMUM         AVERAGE         WEIGHTED          WEIGHTED
                                             AMOUNT          AMOUNT           AVERAGE           AVERAGE
                                           OUTSTANDING     OUTSTANDING     INTEREST RATE     INTEREST RATE
                                           DURING THE      DURING THE      AT THE END OF      DURING THE
                                           YEAR/PERIOD     YEAR/PERIOD      YEAR/PERIOD       YEAR/PERIOD
                                           -----------     -----------     -------------     -------------
                                              $'000           $'000
    Year ended March 31, 1997:
      Bank overdrafts....................     3,955           1,983             9.32%             9.40%
                                           ========        ========        =========         =========
      Short-term bank loans..............     3,837           2,248               --%             8.86%
                                           ========        ========        =========         =========
      Import trust receipt bank loans         3,543           1,947             8.82%             8.82%
                                           ========        ========        =========         =========

    Nine months ended December 31, 1997
      (unaudited):
      Bank overdrafts....................     2,163             313               --%             8.99%
                                           ========        ========        =========         =========
      Import trust receipt bank loans....       359              46               --%             8.63%
                                           ========        ========        =========         =========

13. ACCRUED LIABILITIES

     Accrued liabilities comprised:

                                                                MARCH 31,        DECEMBER 31,
                                                             ---------------     -------------
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                             $'000     $'000         $'000

                                                                                  (UNAUDITED)
    Accruals for operating expenses
      -- Workers' wages and bonus..........................    595     1,439          1,717
      -- Management bonus..................................    572       817            915
      -- Rental expenses...................................    408       463            349
      -- Subcontracting charges............................    619       412            744
      -- Freight charges and packaging fees................    261       225            681
      -- Others............................................    675     1,171          1,125
    Commission.............................................    387       538            356
    Accruals for raw materials purchases...................  1,345     1,962          6,310
    Accruals for plant relocation expenses.................     --       272            198
    Accruals for common stock issuance expenditures........     --       810            127
    Provision for claims...................................     --        --            472
    Others.................................................     98       663            115
                                                             -----     -----         ------
                                                             4,960     8,772         13,109
                                                             =====     =====         ======

                        ZINDART LIMITED AND SUBSIDIARIES

14. LONG-TERM BANK LOANS

     Long-term bank loans were denominated in Hong Kong dollars, and bore interest rates ranged from 10.5% to 11.0% per annum as of March 31, 1997. They were collateralized by certain land and buildings and bank deposits of the Group, and were repayable as follows:

                                                                MARCH 31,
                                                              -------------     DECEMBER 31,
                                                              1996      1997        1997
                                                              -----     ---     -------------
                                                              $'000     $'000       $'000

                                                                                 (UNAUDITED)
    Payable during the following period
      -- Within one year....................................    905      94             --
      -- Over one year but not exceeding two years..........  1,688      94             --
      -- Over two years but not exceeding three years.......    254      94             --
      -- Over three years but not exceeding four years......     94      23             --
      -- Over four years but not exceeding five years.......     24      --             --
                                                              -----     ---         ------
    Total bank loans........................................  2,965     305             --
    Less: Current portion...................................   (905)    (94)            --
                                                              -----     ---         ------
    Non-current portion.....................................  2,060     211             --
                                                              =====     ===         ======

15. CAPITAL LEASE OBLIGATIONS

     Future minimum lease payments under the capital leases, together with the present value of the minimum lease payments are:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     -------------
                                                           $'000      $'000          $'000

                                                                                  (UNAUDITED)
    Payable during the following period
      -- Within one year.................................   1,932      1,570          1,555
      -- Over one year but not exceeding two years.......   1,219      1,544          1,510
      -- Over two years but not exceeding three years....     781      1,330            401
      -- Over three years but not exceeding four years...     675        296             19
      -- Over four years but not exceeding five years....      77         --             --
                                                            -----     ------         ------
    Total minimum lease payments.........................   4,684      4,740          3,485
    Less: Amount representing interest...................    (827)      (759)          (429)
                                                            -----     ------         ------
    Present value of minimum lease payments..............   3,857      3,981          3,056
    Less: Current portion................................  (1,596)    (1,304)        (1,284)
                                                            -----     ------         ------
    Non-current portion..................................   2,261      2,677          1,772
                                                            =====     ======         ======

16.  COMMON STOCK AND OPTIONS

  a. Common stock

     During the period from April 1, 1994 (the earliest date covered by the accompanying financial statements) to December 10, 1996, the Company had 250,000 shares of common stock, par value HK$10.00 each, authorized and outstanding. On December 11, 1996, the Company consummated a 20 for 1 stock split ("the Share Split") and as a result 5,000,000 shares of common stock, par value HK$0.50 each, were outstanding. The Share Split has been reflected retroactively in the accompanying balance sheets and in all per share computations. On January 31, 1997, the Company increased its authorized share capital from

                        ZINDART LIMITED AND SUBSIDIARIES

16. COMMON STOCK AND OPTIONS -- (CONTINUED)
HK$2,500,000 to HK$5,000,000, by the creation of 5,000,000 new shares of common stock, par value HK$0.50 each, ranking pari passu in all respects with the then existing shares. In March 1997, the Company issued 1,500,000 shares of common stock, par value HK$0.50 each, for cash consideration of $10.00 per share through a public offering, and raised net proceeds of approximately $12,201,000. In April 1997, the Company issued 225,000 shares of common stock, par value HK$0.50 each, for cash consideration of $10.00 per share pursuant to options granted to the underwriters of the aforesaid public offering, and raised net proceeds of approximately $1,942,000. In October 1997, the Company issued 8,000 shares of common stock, par value HK$0.50 per share, for cash consideration of $9.125 per share pursuant to the exercise of stock options granted under the Company's 1997 equity incentive plan. On December 31, 1997, the Company increased its authorized share capital from HK$5,000,000 to HK$7,500,000 by the creation of 5,000,000 new shares of common stock, par value HK$0.50 per share, ranking pari passu in all respects with the then existing shares.

     As described in Note 1, the Company is contracted to issue up to 1,000,000 shares of common stock in connection with its acquisition of HYHCL, of which 666,667 shares of common stock of the Company were issued upon completion of the acquisition in February 1998 and the remaining 333,333 shares of common stock of the Company will be issuable contingent upon HYHCL's attainment of certain financial results according to a pre-determined formula during a two-year period ending March 31, 1999. The accompanying financial statements have given retroactive effect, for all periods presented, to the issuance of the 279,863 shares of common stock relating to the acquisition of the effective interest of HYHCL owned by the ChinaVest IV Funds, on the basis of reorganization of companies under common control, similar to a pooling of interests.

  b. Options

     The Company has reserved issuance of an aggregate of 672,500 shares of common stock, par value HK$0.50 per share, under the Company's 1997 equity incentive plan, which will expire on May 14, 2007.

     In May 1997, the Company granted common stock options under the 1997 equity incentive plan to purchase 196,000 shares of common stock of the Company at an exercise price of $9.125 per share, which was equal to the quoted market value of the shares immediately before the date on which the stock options were granted. The stock options are exercisable according to a pre-determined vesting schedule from 1997 to 2000. 8,000 options were exercised during the nine months ended December 31, 1997.

17.  INCOME TAXES

     The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. The Company and the Hong Kong subsidiaries are subject to Hong Kong profits tax at a rate of 16.5%. The British Virgin Islands subsidiaries are incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, are exempted from payment of the British Virgin Islands income taxes. The Cayman Islands subsidiary is incorporated under the Companies Law of the Cayman Islands as a limited liability exempted company and, accordingly, is exempted from payment of the Cayman Islands income taxes until 2014. The joint venture enterprises established in the open coastal areas of the PRC are subject to PRC income taxes at a rate of 27% (24% state tax and 3% local tax), while the joint venture enterprise established in a special economic zone in the PRC is subject to PRC income tax at a rate of 15%. However, these joint venture enterprises are exempted from state and local income taxes for two years starting from the first year of profitable operations and then followed by a 50% reduction for the next three years. The first profitable year for Guangzhou Zindart (Xin Xing) (Giftware) Company Limited was the year ended March 31, 1995; and the first profitable year for Shenzhen Huaxuan Printing Product Co., Ltd. was the year ended March 31, 1997. Dongguan Xinda Giftware Company Limited was in a loss position during the year ended March 31, 1997.

                        ZINDART LIMITED AND SUBSIDIARIES

17.  INCOME TAXES -- (CONTINUED)
     If the tax holidays for the joint venture enterprises established in the PRC did not exist, the Group's income tax liabilities would have been increased by approximately $71,000, $63,000 and $298,000 for the years ended March 31, 1995, 1996 and 1997, respectively, and approximately $323,000 and $380,000 for the nine months ended December 31, 1996 and 1997, respectively. Basic earnings per common share would have been approximately $0.79, $1.40 and $1.27 for the years ended March 31, 1995, 1996 and 1997, respectively, and approximately $1.00 and $1.21 for the nine months ended December 31, 1996 and 1997, respectively. Diluted earnings per common share would have been approximately $1.20 for the nine months ended December 31, 1997.

     Provision for income taxes for the years ended March 31, 1995, 1996 and 1997 and for the nine months ended December 31, 1996 and 1997 represented provision for current Hong Kong profits tax. The reconciliation of the Hong Kong statutory profits tax rate to the effective income tax rate based on income before income taxes stated in the consolidated statements of operations is as follows:

                                                                            NINE MONTHS ENDED DECEMBER
                                                  YEAR ENDED MARCH 31,                  31,
                                                 ----------------------     ---------------------------
                                                 1995     1996     1997        1996            1997
                                                 ----     ----     ----     -----------     -----------
                                                                            (UNAUDITED)     (UNAUDITED)
Hong Kong statutory profits tax rate...........  16.5%    16.5%    16.5%        16.5%           16.5%
Effect of tax exemption for the PRC joint
  ventures.....................................  (1.4)%   (0.5)%   (3.0)%       (4.0)%          (3.1)%
Non-taxable income arising from activities
  which qualified as offshore..................  (5.4)%   (4.2)%   (4.6)%       (4.4)%          (4.9)%
Non-taxable/non-deductible activities..........  (0.2)%   (7.9)%   (1.7)%       (1.5)%           0.6%
                                                 ----     ----     ----         ----            ----
Effective income tax rate                         9.5%     3.9%     7.2%         6.6%            9.1%
                                                 ====     ====     ====         ====            ====

     Components of deferred tax balances as of March 31, 1996 and 1997 and December 31, 1997 are as follows:

                                                                      MARCH 31,
                                                                    -------------     DECEMBER 31,
                                                                    1996     1997         1997
                                                                    ----     ----     -------------
                                                                    $'000    $'000        $'000

                                                                                       (UNAUDITED)
Accumulated difference between taxation allowance and depreciation
  expenses........................................................  120      120           120
                                                                    ===      ===           ===

18. DIVIDENDS

     Dividends comprised:

                                                                            NINE MONTHS ENDED DECEMBER
                                                YEAR ENDED MARCH 31,                    31,
                                              -------------------------     ---------------------------
                                              1995      1996      1997         1996            1997
                                              -----     -----     -----     -----------     -----------
                                              $'000     $'000     $'000        $'000           $'000

                                                                            (UNAUDITED)     (UNAUDITED)
Cash dividend...............................  1,073        --        --           --              --
Dividend in kind............................     --     2,994        --           --              --
                                              -----     -----     -----        -----           -----
                                              1,073     2,994        --           --              --
                                              =====     =====     =====        =====           =====

     Dividend for the year ended March 31, 1996 of approximately $2,994,000 was settled in kind by distributing to the shareholder the loan receivable from a related company of approximately $1,889,000 and the amount due from that related company of approximately $1,105,000.

                        ZINDART LIMITED AND SUBSIDIARIES

19. COMMITMENTS

 a. Capital commitments

     As of March 31, 1996 and 1997 and December 31, 1997, the Group had capital commitments amounting to approximately $161,000, $2,849,000 and $552,000, respectively, in respect of construction of factories in the PRC and purchase of machinery and tools.

 b. Operating lease commitments

     The Group has various operating lease agreements for factory premises and office equipment, which extend through 2007. Rental expenses for the years ended March 31, 1995, 1996 and 1997 were approximately $1,112,000, $1,565,000 and
$1,719,000, respectively, and for the nine months ended December 31, 1996 and 1997 were approximately $1,233,000 and $1,350,000, respectively. Most leases contain renewal options. Future minimum rental payments as of March 31, 1997 and December 31, 1997, under agreements classified as operating leases with non-cancellable terms in excess of one year, are as follows:

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1997
                                                                   ---------     -------------
                                                                     $'000           $'000

                                                                                  (UNAUDITED)
    Payable during the following period
      -- Within one year.........................................    1,170             326
      -- Over one year but not exceeding two years...............      841             169
      -- Over two years but not exceeding three years............      550              78
      -- Over three years but not exceeding four years...........      303              73
      -- Over four years but not exceeding five years............      303              73
      -- Thereafter..............................................    1,244             343
                                                                     -----           -----
                                                                     4,411           1,062
                                                                     =====           =====

 c. Commitment relating to contractual joint ventures

     Under the supplementary joint venture agreement for the establishment of Dongguan Xinda Giftware Company Limited and the joint venture agreement for the establishment of Shenzhen Huaxuan Printing Product Co., Ltd., the Group has committed to pay pre-determined annual fees to the third-party joint venture partners for the period from October 1995 to October 2010. As of March 31, 1997 and December 31, 1997, the total commitments for these pre-determined fees are approximately $7,130,000 and $6,719,000, respectively, which are analyzed as follows:

                                                                     MARCH 31,   DECEMBER 31,
                                                                       1997          1997
                                                                     ---------   -------------
                                                                       $'000         $'000

                                                                                  (UNAUDITED)
      Payable during the following period
        -- Within one year.........................................      393           404
        -- Over one year but not exceeding two years...............      411           423
        -- Over two years but not exceeding three years............      429           442
        -- Over three years but not exceeding four years...........      449           462
        -- Over four years but not exceeding five years............      469           483
        -- Thereafter..............................................    4,979         4,505
                                                                       -----         -----
                                                                       7,130         6,719
                                                                       =====         =====

                        ZINDART LIMITED AND SUBSIDIARIES

20.  RETIREMENT PLAN

     The Group's employees in the PRC are all hired on a contractual basis and consequently the Group has no obligation for pension liabilities to these employees.

     The employees of the Zindart operations in Hong Kong after completing a probation period may join the Group's defined contribution provident fund managed by an independent trustee. Both the Group and its Hong Kong employees make monthly contributions to the scheme of 5% of the employees' basic salaries. The Hong Kong employees are entitled to receive their entire contribution together with accrued interest thereon at any time upon leaving the Group, and 100% of the Group's employer contribution and the accrued interest thereon upon retirement or leaving the Group after completing ten years of service or at a reduced scale of between 30% to 90% after completing three to nine years of service. Any forfeited contributions made by the Group and the accrued interest thereon are used to reduce future employer's contributions. The aggregate amount of the Group's employer contributions (net of forfeited contributions) for the years ended March 31, 1995, 1996 and 1997 are approximately $97,000, $71,000 and $78,000, respectively, and for the nine months ended December 31, 1996 and 1997 are approximately $32,000 and $91,000, respectively. The employees of the Hua Yang operations in Hong Kong are not covered by any pension scheme.

     The Group has no other post-retirement or post-employment benefit plans.

21. BANKING FACILITIES

     As of March 31, 1997 and December 31, 1997, the Group had banking facilities of approximately $30,428,000 and $29,281,000, respectively, for overdrafts, loans and trade financing. Unused facilities as of the same dates amounted to approximately $26,956,000 and $27,630,000, respectively. These facilities were secured by:

          a. Mortgages over the Group's land and buildings with a net book value of approximately $7,817,000 and Nil and pledges over the Group's machinery with a net book value of approximately $4,674,000 and $4,283,000 as of March 31, 1997 and December 31, 1997, respectively;

          b. Pledges over the Group's bank deposits of approximately $1,940,000 and Nil as of March 31, 1997 and December 31, 1997, respectively; and

          c. Floating charge on all accounts receivable and inventories relating to the Hua Yang operations.

                        ZINDART LIMITED AND SUBSIDIARIES

22.  RELATED PARTY TRANSACTIONS

     The Group entered into the following transactions with related companies:

                                                                                 NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,              DECEMBER 31,
                                               --------------------------    --------------------------
                                                1995      1996      1997        1996           1997
                                               ------    ------    ------    -----------    -----------
                                               $'000     $'000     $'000        $'000          $'000
                                                                             (UNAUDITED)    (UNAUDITED)
Sales to ERTL and ERTL's related company
  (Note a)...................................  11,824    12,081    17,694      14,455         12,714
Management fee paid to ZIC Holdings Limited
  (Note b)...................................     128       421        --          --             --
Management fee paid to related companies.....     171        --        --          --             --
Rental expenses paid to Mr. Karl Chan Kok
  Wai, a director of HYHCL, and a company
  majority owned by him......................     176       338       338         253            253
Purchase of assets from Jumbo Light
  International Limited (Note c)
-- Inventories...............................      --        59        --          --             --
-- Equipment.................................      --       154        --          --             --
Rental income from a related company.........      --         8        --          --             --
Interest income from related companies.......      85        68        --          --             --
Interest expense paid to
-- a related company.........................      --         3        --          --             --
-- a director                                       1         7        --          --             --
                                               ======    ======    ======    =========      =========

     The Group had the following outstanding balances with related companies:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                             $'000     $'000         $'000
                                                                                  (UNAUDITED)
    Accounts receivable from ERTL and ERTL's related
      company (Note a).....................................  1,536     1,582         1,724
                                                             =====     =====     ==========
    Due from related companies
      -- ZIC Holdings Limited (Note b).....................     11        --            --
      -- Jumbo Light International Limited (Note c)........    184       160            --
      -- Hua Yang Printing Company Limited (Note c)........    319        --            --
      -- HYP Holdings Limited (Note d).....................      3         6            11
                                                             -----     -----        ------
                                                               517       166            11
                                                             =====     =====     ==========
    Due from immediate holding company.....................      3        --            --
                                                             =====     =====     ==========

     The balances due from immediate holding company and related companies were unsecured, non-interest bearing and without pre-determined repayment terms.

Notes --

a. ERTL (Hong Kong) Ltd. ("ERTL") is a minority shareholder of Zindart Pte Limited, the majority shareholder of the Company.

b.   ZIC Holdings Limited is an intermediate holding company of the Company.

                        ZINDART LIMITED AND SUBSIDIARIES

22. RELATED PARTY TRANSACTIONS -- (CONTINUED)
c. Jumbo Light International Limited and Hua Yang Printing Company Limited are beneficially owned by Mr. Karl Chan Kok Wai, who is a director of and has beneficial interest in HYHCL.

d.   HYP Holdings Limited is the ultimate holding company of HYHCL.

23.  SEGMENTAL ANALYSIS

  a. Net sales

     Net sales comprised:

                                                                             NINE MONTHS ENDED
                                              YEAR ENDED MARCH 31,              DECEMBER 31,
                                           --------------------------    --------------------------
                                            1995      1996      1997        1996           1997
                                           ------    ------    ------    -----------    -----------
                                           $'000     $'000     $'000        $'000          $'000
                                                                         (UNAUDITED)    (UNAUDITED)
    Sales of die-cast products...........  17,499    19,934    22,910       18,854         30,889
    Sales of injection-molded plastic
      products...........................  14,989    18,372    29,601       22,360         17,237
    Sales of books.......................   5,369    25,831    17,697       15,103         18,896
    Sales of paper box packaging.........     852     8,271    13,053        9,436         12,788
    Sales of molds and others............   4,770    10,925    12,355        9,588          8,963
                                           ------    ------    ------       ------         ------
                                           43,479    83,333    95,616       75,341         88,773
                                           ======    ======    ======       ======         ======

     Geographical analysis of net sales is as follows:

                                                                             NINE MONTHS ENDED
                                              YEAR ENDED MARCH 31,              DECEMBER 31,
                                           --------------------------    --------------------------
                                            1995      1996      1997        1996           1997
                                           ------    ------    ------    -----------    -----------
                                           $'000     $'000     $'000        $'000          $'000
                                                                         (UNAUDITED)    (UNAUDITED)
    Hong Kong............................   2,109     9,543     5,422        4,435          4,367
    U.S.A. (export sales)................  31,459    54,548    64,556       57,453         68,068
    Europe (export sales)................   9,087    16,184    23,149       12,136         13,077
    Others (export sales)................     824     3,058     2,489        1,317          3,261
                                           ------    ------    ------       ------         ------
                                           43,479    83,333    95,616       75,341         88,773
                                           ======    ======    ======       ======         ======

  b. Assets

     Substantially all of the Group's assets are located in Hong Kong and the PRC.

                        ZINDART LIMITED AND SUBSIDIARIES

23.  SEGMENTAL ANALYSIS -- (CONTINUED)
  c. Major customers

     Details of individual customers accounting for more than 5% of the Group's sales are as follows:

                                                                             NINE MONTHS ENDED
                                              YEAR ENDED MARCH 31,             DECEMBER 31,
                                             ----------------------     ---------------------------
                                             1995     1996     1997        1996            1997
                                             ----     ----     ----     -----------     -----------
                                                                        (UNAUDITED)     (UNAUDITED)
    Hallmark Cards (HK) Limited (a
      subsidiary of Hallmark Cards,
      Inc.)..............................    26.5%    15.2%    18.5%        18.1%           15.4%
    ERTL and ERTL's related company *....    27.2%    14.6%    18.5%        19.2%           14.3%
    Mattel Toys (H.K.) Ltd./Mattel Vendor
      Operations Asia Ltd................     0.5%     5.6%     8.4%         7.2%           25.6%
    A buying office of Sieper Werke
      GmbH...............................     6.3%     3.5%     4.2%         4.5%            3.5%
    Intervisual Books Inc................     2.7%     5.4%     3.7%         4.6%            3.2%
    Hasbro Far East Limited..............     6.9%     5.2%     1.3%         1.6%            2.2%

Note:

* ERTL is a minority shareholder of Zindart Pte Limited, the majority shareholder of the Company.

  d. Major suppliers

     Details of individual suppliers accounting for more than 5% of the Group's purchases are as follows:

                                                 YEAR ENDED MARCH            NINE MONTHS ENDED
                                                        31,                    DECEMBER 31,
                                                -------------------     ---------------------------
                                                1995    1996    1997       1996            1997
                                                ---     ---     ---     -----------     -----------
                                                                        (UNAUDITED)     (UNAUDITED)
    Lucky Products Factory Ltd..............    6.5%    4.4%    9.0%        5.2%            4.2%
    Mattel Toys (H.K.) Ltd..................     --     3.3%    6.6%        5.4%            4.8%
    Lee Kee Metal Company Limited...........    6.8%    2.5%    2.4%        2.7%            0.8%
    Y.T. Cheng (Ching Tai) Limited..........    5.4%    1.2%    1.4%        1.4%            1.3%
    Voltra Hymsun Ltd.......................    0.3%    6.0%    0.4%        0.4%            0.4%
    Nan Hai Da Zheng Xin He Jing Chang......     --      --      --          --             7.5%

24.  OPERATING RISK

  a. Country risk

     The Group's operations are conducted in Hong Kong and the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and the PRC, and by the general state of the Hong Kong and the PRC economies.

     Effective from July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region of the PRC (an "SAR"). As provided in the Basic Law of the Hong Kong SAR of the PRC, the Hong Kong SAR will have full economic autonomy and its own legislative, legal and judicial systems for fifty years. The Group's management does not believe that the transfer of sovereignty over Hong Kong has had an adverse impact on the Company's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

                        ZINDART LIMITED AND SUBSIDIARIES

24.  OPERATING RISK -- (CONTINUED)
     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

  b. Dependence on strategic relationship

     The Group conducts its manufacturing operations through its contractual joint ventures established between the Group and several PRC parties. The deterioration of any or all these strategic relationships may have an adverse effect on the operations of the Group.

  c. Concentration of credit risk

     Concentration of accounts receivable as of March 31, 1996 and 1997 and December 31, 1997 is as follows:

                                                                MARCH 31,
                                                              --------------      DECEMBER 31,
                                                              1996      1997          1997
                                                              ----      ----     --------------
                                                                                 (UNAUDITED)
    Five largest accounts receivable........................   31%       45%           45%
                                                               ===       ===           ===

     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in the aggregate have not exceeded management's projections.

25. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

 a. Cash paid for interest and income taxes are as follows:

                                                                             NINE MONTHS ENDED
                                             YEAR ENDED MARCH 31,              DECEMBER 31,
                                            -----------------------     ---------------------------
                                            1995     1996     1997         1996            1997
                                            ----     ----     -----     -----------     -----------
                                            $'000    $'000    $'000        $'000           $'000

                                                                        (UNAUDITED)     (UNAUDITED)
    Interest..............................  162      829      1,218         909             297
                                            ===      ===      =====         ===             ===
    Income taxes..........................  742      605        557         126             127
                                            ===      ===      =====         ===             ===

 b. Supplemental disclosure of investing activities:

          (i) During the year ended March 31, 1996, the Group paid a dividend in kind of approximately $2,994,000 by distributing a loan receivable from a related company of approximately $1,889,000 and an amount due from that related company of approximately $1,105,000.

          (ii) During the years ended March 31, 1996 and 1997, the Group entered into capital lease arrangements in respect of (i) originally owned assets and obtained cash finance of $776,000 and Nil, respectively, and (ii) newly acquired assets with a capital value of approximately $3,130,000 and $1,451,000, respectively.

                        ZINDART LIMITED AND SUBSIDIARIES

26.  OTHER SUPPLEMENTAL INFORMATION

     The following items were included in the consolidated statements of operations:

                                                                                 NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,              DECEMBER 31,
                                               --------------------------    --------------------------
                                                1995      1996      1997        1996           1997
                                               ------    ------    ------    -----------    -----------
                                               $'000     $'000     $'000        $'000          $'000
                                                                             (UNAUDITED)    (UNAUDITED)
Depreciation of property, machinery and
  equipment
  -- owned assets............................     815     1,490     1,897        1,431          2,011
  -- assets held under capital leases........     288       400       920          519            491
Provision for bad and doubtful trade
  receivables................................     281        --       543           59            408
Provision for slow-moving and obsolete
  inventories................................     453        --       335           58            259
Provision for claims.........................      --        --        --           --            472
Interest expenses for
  -- bank overdrafts and loans...............      93       691       766           655             15
  -- capital lease obligations...............      68       128       452          254            282
  -- amount due to a director................       1         7        --           --             --
  -- amount due to a related company.........      --         3        --           --             --
Less: amount capitalized as property,
  machinery and equipment and
  construction-in-progress...................     (23)     (206)      (68)          --             --
                                               ------    ------    ------       ------         ------
                                                  139       623     1,150          909            297
Operating lease rentals for
  -- premises................................   1,089     1,554     1,710        1,214          1,233
  -- machinery and equipment.................      23        11         9           19            117
Repairs and maintenance expenses.............     471       525       682          388            374
Interest income from
  -- bank deposits...........................     146       180       272          149            815
  -- amount due from related companies.......      85        68        --           --             --
Net foreign exchange gain (loss).............     209      (220)      (85)          78             37

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Hua Yang Holdings Co., Ltd.:

     We have audited the accompanying consolidated balance sheets of Hua Yang Holdings Co., Ltd. (incorporated in the Cayman Islands; the "Company") and Subsidiaries (the "Group") as of March 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the period from January 17, 1995 (date of incorporation) to March 31, 1995 and for the years ended March 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hua Yang Holdings Co., Ltd. and Subsidiaries as of March 31, 1996 and 1997, and the results of their operations and their cash flows for the period from January 17, 1995 (date of incorporation) to March 31, 1995 and for the years ended March 31, 1996 and 1997, in conformity with generally accepted accounting principles in the United States of America.

ARTHUR ANDERSEN & CO.
Certified Public Accountants
Hong Kong

Hong Kong,
January 27, 1998.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    AS OF MARCH 31, 1996 AND 1997 (AUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)

      (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED)

                                                                     MARCH 31,
                                                                  ---------------   DECEMBER 31,
                                                           NOTE    1996     1997        1997
                                                           ----   ------   ------   ------------
                                                                  $'000    $'000       $'000

                                                                                    (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and bank deposits.................................          2,973    8,755       7,316
  Accounts receivable, net...............................    4     8,045    7,553      13,819
  Bills receivable.......................................            351       --       1,257
  Due from ultimate holding company......................   16         3        6          11
  Due from related companies.............................   16       514      160          --
  Deposits and prepayments...............................            314      275         326
  Inventories, net.......................................    5     6,186    5,292       4,908
                                                                  ------   ------      ------
          Total current assets...........................         18,386   22,041      27,637
Property, machinery, equipment and capital leases, net...    6    10,234    9,916       9,479
Goodwill, net............................................    7    21,114   19,938      19,122
                                                                  ------   ------      ------
          Total assets...................................         49,734   51,895      56,238
                                                                  ======   ======      ======
                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank borrowings.............................    8       656      881          --
  Long-term bank loans, current portion..................   10        94       94          --
  Capital lease obligations, current portion.............   11       563      584         638
  Accounts payable.......................................          2,099    2,482       2,634
  Accrued liabilities....................................    9     2,154    1,965       3,387
  Taxation payable.......................................             --      146         667
                                                                  ------   ------      ------
          Total current liabilities......................          5,566    6,152       7,326
Long-term bank loans, non-current portion................   10       306      211          --
Capital lease obligations, non-current portion...........   11     1,887    1,275         767
                                                                  ------   ------      ------
          Total liabilities..............................          7,759    7,638       8,093
                                                                  ------   ------      ------
Shareholders' equity:
  Common stock, par value $0.0129 (equivalent of HK$0.1);
     authorized -- 30,000,000 shares as of March 31, 1996
     and 1997 and December 31, 1997; outstanding and
     fully paid -- 20,000,000 shares as of March 31, 1996
     and 20,176,471 shares as of March 31, 1997 and
     December 31, 1997...................................   12       258      260         260
  Preferred stock, par value $0.00129 (equivalent of
     HK$0.01); authorized -- 3,000,000,000 shares as of
     March 31, 1996 and 1997 and December 31, 1997;
     outstanding and fully paid -- 280,000,000 shares as
     of March 31, 1996 and 1997 and December 31, 1997....   12       363      363         363
  Additional paid-in capital.............................   12    35,813   35,873      35,873
  Retained earnings......................................          5,496    7,824      11,657
  Cumulative translation adjustments.....................             45      (63)         (8)
                                                                  ------   ------      ------
          Total shareholders' equity.....................         41,975   44,257      48,145
                                                                  ------   ------      ------
          Total liabilities and shareholders' equity.....         49,734   51,895      56,238
                                                                  ======   ======      ======

   The accompanying notes are an integral part of these financial statements.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE PERIOD FROM JANUARY 17, 1995 (DATE OF INCORPORATION)
                        TO MARCH 31, 1995 (AUDITED) AND
             FOR THE YEARS ENDED MARCH 31, 1996 AND 1997 (AUDITED)
          AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                                                  NINE MONTHS ENDED
                                            PERIOD/YEAR ENDED MARCH 31,             DECEMBER 31,
                                        ------------------------------------   -----------------------
                                 NOTE      1995         1996         1997         1996         1997
                                 ----   ----------   ----------   ----------   ----------   ----------
                                          $'000        $'000        $'000        $'000        $'000

                                                                               (UNAUDITED)  (UNAUDITED)
Net sales......................  17.a        6,600       36,403       33,409       26,671       32,813
Cost of goods sold.............             (4,827)     (22,794)     (23,656)     (18,657)     (22,177)
                                        ----------   ----------   ----------   ----------   ----------
     Gross profit..............              1,773       13,609        9,753        8,014       10,636
Selling, general and
  administrative expenses......             (1,698)      (6,660)      (5,888)      (4,579)      (5,689)
Interest expenses..............                 (2)        (221)        (282)        (222)        (137)
Interest income................                  3           40          127           60          364
Other income (expenses), net...                 23          (14)         (60)          12           (4)
Amortization of goodwill.......               (234)      (1,123)      (1,176)        (842)        (816)
                                        ----------   ----------   ----------   ----------   ----------
     Income (Loss) before
       income taxes............               (135)       5,631        2,474        2,443        4,354
Provision for income taxes.....    13           --           --         (146)        (114)        (521)
                                        ----------   ----------   ----------   ----------   ----------
     Net income (loss).........               (135)       5,631        2,328        2,329        3,833
                                        ==========   ==========   ==========   ==========   ==========
Earnings (Loss) per common
  share........................         $    (0.01)  $     0.28   $     0.12   $     0.12   $     0.19
                                        ==========   ==========   ==========   ==========   ==========
Weighted average number of
  common shares outstanding....         20,000,000   20,000,000   20,077,840   20,033,844   20,176,471
                                        ==========   ==========   ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 17, 1995 (DATE OF INCORPORATION)
                        TO MARCH 31, 1995 (AUDITED) AND
             FOR THE YEARS ENDED MARCH 31, 1996 AND 1997 (AUDITED)
          AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                                                  NINE MONTHS ENDED
                                            PERIOD/YEAR ENDED MARCH 31,             DECEMBER 31,
                                         ----------------------------------     ---------------------
                                           1995         1996         1997         1996         1997
                                         --------     --------     --------     --------     --------
                                                                                (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
Net income (loss)......................      (135)       5,631        2,328        2,329        3,833
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities --
  Amortization of goodwill.............       234        1,123        1,176          842          816
  Depreciation of property, machinery
     and equipment.....................       157          869        1,151          629          938
  Net (gain) loss on disposals of
     property, machinery and
     equipment.........................         7           (7)           6           45           49
  Provision for permanent diminution in
     value on investment in a
     subsidiary........................        --           --           84           --           --
  Others...............................        --           --           62           62           --
(Increase) Decrease in operating
  assets --
  Accounts receivable, net.............       921         (565)         492       (1,716)      (6,266)
  Bills receivable.....................      (143)        (208)         351          351       (1,257)
  Deposits and prepayments.............        59         (200)          39         (100)         (51)
  Inventories, net.....................      (912)        (791)         894        1,342          384
Increase (Decrease) in operating
  liabilities --
  Accounts payable.....................    (1,570)        (414)         383         (162)         152
  Accrued liabilities..................     1,308          845         (189)          20        1,422
  Taxation payable.....................        --           --          146          114          521
                                          -------      -------      -------      -------      -------
          Net cash provided by (used
            in) operating activities...       (74)       6,283        6,923        3,756          541
                                          -------      -------      -------      -------      -------
Cash flows from investing activities:
  Acquisition of new business, net of
     cash and bank deposits acquired...   (25,739)          --           --           --           --
  Increase in investment of a
     subsidiary........................        --           --         (323)        (323)          --
  Decrease in investment of a
     subsidiary........................        --           --          239          239           --
  Acquisition of property, machinery
     and equipment.....................    (1,539)      (4,177)        (890)        (480)        (705)
  Proceeds from disposals of property,
     machinery and equipment...........       212          233           51          168          155
  Increase in due from ultimate holding
     company...........................        --           (3)          (3)          (3)          (5)
  (Increase) Decrease in due from
     related companies.................      (409)        (105)         354           36          160
  Effect of cumulative translation
     adjustments.......................        47           (2)        (108)         (28)          55
                                          -------      -------      -------      -------      -------
          Net cash used in investing
            activities.................   (27,428)      (4,054)        (680)        (391)        (340)

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 17, 1995 (DATE OF INCORPORATION)
                        TO MARCH 31, 1995 (AUDITED) AND
             FOR THE YEARS ENDED MARCH 31, 1996 AND 1997 (AUDITED)
    AND NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 (UNAUDITED) (CONTINUED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                                                 NINE MONTHS ENDED
                                             PERIOD/YEAR ENDED MARCH 31,            DECEMBER 31,
                                            -----------------------------    --------------------------
                                             1995       1996       1997         1996           1997
                                            -------    -------    -------    -----------    -----------
                                             $'000      $'000      $'000        $'000          $'000
                                                                             (UNAUDITED)    (UNAUDITED)
Cash flows from financing activities:
  Net proceeds from issuance of common
     stock and preferred stock............   27,326         --         --           --             --
  Increase (Decrease) in bank
     overdrafts...........................      294         --        522           --           (522)
  New import trust receipt bank loans.....       --      4,681      2,511        1,878          1,722
  Repayment of import trust receipt bank
     loans................................       --     (4,319)    (2,808)      (2,287)        (2,081)
  New long-term bank loans................       --        471         --           --             --
  Repayment of long-term bank loans.......       --        (71)       (95)         (71)          (305)
  New capital lease obligations...........       --      2,545         --           --             --
  Repayment of capital element of capital
     lease obligations....................       --        (95)      (591)        (435)          (454)
  Increase (Decrease) in due to a related
     company..............................       72        (72)        --           --             --
  Repayment of due to a director..........       --     (2,586)        --           --             --
                                            -------    -------    -------      -------        -------
          Net cash provided by (used in)
            financing activities..........   27,692        554       (461)        (915)        (1,640)
                                            -------    -------    -------      -------        -------
Net increase (decrease) in cash and bank
  deposits................................      190      2,783      5,782        2,450         (1,439)
Cash and bank deposits, as of beginning of
  period/year.............................       --        190      2,973        2,973          8,755
                                            -------    -------    -------      -------        -------
Cash and bank deposits, as of end of
  period/year.............................      190      2,973      8,755        5,423          7,316
                                            =======    =======    =======      =======        =======

   The accompanying notes are an integral part of these financial statements.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE PERIOD FROM JANUARY 17, 1995 (DATE OF INCORPORATION)
                        TO MARCH 31, 1995 (AUDITED) AND
             FOR THE YEARS ENDED MARCH 31, 1996 AND 1997 (AUDITED)
              AND NINE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

                                                      PREFERRED STOCK
                                   COMMON STOCK      ------------------   ADDITIONAL   RETAINED   CUMULATIVE
                                ------------------   NUMBER OF             PAID-IN     EARNINGS   TRANSLATION
                                            AMOUNT    SHARES     AMOUNT    CAPITAL     --------   ADJUSTMENTS
                                            ------   ---------   ------   ----------    $'000     -----------
                                NUMBER OF   $'000      '000      $'000      $'000                    $'000
                                 SHARES
                                ---------
                                  '000
Balance as of January 17, 1995
  (date of incorporation).....        --       --          --       --           --          --         --
Issuance of common stock and
  preferred stock for cash....    15,000      194     210,000      272       26,860          --         --
Issuance of common stock and
  preferred stock for
  acquisition of business
  (Note 1)....................     5,000       64      70,000       91        8,953          --         --
Net loss......................        --       --          --       --           --        (135)        --
Translation adjustments.......        --       --          --       --           --          --         47
                                  ------      ---     -------      ---       ------      ------       ----
Balance as of March 31,
  1995........................    20,000      258     280,000      363       35,813        (135)        47
Net income....................        --       --          --       --           --       5,631         --
Translation adjustments.......        --       --          --       --           --          --         (2)
                                  ------      ---     -------      ---       ------      ------       ----
Balance as of March 31,
  1996........................    20,000      258     280,000      363       35,813       5,496         45
Issuance of common stock......       176        2          --       --           60          --         --
Net income....................        --       --          --       --           --       2,328         --
Translation adjustments.......        --       --          --       --           --          --       (108)
                                  ------      ---     -------      ---       ------      ------       ----
Balance as of March 31,
  1997........................    20,176      260     280,000      363       35,873       7,824        (63)
Net income (unaudited)........        --       --          --       --           --       3,833         --
Translation adjustments
  (unaudited).................        --       --          --       --           --          --         55
                                  ------      ---     -------      ---       ------      ------       ----
Balance as of December 31,
  1997 (unaudited)............    20,176      260     280,000      363       35,873      11,657         (8)
                                  ======      ===     =======      ===       ======      ======       ====

   The accompanying notes are an integral part of these financial statements.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

     Hua Yang Holdings Co., Ltd. (the "Company") was incorporated in the Cayman Islands on January 17, 1995. On January 26, 1995, the Company issued to HYP Holdings Limited (a company incorporated in the Cayman Islands) 15,000,000 shares of common stock for cash consideration of HK$0.10 per share (par value), and 210,000,000 shares of preferred stock for cash consideration of HK$1.00 per share (par value of HK$0.01 per share and premium of HK$0.99 per share), and raised an aggregate amount of HK$211,500,000 (equivalent to approximately $27,326,000). In January 1995, the Company through its wholly owned subsidiary -- Hua Yang Printing Holdings Co., Limited (a company incorporated in Hong Kong and formerly known as Hi-Link International Limited) acquired certain assets and liabilities and the major business operations of Hua Yang Printing Company Limited (a company incorporated in Hong Kong and majority owned by Mr. Karl Chan Kok Wai) for a consideration of HK$282,000,000 (equivalent to approximately $36,434,000), which was settled by cash of HK$211,500,000, 5,000,000 shares of common stock of the Company valued at HK$0.10 per share (par value), and 70,000,000 shares of preferred stock of the Company valued at HK$1.00 per share (par value of HK$0.01 per share and premium of HK$0.99 per share).

     On May 28, 1995, Hua Yang Printing Holdings Co., Limited entered into an agreement to establish a contractual joint venture in the People's Republic of China (the "PRC") to be operated for an initial term of operations of 15 years -- Shenzhen Huaxuan Printing Product Co., Ltd. ("SHPP"). Hua Yang Printing Holdings Co., Limited contributed to SHPP capital of Rmb20,000,000 (equivalent to approximately $2,418,000), representing 100% of the registered capital of SHPP. Pursuant to the joint venture agreement, Hua Yang Printing Holdings Co., Limited is entitled to all of the profit and has to assume all of the loss of SHPP, while the PRC joint venture partner is entitled to a pre-determined annual fee (see Note 14.b).

     On April 25, 1996, the Group invested in a 90% interest in Guangzhou Jin Yi Advertising Company Ltd., a contractual joint venture established in the PRC, for HK$2,500,000 (equivalent to approximately $323,000), and subsequently recovered HK$1,852,000 (equivalent to approximately $239,000) of its investment cost. As of March 31, 1997, the Group was in the process of dissolving Guangzhou Jin Yi Advertising Company Ltd. and had made full provision against the remaining balance of its investment in Guangzhou Jin Yi Advertising Company Ltd.

     On October 22, 1996, the Company issued to Mr. Karl Chan Kok Wai 176,471 shares of common stock of the Company in return for his executive services as a director of the Company. These shares were valued at approximately $62,000 (equivalent to approximately HK$2.72 per share -- par value of HK$0.10 per share and premium of HK$2.62 per share). As a result, the Company was 74.3% owned by HYP Holdings Limited and 25.7% owned by a company controlled by Mr. Karl Chan Kok Wai or Mr. Karl Chan Kok Wai.

     The Company is an investment holding company. Its wholly owned subsidiaries -- Hua Yang Printing Holdings Co., Limited and Shenzhen Huaxuan Printing Product Co., Ltd. are engaged in printing and assembly of books, paper box packaging and other paper products. The Group maintains its head office in Hong Kong where it coordinates sales and marketing, purchasing and certain administrative functions. Its production facilities are located in Guangdong Province, the PRC.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

2.  SUBSIDIARIES

     Details of the Company's subsidiaries (which together with the Company are collectively referred to as the "Group") as of March 31, 1997 were as follows:

                                                               PERCENTAGE OF
                                                              EQUITY INTEREST
                                                PLACE OF      ATTRIBUTABLE TO         PRINCIPAL
                      NAME                    INCORPORATION      THE GROUP            ACTIVITIES
    ----------------------------------------  -------------   ----------------   --------------------
    Hua Yang Printing.......................  Hong Kong             100%         Printing and
      Holdings Co.,                                                              assembly of
      Limited                                                                    books and
                                                                                 specialty
                                                                                 packaging
    Shenzhen Huaxuan........................  The PRC               100%         Printing and
      Printing Product Co., Ltd.                                                 assembly of
      ("SHPP")                                                                   books and
                                                                                 specialty
                                                                                 packaging
    Guangzhou Jin Yi........................  The PRC                90%         Inactive
      Advertising Company
      Ltd.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Basis of consolidation

     The consolidated financial statements include the accounts of the Company, its subsidiaries and its contractual joint ventures which are considered as de facto subsidiaries. All material intra-group balances and transactions have been eliminated on consolidation.

 b. Contractual joint ventures

     A contractual joint venture is an entity established between the Group and one or more other parties, with the rights and obligations of the joint venture partners governed by a contract. If the Group owns more than 50% of the joint venture and is able to govern and control its financial and operating policies and its board of directors, such joint venture is considered as a de facto subsidiary and is accounted for as a subsidiary.

 c. Inventories

     Inventories are stated at the lower of cost, on a first-in first-out basis, or market value. Costs of work-in-progress and finished goods are composed of direct materials, direct labour and an attributable portion of production overheads.

 d. Property, machinery, equipment and capital leases

     Property, machinery, equipment and capital leases are recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purpose is provided using the straight-line method over the estimated useful lives of the assets as follows: land and buildings -- 50 years, machinery and tools -- 3 to 10 years, furniture and office equipment -- 5 to 8 years, and motor vehicles -- 4 years. All ordinary repair and maintenance costs are expensed as incurred.

     The Company recognizes an impairment loss on a fixed asset when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  e. Goodwill

     Goodwill, being the excess of cost over the fair value of the net assets relating to the acquisition of the business of Hua Yang Printing Company Limited (see Note 1), is amortized on a straight-line basis over twenty years. The amortization recorded during the period/years ended March 31, 1995, 1996 and 1997 was approximately $234,000, $1,123,000 and $1,176,000, respectively, and during the nine months ended December 31, 1996 and 1997 was approximately $842,000 and $816,000, respectively. Accumulated amortization as of March 31, 1996 and 1997 and December 31, 1997 was approximately $1,357,000, $2,533,000 and
$3,349,000, respectively. Management assesses the remaining life of the goodwill annually, taking into consideration of current operating results and future prospects of the business.

  f. Sales

     Sales represent the invoiced value of merchandise supplied to customers. Sales are recognized when the merchandise is shipped and title passes to customers.

  g. Income taxes

     The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

  h. Operating leases

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

  i. Foreign currency translation

     The Company considers United States dollars as its functional currency as a substantial portion of the Group's business activities are based in United States dollars.

     The translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. Aggregate gains (losses) from foreign currency transactions included in the results of operations for the period/years ended March 31, 1995, 1996 and 1997 were approximately $27,000, $(60,000) and $6,000, respectively, and for the nine months ended December 31, 1996 and 1997 were approximately $6,000 and $(39,000), respectively.

  j. Earnings per common share

     Earnings per common share is computed by dividing net income for each period/year by the weighted average number of shares of common stock outstanding during the periods/years.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  k. Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  l. Fair value of financial instruments

     The Group's financial instruments consist of cash, cash equivalents, bills receivable, trade receivables and trade payables. The book values of these instruments are considered to be representative of their fair values.

4.  ACCOUNTS RECEIVABLE

     Accounts receivable comprised:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                                                     $'000
                                                             $'000     $'000      (UNAUDITED)
    Trade receivables......................................  8,313     8,267         14,416
    Less: Allowance for doubtful accounts..................   (268)     (714)          (597)
                                                             -----     -----         ------
    Accounts receivable, net...............................  8,045     7,553         13,819
                                                             =====     =====         ======

5.  INVENTORIES

     Inventories comprised:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                                                     $'000
                                                             $'000     $'000      (UNAUDITED)
    Raw materials..........................................  4,378     3,927          3,325
    Work-in-process........................................  1,472     1,142            735
    Finished goods.........................................    789       752          1,636
                                                             -----     -----          -----
                                                             6,639     5,821          5,696
    Less: Allowance for obsolescence.......................   (453)     (529)          (788)
                                                             -----     -----          -----
    Inventories, net.......................................  6,186     5,292          4,908
                                                             =====     =====          =====

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

6.  PROPERTY, MACHINERY, EQUIPMENT AND CAPITAL LEASES

     Property, machinery, equipment and capital leases comprised:

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     -------------
                                                                                     $'000
                                                           $'000      $'000       (UNAUDITED)
    Property, machinery and equipment:
      Land...............................................     357        357            357
      Buildings..........................................     357        357            357
      Machinery and tools................................   5,579      5,906          5,966
      Furniture and office equipment.....................   1,310      1,819          2,166
      Motor vehicles.....................................     178        165            214
    Capital leases:
      Machinery and tools................................   3,458      3,449          3,453
                                                           ------     ------         ------
    Cost.................................................  11,239     12,053         12,513
    Less: Accumulated depreciation:
      Property, machinery and equipment..................    (867)    (1,723)        (2,411)
      Capital leases.....................................    (138)      (414)          (623)
                                                           ------     ------         ------
    Property, machinery, equipment and capital leases,
      net................................................  10,234      9,916          9,479
                                                           ======     ======         ======

     Land and buildings were located in Hong Kong and were held under leases expiring in 2047.

     As of March 31, 1996 and 1997 and December 31, 1997, land and buildings with a net book value of approximately $710,000, $694,000 and Nil, respectively, and machinery with a net book value of approximately $4,908,000, $4,674,000 and $4,283,000, respectively, were mortgaged or otherwise pledged as collateral for the Group's banking facilities.

7.  GOODWILL

                                                               MARCH 31,
                                                           -----------------     DECEMBER 31,
                                                            1996       1997          1997
                                                           ------     ------     ------------
                                                                                    $'000
                                                           $'000      $'000      (UNAUDITED)
    Goodwill.............................................  22,471     22,471        22,471
    Less: Accumulated amortization.......................  (1,357)    (2,533)       (3,349)
                                                           ------     ------        ------
    Goodwill, net........................................  21,114     19,938        19,122
                                                           ======     ======        ======

8.  SHORT-TERM BANK BORROWINGS

     Short-term bank borrowings comprised:

                                                                  MARCH 31,
                                                               ---------------     DECEMBER 31,
                                                               1996      1997          1997
                                                               -----     -----     ------------
                                                                                      $'000
                                                               $'000     $'000     (UNAUDITED)
    Bank overdrafts..........................................    --       522           --
    Import trust receipt bank loans..........................   656       359           --
                                                                                        --
                                                                ---       ---
                                                                656       881           --
                                                                ===       ===           ==

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

8.  SHORT-TERM BANK BORROWINGS -- (CONTINUED)
     Short-term bank borrowings were denominated in Hong Kong dollars and bore interest at the floating commercial bank lending rates in Hong Kong, which ranged from 8.63% to 8.75% per annum as of March 31, 1997. They were collateralized by certain land and buildings, machinery, accounts receivable and inventories of the Group. They were drawn for working capital purposes and were renewable with the consent of the relevant banks.

     Supplemental information with respect to short-term bank borrowings for the year ended March 31, 1997 and for the nine months ended December 31, 1997 are as follows:

                                                MAXIMUM        AVERAGE
                                                AMOUNT         AMOUNT           WEIGHTED            WEIGHTED
                                              OUTSTANDING    OUTSTANDING    AVERAGE INTEREST    AVERAGE INTEREST
                                              DURING THE     DURING THE     RATE AT THE END     RATE DURING THE
                                              YEAR/PERIOD    YEAR/PERIOD     OF YEAR/PERIOD       YEAR/PERIOD
                                              -----------    -----------    ----------------    ----------------
                                                 $'000          $'000
YEAR ENDED MARCH 31, 1997
Bank overdrafts.............................     1,159           340              8.63%               8.69%
                                                 =====           ===              ====                ====
Import trust receipt bank loans.............       971           504              8.63%               8.63%
                                                 =====           ===              ====                ====
NINE MONTHS ENDED DECEMBER 31, 1997
  (UNAUDITED)
Bank overdrafts.............................       522           108                --                8.99%
                                                 =====           ===              ====                ====
Import trust receipt bank loans.............       359            46                --                8.63%
                                                 =====           ===              ====                ====

9.  ACCRUED LIABILITIES

     Accrued liabilities comprised:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                                                     $'000
                                                             $'000     $'000      (UNAUDITED)
    Accruals for operating expenses
      -- Subcontracting charges............................    348       314           687
      -- Salaries and bonus................................    165       385           500
      -- Freight charges...................................    224       225           271
      -- Others............................................    411       788           727
    Accruals for raw materials purchases...................  1,006       253           730
    Provision for claims...................................     --        --           472
                                                             -----     -----         -----
                                                             2,154     1,965         3,387
                                                             =====     =====         =====

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

10.  LONG-TERM BANK LOANS

     Long-term bank loans were denominated in Hong Kong dollars and bore interest at rates ranging from 10.50% to 11.00% per annum as of March 31, 1997. They were collateralized by certain land and buildings, machinery, accounts receivable and inventories of the Group, and were repayable as follows:

                                                                  MARCH 31,
                                                               ---------------     DECEMBER 31,
                                                               1996      1997          1997
                                                               -----     -----     -------------
                                                                                       $'000
                                                               $'000     $'000      (UNAUDITED)
    Payable during the following period
      -- Within one year.....................................    94        94             --
      -- Over one year but not exceeding two years...........    94        94             --
      -- Over two years but not exceeding three years........    94        94             --
      -- Over three years but not exceeding four years.......    94        23             --
      -- Over four years but not exceeding five years........    24        --             --
                                                               -----     ---- -        -----
    Total bank loans.........................................   400       305             --
    Less: Current portion....................................   (94)      (94)            --
                                                               -----     ---- -        -----
    Non-current portion......................................   306       211             --
                                                               =====     =====         =====

11.  CAPITAL LEASE OBLIGATIONS

     Future minimum lease payments under the capital leases, together with the present value of the minimum lease payments are:

                                                                MARCH 31,
                                                             ---------------     DECEMBER 31,
                                                             1996      1997          1997
                                                             -----     -----     -------------
                                                                                     $'000
                                                             $'000     $'000      (UNAUDITED)
    Payable during the following period
      -- Within one year...................................    781       779           780
      -- Over one year but not exceeding two years.........    781       779           770
      -- Over two years but not exceeding three years......    781       673            91
      -- Over three years but not exceeding four years.....    675        76            --
      -- Over four years but not exceeding five years......     77        --            --
                                                             -----     -----         -----
    Total minimum lease payments...........................  3,095     2,307         1,641
    Less: Amount representing interest.....................   (645)     (448)         (236)
                                                             -----     -----         -----
    Present value of minimum lease payments................  2,450     1,859         1,405
    Less: Current portion..................................   (563)     (584)         (638)
                                                             -----     -----         -----
    Non-current portion....................................  1,887     1,275           767
                                                             =====     =====         =====

12.  SHARE CAPITAL

     Upon incorporation, the Company had an authorized share capital of HK$33,000,000, divided into 30,000,000 shares of common stock with a par value of HK$0.10 per share and 300,000,000 shares of preferred stock with a par value of HK$0.10 per share. On January 26, 1995, the Company consummated a 10 for 1 stock split of its preferred stock and as a result 3,000,000,000 shares of preferred stock with a par value of HK$0.01 per share were authorized. The preferred stock is redeemable at HK$1.00 per share upon approval

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

12.  SHARE CAPITAL -- (CONTINUED)
by the Company's Board of Directors, carries no voting rights, is not entitled to dividends, and must be redeemed in full upon winding up before any distribution is made to holders of common stock.

     Subsequent to the stock split on January 26, 1995, the Company issued 15,000,000 shares of common stock for cash consideration of HK$0.1 per share (par value) and 210,000,000 shares of preferred stock for cash consideration of HK$1.00 per share (par value of HK$0.01 per share and premium of HK$0.99 per share). In addition, the Company issued 5,000,000 shares of common stock at a value of HK$0.10 per share (par value) and 70,000,000 shares of preferred stock at a value of HK$1.00 per share (par value of HK$0.01 per share and premium of HK$0.99 per share) as part of the consideration for the acquisition of certain assets, liabilities and the major business operations of Hua Yang Printing Company Limited (see Note 1).

     On October 22, 1996, the Company issued to Mr. Karl Chan Kok Wai 176,471 shares of common stock in return for his executive services as a director of the Company, with the shares valued at approximately $62,000, representing a per share par value of HK$0.10 and premium of HK$2.62.

13.  INCOME TAXES

     The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. The Company is incorporated under the Companies Law of the Cayman Islands as a limited liability exempted company and, accordingly, is exempted from payment of the Cayman Islands income taxes until 2014. The Hong Kong subsidiary is subject to Hong Kong profits tax at a rate of 16.5%. The joint venture enterprise -- SHPP is established in a special economic zone in the PRC and is subject to PRC income taxes at a rate of 15%. However, SHPP is exempted from PRC state and local income taxes for two years starting from the first year of profitable operations and then followed by a 50% reduction for the next three years. The first profitable year for SHPP was the year ended March 31, 1997.

     If the tax holiday for SHPP did not exist, the Group's income tax liabilities would have been increased by approximately Nil and $246,000 for the years ended March 31, 1996 and 1997, respectively, and approximately $273,000 and $376,000 for the nine months ended December 31, 1996 and 1997, respectively.

     Provision for income taxes for the year ended March 31, 1997 and for the nine months ended December 31, 1996 and 1997 represented provision for current Hong Kong profits tax. The reconciliation of the Hong Kong statutory profits tax rate to the effective income tax rate based on income (loss) before income taxes stated in the consolidated statements of operations is as follows:

                                           PERIOD/YEAR ENDED MARCH           NINE MONTHS ENDED
                                                     31,                       DECEMBER 31,
                                          -------------------------     ---------------------------
                                          1995      1996      1997         1996            1997
                                          -----     -----     -----     -----------     -----------
                                                                        (UNAUDITED)     (UNAUDITED)
    Hong Kong statutory profits tax
      rate..............................   16.5%     16.5%     16.5%        16.5%           16.5%
    Effect of tax exemption for SHPP....     --        --     (11.0)%      (12.3)%          (7.7)%
    Non-taxable income arising from
      activities which qualified as
      offshore..........................     --      (2.3)%      --           --              --
    Non-taxable/non-deductible
      activities........................     --       5.2%      7.7%         6.1%            3.2%
    Tax loss not recognized.............  (16.5)%   (19.4)%    (7.3)%       (5.6)%            --
                                          -----     -----     -----        -----           -----
    Effective income tax rate...........     --        --       5.9%         4.7%           12.0%
                                          =====     =====     =====        =====           =====

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

14.  COMMITMENTS

  a. Operating lease commitments

     The Group has various operating lease agreements for factory premises, which extend through 2007. Rental expenses for the period/years ended March 31, 1995, 1996 and 1997 were approximately $176,000, $941,000 and $929,000, respectively, and for the nine months ended December 31, 1996 and 1997 were approximately $697,000 and $544,000, respectively. Most leases contain renewal options. Future minimum rental payments as of March 31, 1997 and December 31, 1997, under agreements classified as operating leases with non-cancellable terms in excess of one year, are as follows:

                                                                  MARCH 31,     DECEMBER 31,
                                                                    1997            1997
                                                                  ---------     ------------
                                                                    $'000          $'000

                                                                                (UNAUDITED)
    Payable during the following period
      -- Within one year........................................      546             326
      -- Over one year but not exceeding two years..............      533             169
      -- Over two years but not exceeding three years...........      323              78
      -- Over three years but not exceeding four years..........      303              73
      -- Over four years but not exceeding five years...........      303              73
      -- Thereafter.............................................    1,244             343
                                                                    -----           -----
                                                                    3,252           1,062
                                                                    =====           =====

  b. Commitment related to a contractual joint venture

     Under the joint venture agreement for the establishment of Shenzhen Huaxuan Printing Product Co., Ltd., the Group has committed to pay a pre-determined annual fee to the third-party joint venture partner during the period from October 1995 to October 2010. As of March 31, 1997 and December 31, 1997, the total commitment for this pre-determined fee are $6,626,000 and $6,367,000, respectively, which are analyzed as follows:

                                                                  MARCH 31,     DECEMBER 31,
                                                                    1997            1997
                                                                  ---------     ------------
                                                                    $'000          $'000

                                                                                (UNAUDITED)
    Payable during the following period
      -- Within one year........................................      354             368
      -- Over one year but not exceeding two years..............      372             387
      -- Over two years but not exceeding three years...........      390             406
      -- Over three years but not exceeding four years..........      410             426
      -- Over four years but not exceeding five years...........      430             447
      -- Thereafter.............................................    4,670           4,333
                                                                    -----           -----
                                                                    6,626           6,367
                                                                    =====           =====

15.  BANKING FACILITIES

     As of March 31, 1997 and December 31, 1997, the Group had banking facilities of approximately $15,247,000 and $14,961,000, respectively, for overdrafts, loans and trade financing. Unused facilities as of the same dates amounted to approximately $13,415,000 and $14,961,000, respectively. These facilities were secured by:

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

15.  BANKING FACILITIES -- (CONTINUED)
          a. mortgages over the Group's land and buildings with a net book value of approximately $694,000 and Nil as of March 31, 1997 and December 31, 1997, respectively;

          b. pledges over the Group's machinery with a net book value of approximately $4,674,000 and $4,283,000 as of March 31, 1997 and December 31, 1997, respectively; and

        c. floating charge on all of the Group's accounts receivable and inventories.

16.  RELATED PARTY TRANSACTIONS

     The Group entered into the following transactions with related companies:

                                               PERIOD/YEAR ENDED             NINE MONTHS ENDED
                                                   MARCH 31,                   DECEMBER 31,
                                             ----------------------     ---------------------------
                                             1995     1996     1997        1996            1997
                                             ----     ----     ----     -----------     -----------
                                             $'000    $'000    $'000       $'000           $'000

                                                                        (UNAUDITED)     (UNAUDITED)
    Purchase of assets from Jumbo Light
      International Limited (Note a)
      -- Inventories.......................   --       59       --           --              --
      -- Equipment.........................   --      154       --           --              --
    Management fee paid to ZIC Holdings
      Limited (Note b).....................  105      421       --           --              --
    Rental expenses paid to Mr. Karl Chan
      Kok Wai, a director, and a company
      majority owned by him................  176      338      338          253             253
                                             ===      ===      ===          ===

     The Group had the following outstanding balances with related companies:

                                                                  MARCH 31,
                                                                -------------     DECEMBER 31,
                                                                1996     1997         1997
                                                                ----     ----     -------------
                                                                                      $'000
                                                                $'000    $'000     (UNAUDITED)
    Due from HYP Holdings Limited, the
      ultimate holding company................................    3        6            11
                                                                ===      ===            ==
    Due from related companies
      -- Jumbo Light International Limited
         (Note a).............................................  184      160            --
      -- Hua Yang Printing Company Limited
         (Note a).............................................  319       --            --
      -- ZIC Holdings Limited (Note b)........................   11       --            --
                                                                ---      ---
                                                                                        --
                                                                514      160
                                                                                        --
                                                                ===      ===
                                                                                        ==

     The balances due from the ultimate holding company and the related companies were unsecured, non-interest bearing and without pre-determined repayment terms.

NOTES --

     a. Jumbo Light International Limited and Hua Yang Printing Company Limited are beneficially owned by Mr. Karl Chan Kok Wai, who is a director of and has beneficial interest in the Company.

     b. ZIC Holdings Limited is a company in which certain directors of the Company are also directors.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

17.  SEGMENTAL ANALYSIS

  a. Net sales

     Net sales comprised:

                                                PERIOD/YEAR ENDED MARCH       NINE MONTHS ENDED
                                                          31,                   DECEMBER 31,
                                                -----------------------   -------------------------
                                                1995     1996     1997       1996          1997
                                                -----   ------   ------   -----------   -----------
                                                                             $'000         $'000
                                                $'000   $'000    $'000    (UNAUDITED)   (UNAUDITED)
    Sales of books............................  5,369   25,831   17,697      15,103        18,896
    Sales of paper box packaging..............    852    8,271   13,053       9,436        12,788
    Others....................................    379    2,301    2,659       2,132         1,129
                                                -----   ------   ------      ------        ------
                                                6,600   36,403   33,409      26,671        32,813
                                                =====   ======   ======      ======        ======

     Geographical analysis of net sales is as follows:

                                                PERIOD/YEAR ENDED MARCH       NINE MONTHS ENDED
                                                          31,                   DECEMBER 31,
                                                -----------------------   -------------------------
                                                1995     1996     1997       1996          1997
                                                -----   ------   ------   -----------   -----------
                                                                             $'000         $'000
                                                $'000   $'000    $'000    (UNAUDITED)   (UNAUDITED)
    Hong Kong.................................  2,109    9,543    5,422       4,435         4,367
    U.S.A. (export sales).....................  3,399   20,228   19,244      14,821        17,461
    United Kingdom (export sales).............    581    3,358    5,176       4,419         5,651
    Europe except United Kingdom (export
      sales)..................................     71      856    1,714       1,679         2,073
    Others (export sales).....................    440    2,418    1,853       1,317         3,261
                                                -----   ------   ------      ------        ------
                                                6,600   36,403   33,409      26,671        32,813
                                                =====   ======   ======      ======        ======

  b. Assets

     Substantially all of the Group's assets are located in Hong Kong and the PRC.

  c. Major customers

     Details of individual customers accounting for more than 5% of the Group's sales are as follows:

                                                     PERIOD/YEAR ENDED        NINE MONTHS ENDED
                                                         MARCH 31,              DECEMBER 31,
                                                     ------------------   -------------------------
                                                     1995   1996   1997      1996          1997
                                                     ----   ----   ----   -----------   -----------
                                                                          (UNAUDITED)   (UNAUDITED)
    Mattel HK Ltd. ................................   3.0%  12.8%  23.8%      20.4%         26.0%
    Jetta Co., Ltd. ...............................  11.8%  10.8%  12.1%      12.3%         11.2%
    Intervisual Books Inc. ........................  17.9%  12.4%  10.6%      13.0%          8.8%
    Imago Publishing Ltd. .........................   4.0%   4.8%   6.5%       7.7%          2.6%
    The Putnam Publishing Group....................   9.5%   5.4%   5.9%       5.2%          0.7%
    Joshua Morris Publishing Inc./Victoria House
      Publishing Ltd. .............................  11.6%   9.5%   4.7%       5.7%          7.4%
    Watermark International Inc. ..................   6.4%   0.8%   0.7%       0.9%          0.8%
    UR1 International Fty. Ltd.....................    --     --    3.8%        --           5.7%
    Van Der Meer Paper Design Ltd..................   5.0%   3.7%   2.7%       3.4%          5.1%
                                                     ====   ====   ====       ====          ====

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

17.  SEGMENTAL ANALYSIS -- (CONTINUED)
  d. Major suppliers

     Details of individual suppliers accounting for more than 5% of the Group's purchases are as follows:

                                                      PERIOD/YEAR ENDED       NINE MONTHS ENDED
                                                          MARCH 31,             DECEMBER 31,
                                                      -----------------   -------------------------
                                                      1995  1996   1997      1996          1997
                                                      ---   ----   ----   -----------   -----------
                                                                          (UNAUDITED)   (UNAUDITED)
    Mattel Toys (H.K.) Ltd. ........................   --    6.7%  16.3%      14.3%         12.5%
    Sun Hing Paper Co. Ltd. ........................  5.8%  10.0%   9.7%       9.8%         10.5%
    Sung Kee Hong Ltd. .............................  6.9%   8.6%   9.6%       8.8%         10.8%
    U Kwong Industrial Ltd. ........................  0.7%   4.1%   8.3%       7.0%          6.2%
    Votra Hymsum Ltd. ..............................  1.1%  12.5%   1.0%       1.0%          0.9%
    Spicer Paper (H.K.) Ltd. .......................  6.9%   4.5%   2.1%       2.0%          0.9%
    Yuen Cheung Paper Merchant......................  2.0%   4.0%   4.6%       4.3%          8.6%
    Riverwood International Asia Pacific............   --     --    3.8%       2.0%          6.3%
                                                      ===   ====   ====       ====          ====

18.  OPERATING RISK

  a. Country risk

     The Group's operations are conducted in Hong Kong and the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and the PRC, and by the general state of the Hong Kong and the PRC economies.

     Effective from July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region of the PRC (the "Hong Kong SAR"). As provided in the Basic Law of the Hong Kong SAR of the PRC, the Hong Kong SAR will have full economic autonomy and its own legislative, legal and judicial systems for fifty years. The Group's management does not believe that the transfer of sovereignty over Hong Kong has an adverse impact on the Company's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

  b. Dependence on strategic relationship

     The Group conducts its manufacturing operations through a contractual joint venture (SHPP) established between the Group and a PRC party. The deterioration of this strategic relationship may have an adverse effect on the operations of the Group.

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

18.  OPERATING RISK -- (CONTINUED)
  c. Concentration of credit risk

     Concentration of accounts receivable as of March 31, 1996 and 1997 and December 31, 1997 are as follows:

                                                                  MARCH 31,
                                                                -------------     DECEMBER 31,
                                                                1996     1997         1997
                                                                ----     ----     ------------
                                                                                     $'000
                                                                $'000    $'000    (UNAUDITED)
    Five largest accounts receivable..........................   49%      61%          58%
                                                                ====     ====         ===

     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in the aggregate have not exceeded management's projections.

19.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     a. Cash paid for interest is as follows:

                                             PERIOD/YEAR ENDED MARCH           NINE MONTHS ENDED
                                                       31,                       DECEMBER 31,
                                            -------------------------     ---------------------------
                                                      1996      1997         1996            1997
                                                      -----     -----     -----------     -----------
                                                      $'000     $'000        $'000           $'000
                                            1995                          (UNAUDITED)     (UNAUDITED)
                                            -----
                                            $'000
    Interest..............................    2        221       282          222             137
                                            ====      ====      ====         ====            ====

     b. Supplemental disclosure of non-cash investing activities:

     During the year ended March 31, 1996, the Group entered into capital lease arrangements to purchase property, machinery and equipment with a total capital value at the inception of leases of approximately $2,545,000.

     c. Supplemental disclosure of non-cash financing activities:

                                            PERIOD/YEAR ENDED MARCH           NINE MONTHS ENDED
                                                      31,                       DECEMBER 31,
                                           -------------------------     ---------------------------
                                                     1996      1997         1996            1997
                                                     -----     -----     -----------     -----------
                                                     $'000     $'000        $'000           $'000
                                           1995                          (UNAUDITED)     (UNAUDITED)
                                           -----
                                           $'000
    Issuance of common stock and
      preferred stock for acquisition of
      business (NOTE 1)..................  9,108       --        --           --              --
                                            ====     ====      ====         ====            ====

                  HUA YANG HOLDINGS CO., LTD. AND SUBSIDIARIES

19.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -- (CONTINUED)
     d. Supplemental disclosure of investing activities:

                                           PERIOD/YEAR ENDED MARCH            NINE MONTHS ENDED
                                                     31,                        DECEMBER 31,
                                          --------------------------     ---------------------------
                                                     1996      1997         1996            1997
                                                     -----     -----     -----------     -----------
                                                     $'000     $'000        $'000           $'000
                                           1995                          (UNAUDITED)     (UNAUDITED)
                                          ------
                                          $'000
    Fair value of assets acquired.......  20,625       --        --           --              --
    Liabilities assumed.................  (6,662)      --        --           --              --
    Goodwill............................  22,471       --        --           --              --
    Common stock issued.................  (9,108)      --        --           --              --
                                             ---     -----     ---- -     ---- -          ---- -
    Cash paid...........................  27,326       --        --           --              --
    Less: Cash acquired.................  (1,587)      --        --           --              --
                                             ---     -----     ---- -     ---- -          ---- -
    Net cash paid for acquisition of      25,739       --        --           --              --
      business..........................
                                          ======     =====     =====       =====           =====

20.  OTHER SUPPLEMENTAL INFORMATION

     The following items were included in the consolidated statements of operations:

                                           PERIOD/YEAR ENDED MARCH           NINE MONTHS ENDED
                                                     31,                       DECEMBER 31,
                                          -------------------------     ---------------------------
                                                    1996      1997         1996            1997
                                                    -----     -----     -----------     -----------
                                                    $'000     $'000        $'000           $'000
                                          1995                          (UNAUDITED)     (UNAUDITED)
                                          -----
                                          $'000
    Depreciation of property, machinery
      and equipment
      -- owned assets...................   157        731       875          422             731
      -- assets held under capital
         leases.........................    --        138       276          207             207
    Provision for bad and doubtful trade
      receivables.......................   268         --       446           59             408
    Provision for slow-moving and
      obsolete inventories..............   453         --        76           58             259
    Provision for claims................    --         --        --           --             472
    Provision for permanent diminution
      in value of investment in a
      subsidiary........................    --         --        84           --              --
    Interest expenses for
      -- bank overdrafts and loans......     2        172        85           68               9
      -- capital lease obligations......    --         49       197          154             128
    Operating lease rentals for
      premises..........................   176        941       929          697             544
    Repairs and maintenance expenses....    15         11        10            8              10
    Salary and employee benefits........   703      4,580     5,004        3,967           3,750
    Interest income from bank
      deposits..........................     3         40       127           60             364
    Net foreign exchange gain (loss)....    27        (60)        6            6             (39)
                                           ===      =====     =====        =====           =====

LOGO

LOGO

======================================================

  No person has been authorized to give any information or to make any representation in connection with the Offering being made hereby not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Underwriters or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Reports to Shareholders...............     3
Currency Conversions..................     4
Enforceability of Civil Liabilities...     4
Prospectus Summary....................     5
Risk Factors..........................     9
Forward-Looking Statements............    18
The Hua Yang Acquisition..............    19
Use of Proceeds.......................    21
Price Range of ADSs...................    21
Dividends and Dividend Policy.........    21
Capitalization........................    22
Selected Consolidated Financial
  Data................................    23
Pro Forma Financial Data..............    27
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    31
Business..............................    40
Management............................    48
Principal and Selling Shareholders....    53
Certain Transactions..................    55
Description of Senior Credit
  Facility............................    57
Description of Shares.................    58
Description of American Depositary
  Receipts............................    60
Shares Eligible for Future Sale.......    67
Taxation..............................    68
Certain Foreign Issuer
  Considerations......................    73
Underwriting..........................    74
Legal Matters.........................    77
Experts...............................    77
Additional Information................    77
Index to Financial Statements.........   F-1

                            ------------------------

======================================================
======================================================

                                   3,000,000
                           AMERICAN DEPOSITARY SHARES
                     REPRESENTING 3,000,000 ORDINARY SHARES

                                      LOGO

                                 [DOLL GRAPHIC]

                        --------------------------------

                                   PROSPECTUS
                        --------------------------------

                              VAN KASPER & COMPANY

                       GERARD KLAUER MATTISON & CO., INC.

                                 MARCH   , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering of the securities being registered, other than the underwriting discount and commission. All of the amounts are estimates except for the SEC registration fee and NASD filing fee.

                                                                             AMOUNT
                                                                           TO BE PAID
                                                                           ----------
        SEC registration fee...........................................    $   16,656
        NASD filing fee................................................         5,330
        Blue Sky fees and expenses.....................................         5,000
        Printing and engraving expenses................................       200,000
        Legal fees and expenses........................................       350,000
        Accounting fees and expenses...................................       250,000
        Miscellaneous expenses.........................................       399,014
                                                                           ----------
        Total..........................................................    $1,226,000
                                                                           ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 9 of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, which provides for indemnification of the directors and officers of the Company who sign the Registration Statement by the Underwriters against certain liabilities, including those arising under the Securities Act, in certain circumstances.

     Under Hong Kong law, the organizational documents may not contain any provisions indemnifying directors, officers, employees and agents of the Company for acts performed in such capacity. The Company intends to purchase standard directors' and officers' liability insurance on behalf of its directors and executive officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant granted incentive stock options and/or non-statutory stock options to employees, directors and consultants under its 1997 Equity Incentive Plan exercisable for up to an aggregate of 196,000 shares of the Registrant's Shares at an exercise price of $9.125 per share. No options to purchase Shares have been cancelled or have lapsed without being exercised.

     In connection with its acquisition of Hua Yang, the Company issued an aggregate 666,667 Shares to Karl Chan, HYP Holdings Limited and Mr. Karl Chan
(BVI) Holdings Limited, the shareholders of Hua Yang, pursuant to Regulation S and/or Regulation D of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.

      1.1*          Form of Underwriting Agreement among Zindart Limited, Van Kasper &
                    Company and Gerard Klauer Mattison & Co., Inc.
      2.1           Exchange Agreement among Zindart Limited, Hua Yang Holdings Co., Ltd.,
                    Hua Yang Printing Holdings Co., Limited, the shareholders of Hua Yang
                    Holdings Co., Limited and certain beneficial owners of such shareholders
      3.1(1)        Amended and Restated Memorandum of Association of the Company
      3.2*          Amended and Restated Articles of Association of the Company

      4.1(1)        Deposit Agreement between Zindart Limited and The Bank of New York
      4.2(2)        1997 Equity Incentive Plan of the Company.
      5.1           Opinion of Robert W.H. Wang & Co., Hong Kong counsel to the Company as to certain legal matters with respect to the legality of the Shares
      8.1           Opinion of Cooley Godward LLP, as to certain tax matters in the U. S.
      8.2*          Opinion of Guangzhou Law Office, the PRC counsel to the Company, as to certain tax matters in the PRC
      8.3           Opinion of Robert W.H. Wang & Co., Hong Kong counsel to the Company, as to certain tax matters in Hong Kong (included in Exhibit 5.1)
     10.1(a)(1)     Sino-Foreign Co-Operation Contract, Zindart Toys (Dongguan) Company
                    Limited, between Dongguan Hengli Trading General Company and Zindart
                    Industrial Company Limited, dated September 8, 1994
     10.1(b)(1)     Sino-Foreign Co-Operation, Zindart Toys (Dongguan) Company Limited,
                    Supplemental Contract, between Dongguan Hengli Trading General Company and Zindart Industrial Company Limited, dated December 5, 1995
     10.1(c)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1993) No. 49
     10.1(d)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 664
     10.1(e)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 665
     10.1(f)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 666
     10.2           Processing Agreement between Zindart Limited and Dongguan Hengli Industry
                    Development Company dated August 18, 1997.
     10.3           Sino-Foreign Cooperation Contract between Shenzhen City Boan District
                    Xixian Town Gushu Economic Development Company Limited and Hua Yang
                    Printing Holdings Co. Limited dated 28th May, 1995.
     10.4           Standard Chartered Bank, Banking Facilities, dated May 12 and October 4,
                    1997.
     10.5           Hong Kong Bank, Banking Facilities, dated January 22, 1997
     10.6(1)        Agreement Regarding Future Share Distributions, dated January 31, 1997, between Van Kasper & Company, Zindart Limited and Zindart Pte. Limited.
     10.7           Form of First Amendment to Agreement Regarding Future Share Distributions
                    among Van Kasper & Company, Zindart Limited, ZIC Holdings Limited, Ertl
                    (Hong Kong) Limited and Longvest Management Limited
     10.8**         Form of Service Agreement
     10.9**         Form of Sales Restriction Agreement
     10.10          Revolving Credit Facility Agreement among Zindart Limited, Credit Suisse
                    First Boston Hong Kong Branch, Credit Suisse First Boston Singapore
                    Branch, Credit Suisse First Boston Labuan Branch and Standard Chartered
                    Bank dated as of February 9, 1998.
     10.11*         Termination Agreement regarding the Zhong Xin factory between the Company and the Guangzhou Light Industry Holdings Toys Import and Export Company
                    effective December 31, 1997.
     10.12*         Termination Agreement regarding the Xin Xing factory between the Company and the Guangzhou Xinjiap Huangpu Economic Development Company dated May
                    7, 1997.

     10.13*         Agreement of Utilization of Factory, Warehouse and Dormitory dated
                    January 24, 1995.
     10.14*         Tenancy Agreement for the Nan Yang factory between Bo An Area Xi Heung
                    Zhen Goo Yung Cheun Committee and Hua Yang dated April 1, 1997.
     10.15*         Tenancy Agreement for Dong Sand Factory dated December 22, 1995.
     10.16*         Tenancy Agreement of Dormitory between Goo Yung Economics Development Co.
                    and Hua Yang dated August 1997.
     10.17          Management Agreement between the Company and Karl K. W. Chan dated
                    January 31, 1998.
     21.1           Subsidiaries of the Registrant
     23.1           Consent of Arthur Andersen & Co., independent auditors
     23.2           Consent of Robert W.H. Wang & Co. (included in Exhibit 5.1)
     23.3           Consent of Cooley Godward LLP
     23.4*          Consent of Guangzhou Law Office (included in Exhibit 8.2)
     23.5**         Consent of Gordon L.M. Seow
     23.6**         Consent of Karl K.W. Chan
     23.7**         Consent of Victor J. H. P. Yang

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-17973).

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-7786).

  * To be filed by amendment.

 ** Previously filed.

(b) FINANCIAL STATEMENT SCHEDULES

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement at the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To provide the Underwriter at the closing specified in the underwriting agreement, ADRs in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing Form F-1 and has caused this Amendment No. 1 to its Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 17, 1998.

                                          ZINDART LIMITED

                                          By: /s/  GEORGE K.D. SUN

                                          --------------------------------------
                                              George K.D. Sun
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Feather Fok and George K.D. Sun, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individuals and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ GEORGE K.D. SUN                         Chief Executive Officer     Date: February 17, 1998
----------------------------------------    and Director
George K.D. Sun

/s/ FEATHER S.Y. FOK                        Chief Operating Officer,    Date: February 17, 1998
----------------------------------------    Chief Financial Officer
Feather S.Y. Fok                            and Director (Principal
                                            Financial Officer)

/s/ VICKIE W.K. SO                          Financial Controller        Date: February 17, 1998
----------------------------------------    (Principal Accounting
Vickie W.K. So                              Officer)

/s/ ROBERT A. THELEEN                       Chairman of the Board       Date: February 17, 1998
----------------------------------------
Robert A. Theleen

/s/ ALEXANDER M.K. NGAN                     Director                    Date: February 17, 1998
----------------------------------------
Alexander M.K. Ngan

/s/ GEORGE VOLANAKIS                        Director                    Date: February 17, 1998
----------------------------------------
George Volanakis

/s/ JAMES E. GILLERAN                       Director                    Date: February 17, 1998
----------------------------------------
James E. Gilleran

/s/ LEO PAUL KOULOS                         Director                    Date: February 17, 1998
----------------------------------------
Leo Paul Koulos

/s/ STANLEY WANG                            Director                    Date: February 17, 1998
----------------------------------------
Stanley Wang

/s/ BANK OF NEW YORK                        Authorized U.S.             Date: February 17, 1998
----------------------------------------    Representative
Bank of New York

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
                                                                                         PAGE
                                                                                     ------------
      1.1*          Form of Underwriting Agreement among Zindart Limited, Van
                    Kasper & Company and Gerard Klauer Mattison & Co., Inc.
      2.1           Exchange Agreement among Zindart Limited, Hua Yang Holdings
                    Co., Ltd., Hua Yang Printing Holdings Co., Limited, the
                    shareholders of Hua Yang Holdings Co., Limited and certain beneficial owners of such shareholders
      3.1(1)        Amended and Restated Memorandum of Association of the Company
      3.2*          Amended and Restated Articles of Association of the Company
      4.1(1)        Deposit Agreement between Zindart Limited and The Bank of New
                    York
      4.2(2)        1997 Equity Incentive Plan of the Company.
      5.1           Opinion of Robert W.H. Wang & Co., Hong Kong counsel to the
                    Company as to certain legal matters with respect to the
                    legality of the Shares
      8.1           Opinion of Cooley Godward LLP, as to certain tax matters in the
                    U. S.
      8.2*          Opinion of Guangzhou Law Office, the PRC counsel to the
                    Company, as to certain tax matters in the PRC
      8.3           Opinion of Robert W.H. Wang & Co., Hong Kong counsel to the
                    Company, as to certain tax matters in Hong Kong (included in
                    Exhibit 5.1)
     10.1(a)(1)     Sino-Foreign Co-Operation Contract, Zindart Toys (Dongguan)
                    Company Limited, between Dongguan Hengli Trading General
                    Company and Zindart Industrial Company Limited, dated September
                    8, 1994
     10.1(b)(1)     Sino-Foreign Co-Operation, Zindart Toys (Dongguan) Company
                    Limited, Supplemental Contract, between Dongguan Hengli Trading
                    General Company and Zindart Industrial Company Limited, dated
                    December 5, 1995
     10.1(c)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1993) No. 49
     10.1(d)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 664
     10.1(e)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 665
     10.1(f)(1)     Land Use Certificate for State-Owned Land, Dongguan Government
                    State-Owned (1994) No. 666
     10.2           Processing Agreement between Zindart Limited and Dongguan
                    Hengli Industry Development Company dated August 18, 1997.
     10.3           Sino-Foreign Cooperation Contract between Shenzhen City Boan
                    District Xixian Town Gushu Economic Development Company Limited
                    and Hua Yang Printing Holdings Co. Limited dated 28th May,
                    1995.
     10.4           Standard Chartered Bank, Banking Facilities, dated December 24,
                    1996 and May 12, 1997.
     10.5           Hong Kong Bank, Banking Facilities, dated May 22, 1996

                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
                                                                                         PAGE
                                                                                     ------------
     10.6(1)        Agreement Regarding Future Share Distributions, dated January
                    31, 1997, between Van Kasper & Company, Zindart Limited and
                    Zindart Pte. Limited.
     10.7           Form of First Amendment to Agreement Regarding Future Share
                    Distributions among Van Kasper & Company, Zindart Limited, ZIC
                    Holdings Limited, Ertl (Hong Kong) Limited and Longvest
                    Management Limited
     10.8**         Form of Service Agreement
     10.9**         Form of Sales Restriction Agreement
     10.10          Revolving Credit Facility Agreement among Zindart Limited,
                    Credit Suisse First Boston Hong Kong Branch, Credit Suisse
                    First Boston Singapore Branch, Credit Suisse First Boston
                    Labuan Branch and Standard Chartered Bank dated as of February
                    9, 1998.
     10.11*         Termination Agreement regarding the Zhong Xin factory between the Company and the Guangzhou Light Industry Holdings Toys
                    Import and Export Company effective December 31, 1997.
     10.12*         Termination Agreement regarding the Xin Xing factory between the Company and the Guangzhou Xinjiap Huanngpu Economic
                    Development Company dated May 7, 1997.
     10.13*         Agreement of Utilization of Factory, Warehouse and Dormitory
                    dated January 24, 1995.
     10.14*         Tenancy Agreement for the Nan Yang factory between Bo An Area
                    Xi Heung Zhen Goo Yung Cheun Committee and Hua Yang dated April
                    1, 1997.
     10.15*         Tenancy Agreement for Dong Sand Factory dated December 22,
                    1995.
     10.16*         Tenancy Agreement of Dormitory between Goo Yung Economics
                    Development Co. and Hua Yang dated August 1997.
     10.17          Management Agreement between the Company and Karl K. W. Chan dated January 31, 1998.
     21.1           Subsidiaries of the Registrant
     23.1           Consent of Arthur Andersen & Co., independent auditors
     23.2           Consent of Robert W.H. Wang & Co. (included in Exhibit 5.1)
     23.3           Consent of Cooley Godward LLP
     23.4*          Consent of Guangzhou Law Office (included in Exhibit 8.2)
     23.5**         Consent of Gordon L.M. Seow
     23.6**         Consent of Karl K.W. Chan
     23.7**         Consent of Victor J. H. P. Yang

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-17973).

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-7786).

  * To be filed by amendment.

 ** Previously filed.